FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-258342-02

JULY [ ], 2022

BENCHMARK 2022-B36

Commercial Mortgage Trust

Draft Collateral Term Sheet

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Drexel Hamilton, LLC and Academy Securities, Inc., (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333- 258342) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 408-1016 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.

THE SECURITIES TO WHICH THIS INFORMATION RELATES WILL BE MORE FULLY DESCRIBED IN A PROSPECTUS (THE “PROSPECTUS”), WHICH IS NOT YET AVAILABLE. THE PROSPECTUS WILL CONTAIN MATERIAL INFORMATION THAT IS NOT CONTAINED IN THESE MATERIALS (INCLUDING WITHOUT LIMITATION A DETAILED DISCUSSION OF RISKS ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES, UNDER THE HEADING “RISK FACTORS” IN THE PROSPECTUS).

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE. Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG, acting through its New York Branch.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/ORTHEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	Benchmark 2022-B36

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$753,806,375
Number of Mortgage Loans:	31
Number of Mortgaged Properties:	69
Average Cut-off Date Balance per Mortgage Loan:	$24,316,335
Weighted Average Current Mortgage Rate:	5.13935%
10 Largest Mortgage Loans as % of IPB:	67.8%
Weighted Average Remaining Term to Maturity:	110 months
Weighted Average Seasoning:	1 month
Credit Statistics
Weighted Average UW NCF DSCR(1):	2.07x
Weighted Average UW NOI DY(1):	11.1%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(2):	51.9%
Weighted Average Maturity Date LTV(1)(2):	51.8%
Other Statistics
% of Mortgage Loans with Additional Debt(3):	8.8%
% of Mortgaged Properties with Single Tenants:	11.7%
Amortization
Weighted Average Original Amortization Term(4):	293 months
Weighted Average Remaining Amortization Term(4):	293 months
% of Mortgage Loans with Interest-Only:	97.5%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	2.5%
Lockbox / Cash Management(5)
% of Mortgage Loans with In-Place, Hard Lockboxes:	66.0%
% of Mortgage Loans with Springing Lockboxes:	25.2%
% of Mortgage Loans with Soft (Residential) / Hard (Commercial) Lockboxes:	8.8%
% of Mortgage Loans with Springing Cash Management:	91.2%
% of Mortgage Loans with In-Place Cash Management:	8.8%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	81.2%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	24.1%
% of Mortgage Loans Requiring Monthly CapEx Reserves(6):	77.3%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	53.8%

(1)	In the case of Loan Nos. 1, 2, 3, 6, 8 and 20, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate debt.

(2)	In the case of Loan Nos. 4, 8, 9, 19 and 28, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.

(3)	Excludes Loan No. 12 with respect to an exchange transaction note in connection with, and to partially fund, the acquisition of the related Mortgaged Property. For a more detailed description, refer to the “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Indebtedness” in the Preliminary Prospectus.

(4)	Excludes 29 mortgage loans that are interest-only for the entire term.

(5)	For a more detailed description of Lockbox / Cash Management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.

(6)	CapEx Reserves include FF&E reserves for hotel properties.

(7)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by retail, office, industrial and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
CREFI(1)	7	14	$260,670,000	34.6%
GACC(2)	12	15	$179,612,500	23.8%
GSMC(3)	8	36	$153,911,375	20.4%
JPMCB(1)	3	3	$88,612,500	11.8%
CREFI/JPMCB(1)(4)	1	1	$71,000,000	9.4%
Total	31	69	$753,806,375	100.0%

(1)	In the case of Loan No. 1, the whole loan was co-originated by CREFI, Wells Fargo Bank, National Association (“WFBNA”) and JPMCB. In the case of Loan No. 2, the whole loan was co-originated by CREFI, Bank of Montreal (“BMO”) and Starwood Mortgage Capital LLC (“SMC”). In the case of Loan No. 6, the whole loan was co-originated by JPMCB and Morgan Stanley Bank, N.A, (“MSBNA”).

(2)	Each mortgage loan being sold by German American Capital Corporation (“GACC”) (with the exception of Loan Nos. 16 and 24) was originated or co-originated by DBRI, an affiliate of GACC. Each mortgage loan being sold by GACC will be transferred to GACC on or prior to the Closing Date. With respect to Loan Nos. 16 and 24, the mortgage loans were originated by unaffiliated third-parties, BSPRT CMBS Finance, LLC and Ladder Capital Finance, LLC, respectively.

(3)	Each mortgage loan being sold by Goldman Sachs Mortgage Company (“GSMC”) was originated or co-originated by GSBI, an affiliate of GSMC, and will be transferred to GSMC on or prior to the Closing Date.

(4)	In the case of Loan No. 1, the whole loan was co-originated by CREFI and JPMCB. Loan No. 1 is evidenced by four promissory notes: (i) Note A-3-1, Notes A-3-2 and Note A-3-3, with a principal balance of $48,000,000 as of the Cut-off Date, as to which JPMCB is acting as mortgage loan seller and (ii) Note A-1-3, with a principal balance of $23,000,000 as of the Cut-off Date, as to which CREFI is acting as mortgage loan seller.

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF / Units	Property Type	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
1	79 Fifth Avenue	CREFI/JPMCB	1	$71,000,000	9.4%	345,751	Office	1.61x	8.4%	60.8%	60.8%
2	Yorkshire & Lexington Towers	CREFI	2	66,000,000	8.8%	808	Multifamily	3.61x	11.1%	33.3%	33.3%
3	39 Broadway	CREFI	1	65,000,000	8.6%	450,583	Office	2.09x	11.6%	38.6%	38.6%
4	935 & 953 Sycamore	GACC	1	60,000,000	8.0%	138,294	Mixed Use	1.72x	9.8%	51.3%	51.3%
5	JANAF Shopping Yard	CREFI	1	60,000,000	8.0%	842,216	Retail	2.04x	12.2%	56.4%	56.4%
6	One Campus Martius	JPMCB	1	50,000,000	6.6%	1,356,325	Office	1.74x	11.5%	60.1%	60.1%
7	Gateway Plaza	GSMC	1	40,000,000	5.3%	333,030	Office	2.69x	17.1%	45.4%	45.4%
8	The Lion Building	GACC	1	35,000,000	4.6%	172,328	Mixed Use	1.74x	9.7%	58.8%	58.8%
9	NMC Industrial Portfolio I	GSMC	24	32,076,375	4.3%	606,967	Industrial	2.05x	9.9%	57.3%	57.3%
10	Keylock Storage Portfolio II	CREFI	5	32,000,000	4.2%	414,658	Self-Storage	1.60x	9.2%	55.1%	55.1%

	Top 3 Total/Weighted Average		4	$202,000,000	26.8%			2.42x	10.3%	44.7%	44.7%
	Top 5 Total/Weighted Average		6	$322,000,000	42.7%			2.22x	10.6%	48.1%	48.1%
	Top 10 Total/Weighted Average		38	$511,076,375	67.8%			2.13x	11.0%	50.8%	50.8%

(1)	In the case of Loan Nos. 1, 2, 3, 6 and 8, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate debt.

(2)	In the case of Loan Nos. 4, 8 and 9, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

Collateral Characteristics

Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	79 Fifth Avenue	A-1-1	$50,000,000	$50,000,000	CGCMT 2022-GC48	Yes	Midland	Midland
		A-1-2	$23,000,000	$23,000,000	BMO 2022-C2	No
		A-1-3, A-3-1, A-3-2, A-3-3	$71,000,000	$71,000,000	BMARK 2022-B36	No
		A-2-1	$70,000,000	$70,000,000	BANK 2022-BNK42	No
		A-2-2	$13,000,000	$13,000,000	WFB	No
		A-2-3-1	$12,000,000	$12,000,000	WFB	No
		A-2-3-2	$1,000,000	$1,000,000	BANK 2022-BNK42	No
		Total	$240,000,000	$240,000,000
2	Yorkshire & Lexington Towers	A-1	$25,000,000	$25,000,000	BMO	No
		A-2	$25,000,000	$25,000,000	BBCMS 2022-C16	No
		A-3, A-12, A-15, A-18	$66,000,000	$66,000,000	BMARK 2022-B36	No
		A-4	$20,000,000	$20,000,000	CGCMT 2022-GC48	No
		A-5	$20,000,000	$20,000,000	BBCMS 2022-C16	No
		A-6	$20,000,000	$20,000,000	BMO 2022-C2	No
		A-7	$20,000,000	$20,000,000	BMO 2022-C2	No
		A-8	$20,000,000	$20,000,000	BBCMS 2022-C16	No
		A-9	$20,000,000	$20,000,000	CGCMT 2022-GC48	No
		A-10	$20,000,000	$20,000,000	BMO	No
		A-11	$20,000,000	$20,000,000	CGCMT 2022-GC48	No
		A-13	$10,000,000	$10,000,000	BMO 2022-C2	No
		A-14	$10,000,000	$10,000,000	BMO 2022-C2	No
		A-16	$12,000,000	$12,000,000	BMO	No
		A-17	$10,000,000	$10,000,000	BMO 2022-C2	No
		B-1(1)	$147,666,667	$147,666,667	CGCMT 2022-GC48 (Loan Specific)	Yes
		B-2(1)	$73,833,333	$73,833,333	CGCMT 2022-GC48 (Loan Specific)	Yes	Midland	Midland
		Total	$539,500,000	$539,500,000
3	39 Broadway	A-1	$65,000,000	$65,000,000	BMARK 2022-B36	Yes	Midland	Midland
		A-2	$20,000,000	$20,000,000	CREFI	No
		Total	$85,000,000	$85,000,000
6	One Campus Martius	A-1	$50,000,000	$50,000,000	BMARK 2022-B36	Yes	Midland	Midland
		A-2	$30,000,000	$30,000,000	JPMCB	No
		A-3	$25,000,000	$25,000,000	JPMCB	No
		A-4	$15,800,000	$15,800,000	JPMCB	No
		A-5	$10,000,000	$10,000,000	JPMCB	No
		A-6	$46,200,000	$46,200,000	MSBNA	No
		A-7	$25,000,000	$25,000,000	MSBNA	No
		A-8	$16,000,000	$16,000,000	MSBNA	No
		Total	$218,000,000	$218,000,000
8	The Lion Building	A-1	$50,000,000	$50,000,000	BMO 2022-C2	Yes	Midland	Rialto
		A-2-1	$15,000,000	$15,000,000	BMO 2022-C2	No
		A-2-2, A-3, A-4	$35,000,000	$35,000,000	BMARK 2022-B36	No
		Total	$100,000,000	$100,000,000
20	The Reef	A-1	$50,000,000	$50,000,000	BMARK 2022-B35	Yes	KeyBank	KeyBank
		A-2	$40,000,000	$40,000,000	BMARK 2022-B35	No
		A-3	$25,000,000	$25,000,000	BMO 2022-C2	No
		A-4-1	$15,000,000	$15,000,000	BMO 2022-C2	No
		A-4-2	$10,000,000	$10,000,000	BMARK 2022-B36	No
		A-5	$10,000,000	$10,000,000	BMARK 2022-B35	No
		Total	$150,000,000	$150,000,000

(1)	Each note represents a subordinate companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

Collateral Characteristics

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI DY(2)	Total Debt UW NOI DY
2	Yorkshire & Lexington Towers	$66,000,000	$396,000,000	$714,000,000	3.61x	1.20x	33.3%	74.8%	11.1%	5.0%
(1)	In the case of Loan No. 2, Subordinate Debt Cut-off Date Balance represents one or more Subordinate Companion Loan(s) and related mezzanine loan(s).

(2)	In the case of Loan No. 2, Mortgage Loan UW NCF DSCR, Mortgage Loan UW NOI DY and Mortgage Loan Cut-off Date LTV calculations exclude the related Subordinate Companion Loan(s) and related mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV (2)(3)
Office	CBD	4	226,000,000	30.0	90.4%	1.97x	11.5%	51.5%	51.5%
	Suburban	1	$20,000,000	2.7%	95.4%	1.44x	9.5%	62.7%	62.7%
	Subtotal:	5	$246,000,000	32.6%	90.8%	1.93x	11.4%	52.4%	52.4%

Retail	Anchored	4	$115,212,500	15.3%	92.9%	2.10x	12.1%	58.0%	58.0%
	Single Tenant	2	6,600,000	0.9	100.0%	1.61x	9.9%	45.7%	45.7%
	Unanchored	1	5,800,000	0.8	92.0%	1.54x	10.0%	59.3%	59.3%
	Subtotal:	7	$127,612,500	16.9%	93.2%	2.05x	11.9%	57.4%	57.4%

Mixed Use	Office/Retail	2	$70,000,000	9.3%	93.5%	1.81x	10.3%	50.1%	50.1%
	Industrial/Office	3	47,572,500	6.3	100.0%	1.80x	9.9%	57.4%	57.4%
	Subtotal:	5	$117,572,500	15.6%	96.1%	1.80x	10.2%	53.1%	53.1%

Self Storage	Self Storage	18	$102,452,500	13.6%	91.9%	1.76x	10.0%	52.4%	52.4%
	Subtotal:	18	$102,452,500	13.6%	91.9%	1.76x	10.0%	52.4%	52.4%

Industrial	Flex	23	$38,259,948	5.1%	99.1%	1.89x	10.1%	59.5%	58.3%
	Warehouse/Distribution	3	14,878,927	2.0	100.0%	2.03x	9.8%	57.5%	57.5%
	Manufacturing/Distribution	1	14,317,500	1.9	100.0%	2.03x	9.8%	57.5%	57.5%
	Manufacturing	3	10,062,500	1.3	100.0%	2.04x	9.9%	57.5%	57.5%
	Subtotal:	30	$77,518,875	10.3%	99.6%	1.96x	10.0%	58.5%	57.9%

Multifamily	High Rise	2	66,000,000	8.8	96.4%	3.61x	11.1%	33.3%	33.3%
	Subtotal:	2	$66,000,000	8.8%	96.4%	3.61x	11.1%	33.3%	33.3%

Hospitality	Full Service	1	$10,600,000	1.4%	61.2%	2.56x	25.4%	28.6%	21.1%
	Subtotal:	1	$10,600,000	1.4%	61.2%	2.56x	25.4%	28.6%	21.1%

Other	Leased Fee	1	$6,050,000	0.8%	NAP	1.90x	10.9%	45.8%	45.8%
	Subtotal:	1	$6,050,000	0.8%	NAP	1.90x	10.9%	45.8%	45.8%

	Total / Weighted Average:	69	$753,806,375	100.0%	92.4%	2.07x	11.1%	51.9%	51.8%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 6, 8 and 20, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate debt.

(3)	In the case of Loan Nos. 4, 8, 9, 19 and 28, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV (2)(3)
New York	5	$208,050,000	27.6%	89.5%	2.40x	10.3%	44.7%	44.7%
Virginia	3	108,000,000	14.3	93.4%	2.28x	14.0%	51.6%	51.6%
California	3	105,000,000	13.9	95.6%	1.79x	10.1%	53.0%	53.0%
Michigan	3	56,792,500	7.5	88.4%	1.75x	11.4%	60.7%	60.7%
Florida	8	51,395,712	6.8	88.6%	1.83x	13.0%	50.7%	49.2%
Alabama	22	34,652,272	4.6	100.0%	2.05x	9.9%	57.3%	57.3%
Illinois	1	28,012,500	3.7	95.0%	2.21x	11.7%	65.9%	65.9%
Idaho	4	27,314,148	3.6	91.1%	1.60x	9.2%	55.1%	55.1%
Washington	3	26,485,852	3.5	91.7%	1.93x	11.8%	52.6%	52.6%
Indiana	2	22,787,500	3.0	98.6%	1.77x	10.1%	61.1%	59.1%
Texas	3	20,800,000	2.8	91.9%	1.81x	10.1%	47.6%	47.6%
North Carolina	2	16,900,000	2.2	95.9%	1.90x	10.3%	53.8%	53.8%
Mississippi	1	12,592,500	1.7	100.0%	2.03x	9.8%	57.5%	57.5%
Arizona	1	11,200,000	1.5	94.7%	2.06x	10.8%	58.6%	58.6%
Maryland	1	6,190,000	0.8	100.0%	1.88x	11.2%	49.5%	49.5%
Connecticut	1	5,700,000	0.8	77.3%	1.56x	9.5%	46.0%	46.0%
Georgia	3	5,373,391	0.7	100.0%	2.04x	9.8%	57.4%	57.4%
Utah	2	4,290,000	0.6	95.7%	1.59x	10.1%	54.0%	54.0%
Ohio	1	2,270,000	0.3	95.0%	2.18x	12.2%	63.1%	63.1%
Total / Weighted Average:	69	$753,806,375	100.0%	92.4%	2.07x	11.1%	51.9%	51.8%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 6, 8 and 20, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate debt.

(3)	In the case of Loan Nos. 4, 8, 9, 19 and 28, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
$2,270,000	-	$9,999,999	11	$63,162,500	8.4%	5.80831%	113	1.72x	10.6%	54.3%	53.5%
$10,000,000	-	$19,999,999	6	77,867,500	10.3	5.27823%	118	2.15x	13.4%	49.4%	48.4%
$20,000,000	-	$29,999,999	3	71,512,500	9.5	5.59797%	119	1.86x	10.6%	58.3%	58.3%
$30,000,000	-	$49,999,999	5	169,263,875	22.5	5.14976%	105	2.05x	11.4%	54.4%	54.4%
$50,000,000	-	$71,000,000	6	372,000,000	49.3	4.90379%	108	2.15x	10.7%	49.7%	49.7%
Total / Wtd. Avg:			31	$753,806,375	100.0%	5.13935%	110	2.07x	11.1%	51.9%	51.8%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
3.04000%	-	3.99999%	1	$66,000,000	8.8%	3.04000%	58	3.61x	11.1%	33.3%	33.3%
4.00000%	-	4.99999%	4	146,431,375	19.4	4.65315%	118	1.83x	9.2%	59.1%	59.1%
5.00000%	-	5.49999%	11	314,882,500	41.8	5.26172%	119	1.96x	11.0%	51.6%	51.6%
5.50000%	-	6.35000%	15	226,492,500	30.0	5.89530%	107	1.92x	12.5%	53.1%	52.6%
Total / Wtd. Avg:			31	$753,806,375	100.0%	5.13935%	110	2.07x	11.1%	51.9%	51.8%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
60	3	$112,600,000	14.9%	4.24070%	58	3.17x	13.2%	38.3%	38.3%
84	28	641,206,375	85.1	5.29716%	119	1.87x	10.8%	54.3%	54.1%
Total / Wtd. Avg:	31	$753,806,375	100.0%	5.13935%	110	2.07x	11.1%	51.9%	51.8%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
58	-	99	3	$112,600,000	14.9%	4.24070%	58	3.17x	13.2%	38.3%	38.3%
100	-	118	7	143,450,000	19.0	5.05893%	117	1.89x	10.2%	59.0%	59.0%
119	-	119	12	284,606,375	37.8	5.33109%	119	1.90x	11.3%	56.9%	56.7%
120	-	120	9	213,150,000	28.3	5.41217%	120	1.82x	10.4%	47.7%	47.5%
Total / Wtd. Avg:			31	$753,806,375	100.0%	5.13935%	110	2.07x	11.1%	51.9%	51.8%

(1)	In the case of Loan Nos. 1, 2, 3, 6, 8 and 20, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate debt.

(2)	In the case of Loan Nos. 4, 8, 9, 19 and 28, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

Collateral Characteristics

Original Amortization Term in Months

						Weighted Average
Original Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
Interest Only			29	$734,736,375	97.5%	5.11883%	110	2.07x	10.9%	52.1%	52.1%
240	-	240	1	10,600,000	1.4	5.81800%	119	2.56x	25.4%	28.6%	21.1%
360	-	360	1	8,470,000	1.1	6.07000%	120	1.34x	10.7%	67.2%	61.9%
Total / Wtd. Avg:			31	$753,806,375	100.0%	5.13935%	110	2.07x	11.1%	51.9%	51.8%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
Interest Only			29	$734,736,375	97.5%	5.11883%	110	2.07x	10.9%	52.1%	52.1%
240	-	240	1	10,600,000	1.4	5.81800%	119	2.56x	25.4%	28.6%	21.1%
360	-	360	1	8,470,000	1.1	6.07000%	120	1.34x	10.7%	67.2%	61.9%
Total / Wtd. Avg:			31	$753,806,375	100.0%	5.13935%	110	2.07x	11.1%	51.9%	51.8%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
Interest Only	29	$734,736,375	97.5%	5.11883%	110	2.07x	10.9%	52.1%	52.1%
Interest Only, Amortizing Balloon	2	19,070,000	2.5	5.92993%	119	2.02x	18.9%	45.7%	39.2%
Total / Wtd. Avg:	31	$753,806,375	100.0%	5.13935%	110	2.07x	11.1%	51.9%	51.8%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
1.34x	-	1.79x	11	$298,860,000	39.6%	5.52606%	118	1.65x	9.7%	57.5%	57.3%
1.80x	-	2.09x	13	282,063,875	37.4	5.03896%	119	2.01x	11.0%	51.2%	51.2%
2.10x	-	2.29x	3	46,282,500	6.1	5.35503%	118	2.19x	12.2%	60.1%	60.1%
2.30x	-	2.59x	2	20,600,000	2.7	5.62722%	118	2.45x	19.6%	35.6%	31.7%
2.60x		2.99x	1	40,000,000	5.3	5.92100%	59	2.69x	17.1%	45.4%	45.4%
3.00x	-	3.61x	1	66,000,000	8.8	3.04000%	58	3.61x	11.1%	33.3%	33.3%
Total / Wtd. Avg:			31	$753,806,375	100.0%	5.13935%	110	2.07x	11.1%	51.9%	51.8%
(1)	In the case of Loan Nos. 1, 2, 3, 6, 8 and 20, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate debt.

(2)	In the case of Loan Nos. 4, 8, 9, 19 and 28, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

Collateral Characteristics

LTV Ratios as of the Cut-off Date

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
28.6%	-	39.9%	3	$141,600,000	18.8%	4.17063%	91	2.83x	12.4%	35.4%	34.8%
40.0%	-	49.9%	9	122,040,000	16.2	5.72019%	96	2.19x	13.2%	46.1%	46.1%
50.0%	-	59.9%	12	303,621,375	40.3	5.14245%	119	1.87x	10.3%	55.8%	55.8%
60.0%	-	67.2%	7	186,545,000	24.7	5.48963%	118	1.72x	10.1%	62.1%	61.8%
Total / Wtd. Avg:			31	$753,806,375	100.0%	5.13935%	110	2.07x	11.1%	51.9%	51.8%

LTV Ratios as of the Maturity Date

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
21.1%	-	39.9%	3	$141,600,000	18.8%	4.17063%	91	2.83x	12.4%	35.4%	34.8%
40.0%	-	44.9%	1	10,000,000	1.3	5.42500%	117	2.34x	13.5%	43.0%	43.0%
45.0%	-	49.9%	8	112,040,000	14.9	5.74654%	94	2.18x	13.2%	46.4%	46.4%
50.0%	-	54.9%	3	81,190,000	10.8	5.45108%	120	1.75x	9.9%	52.0%	52.0%
55.0%	-	65.9%	16	408,976,375	54.3	5.23954%	119	1.83x	10.3%	59.4%	59.3%
Total / Wtd. Avg:			31	$753,806,375	100.0%	5.13935%	110	2.07x	11.1%	51.9%	51.8%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
Defeasance	24	$642,812,500	85.3%	5.20603%	108	2.08x	11.3%	51.3%	51.1%
Yield Maintenance or Defeasance	3	75,431,375	10.0	4.40199%	119	2.04x	9.9%	57.4%	57.4%
Yield Maintenance	4	35,562,500	4.7	5.49799%	120	1.84x	10.4%	51.6%	51.6%
Total / Wtd. Avg:	31	$753,806,375	100.0%	5.13935%	110	2.07x	11.1%	51.9%	51.8%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV (1)(2)
Refinance	18	$476,112,500	63.2%	5.16143%	111	2.12x	11.3%	49.4%	49.2%
Recapitalization	6	172,931,375	22.9	4.77707%	118	1.83x	9.3%	57.2%	57.2%
Acquisition	7	104,762,500	13.9	5.63702%	92	2.22x	13.4%	54.7%	54.2%
Total / Wtd. Avg:	31	$753,806,375	100.0%	5.13935%	110	2.07x	11.1%	51.9%	51.8%
(1)	In the case of Loan Nos. 1, 2, 3, 6, 8 and 20, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate debt.

(2)	In the case of Loan Nos. 4, 8, 9, 19 and 28, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

Collateral Characteristics

Previous Securitization History(1)

No.	Mortgaged Property	Cut-off Date Principal Balance(2)	% of IPB	Location	Property Type	Previous Securitization
2.01	Yorkshire Towers	$56,798,742	7.5%	New York, NY	Multifamily	CSAIL 2017-CX10, UBSCM 2017-C5, UBSCM 2017-C6, CCUBS 2017-C1, UBSCM 2018-C8
2.02	Lexington Towers	$9,201,258	1.2%	New York, NY	Multifamily	CSAIL 2017-CX10, UBSCM 2017-C5, UBSCM 2017-C6, CCUBS 2017-C1, UBSCM 2018-C8
3	39 Broadway	$65,000,000	8.6%	New York, NY	Office	CGCMT 2013-GC11
5	JANAF Shopping Yard	$60,000,000	8.0%	Norfolk, VA	Retail	COMM 2013-CR9, COMM 2016-DC2
6	One Campus Martius	$50,000,000	6.6%	Detroit, MI	Office	JPMBB 2015-C27, JPMBB 2015-C28
10.03	Keylock Storage - Apple	$6,375,305	0.8%	Coeur d’Alene, ID	Self Storage	WFRBS 2013-C16
10.05	Keylock Storage - Pasco	$4,685,852	0.6%	Pasco, WA	Self Storage	WFRBS 2013-C13
13.01	Compass Self Storage - Fate	$11,100,000	1.5%	Fate, TX	Self Storage	GSMS 2014-GC26
21	South Park Business Center	$8,470,000	1.1%	Greenwood, IN	Industrial	RCMT 2020-FL4
22	Chantilly Self Storage	$8,000,000	1.1%	Chantilly, VA	Self Storage	WFRBS 2012-C9
23.01	ABC Storage	$5,567,500	0.7%	Ishpeming and Negaunee, MI	Self Storage	BBCMS 2020-C6
27	Village at Thrashers	$5,800,000	0.8%	Bothell, WA	Retail	JPMBB 2015-C28
(1)	The table above represents the properties for which the previously existing debt was securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

(2)	Cut-off Date Principal Balance represents the allocated loan amount for each respective mortgaged property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

79 Fifth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

79 Fifth Avenue

Floor	Tenant	SF	Expiration
18	The New School	10,000 SF	6/2030
17	The New School	18,500 SF	6/2030
16	The New School	18,500 SF	6/2030
15	Hulu LLC	20,053 SF	5/2025
14	Hulu LLC	20,053 SF	5/2025
12	The New School	20,000 SF	6/2030
11	The New School	20,000 SF	6/2030
10	The New School	20,000 SF	6/2030
9	The New School	20,000 SF	6/2030
8	The New School	20,000 SF	6/2030
7	The New School	20,000 SF	6/2030
6	The New School	20,000 SF	6/2030
5	The New School	20,000 SF	6/2030
4	CapGemini America, Inc.	21,500 SF	1/2027
3	CapGemini America, Inc.	21,500 SF	9/2027
2	CapGemini America, Inc.	21,500 SF	9/2027
Ground Floor & Mezzanine	The New School	3,800 SF	6/2030
Ground Floor & Mezzanine	Coach Inc	7,073 SF	1/2024
Ground Floor & Mezzanine	Free People	1,951 SF	4/2023
Ground Floor & Mezzanine	Citibank, N.A.	8,473 SF	4/2028
Basement	The New School	2,000 SF	6/2030
Basement	Free People	4,449 SF	4/2023
Basement	Citibank, N.A.	6,399 SF	4/2028

Vacant | 2023 – 2024 | 2025 – 2026 | 2027 – 2028 | 2029+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

79 Fifth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

79 Fifth Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Sellers(1):	CREFI/JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$71,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$71,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	9.4%	Net Rentable Area (SF):	345,751
Loan Purpose:	Recapitalization	Location:	New York, NY
Borrowers:	AK 79 Fifth LLC, SAK 79 Fifth LLC	Year Built / Renovated:	1906 / 2016
	and DAK 79 Fifth LLC	Occupancy:	100.0%
Guarantor:	Albert Kalimian	Occupancy Date:	2/15/2022
Interest Rate:	4.92000%	Number of Tenants:	6
Note Date:	4/29/2022	Fourth Most Recent NOI:	$16,646,769 (12/31/2018)
Maturity Date:	5/6/2032	Third Most Recent NOI:	$17,085,519 (12/31/2019)
Interest-only Period:	120 months	Second Most Recent NOI:	$17,160,810 (12/31/2020)
Original Term:	120 months	Most Recent NOI:	$18,362,181 (TTM 12/31/2021)
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$29,320,118
Call Protection(3):	L(27),D(88),O(5)	UW Expenses:	$9,216,627
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$20,103,491
Additional Debt(2):	Yes	UW NCF:	$19,331,988
Additional Debt Balance(2):	$169,000,000	Appraised Value / Per SF:	$395,000,000 / $1,142
Additional Debt Type(2):	Pari Passu	Appraisal Date:	2/24/2022

Escrows and Reserves				Financial Information(4)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$694
Taxes:	$2,815,969	$469,328	N/A	Maturity Date Loan / SF:	$694
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.8%
Replacement Reserves:	$0	$5,763	$207,468	Maturity Date LTV:	60.8%
TI/LC:	$1,000,000	$57,760	$3,500,000	UW NCF DSCR:	1.61x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$240,000,000	63.1%	Purchase Price(4)	$369,000,000	97.0%
Sponsor Equity	140,421,540	36.9	Closing Costs	7,605,571	2.0
			Upfront Reserves	3,815,969	1.0
Total Sources	$380,421,540	100.0%	Total Uses	$380,421,540	100.0%
(1)	The 79 Fifth Avenue Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Wells Fargo Bank, National Association (“WFBNA”) and JPMorgan Chase Bank, National Association (“JPMCB”).

(2)	The 79 Fifth Avenue Mortgage Loan (as defined below) is part of a whole loan evidenced by 10 pari passu notes with an aggregate outstanding balance of $240,000,000. The financial information in the chart above reflects the cut-off date balance of the 79 Fifth Avenue Whole Loan (as defined below).

(3)	The defeasance lockout period, with respect to a defeasance of the 79 Fifth Avenue Whole Loan, will be at least 27 payment dates beginning with and including the first payment date on June 6, 2022. Defeasance of the 79 Fifth Avenue Whole Loan is permitted after the date that is the earlier of (i) April 29, 2026 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the 79 Fifth Avenue Whole Loan to be securitized.

(4)	The 79 Fifth Avenue Property (as defined below) was recapitalized at a price of $369,000,000. At origination, the loan sponsor bought out the former equity partners’ 75% interest and paid off prior debt of $62,053,414.

The Loan. The mortgage loan (the “79 Fifth Avenue Mortgage Loan”) is part of a whole loan (the “79 Fifth Avenue Whole Loan”) consisting of ten pari passu promissory notes in the aggregate outstanding principal balance of $240,000,000 and is secured by a first mortgage encumbering the borrowers’ fee interest in a 345,751 square foot office property, which includes 28,345 square feet of ground floor retail, in New York, New York (the “79 Fifth Avenue Property”). The 79 Fifth Avenue Mortgage Loan, evidenced by the non-controlling Notes A-1-3, A-3-1, A-3-2, and A-3-3 has an outstanding principal balance as of the Cut-off Date of $71,000,000 and represents approximately 9.3% of the Initial Pool Balance. The controlling note A-1-1 and the non-controlling notes A-1-2, A-2-1, A-2-2, A-2-3-1, and A-2-3-2 had an original principal balance and have an outstanding balance as of the Cut-off Date of $169,000,000. The 79 Fifth Avenue Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Wells Fargo Bank, National Association (“WFBNA”) and JPMorgan Chase Bank, National Association (“JPMCB”). The 79 Fifth Avenue Whole Loan has an interest rate of 4.92000% per annum. The proceeds of the 79 Fifth Avenue Mortgage Loan were used to recapitalize the 79 Fifth Avenue Property, fund upfront reserves and pay origination costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

79 Fifth Avenue

The 79 Fifth Avenue Whole Loan has an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The 79 Fifth Avenue Whole Loan requires payments of interest only for the entire term of the 79 Fifth Avenue Whole Loan. The stated maturity date of the 79 Fifth Avenue Whole Loan is the payment date in May 2032.

Voluntary prepayment of the 79 Fifth Avenue Whole Loan is prohibited prior to the due date occurring in January 2032. Defeasance of the 79 Fifth Avenue Whole Loan in whole (but not in part) is permitted at any time after the earlier of (i) April 29, 2026 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the 79 Fifth Avenue Whole Loan to be securitized.

The table below summarizes the promissory notes that comprise the 79 Fifth Avenue Whole Loan. The relationship between the holders of the 79 Fifth Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	CGCMT 2022-GC48	Yes
A-1-2	$23,000,000	$23,000,000	BMO 2022-C2	No
A-1-3	$23,000,000	$23,000,000	Benchmark 2022-B36	No
A-2-1, A-2-3-2	$71,000,000	$71,000,000	BANK 2022-BNK42	No
A-2-2, A-2-3-1	$25,000,000	$25,000,000	WFB(1)	No
A-3-1, A-3-2, A-3-3	$48,000,000	$48,000,000	Benchmark 2022-B36	No
Whole Loan	$240,000,000	$240,000,000

(1) The related note is currently held by the Note Holder identified in the table above and is expected to be contributed to one or more future securitization transactions.

The Borrowers. The borrowers comprise three tenants in common, AK 79 Fifth LLC, SAK 79 Fifth LLC, and DAK 79 Fifth LLC, each a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 79 Fifth Avenue Whole Loan

The Loan Sponsor. The loan sponsor and nonrecourse carveout guarantor is Albert Kalimian. Albert Kalimian owns Kalimian Properties, a fully integrated privately held real estate investment firm with ownership interests in 10 commercial and multifamily properties in Manhattan, New York. Albert Kalimian had a 25% ownership stake in the 79 Fifth Avenue Property and is using the 79 Fifth Avenue Whole Loan proceeds to buy out his equity partners to increase his ownership share to 100%.

The Property. The 79 Fifth Avenue Property consists of an 18-story office building totaling 345,751 square feet, which includes 28,345 square feet of ground floor retail space located in New York, New York. The 79 Fifth Avenue Property, which sits on an 0.4-acre parcel of land, was built in 1906 and renovated in 2016. According to the appraisal, the borrowers provided a $9.4 million capital improvement budget, which included landlord work on floors 2 through 4, new lot line windows on floors 2 through 4, sidewalk vault repairs, and general base building enhancements. As of February 24, 2022, there was $3.3 million of outstanding renovation costs. The 79 Fifth Avenue Property features a lobby with marble finishes and vaulted ceilings, functional, rectangular shaped floor plates, and views of the surrounding Manhattan skyline. The retail units have frontage and visibility along Fifth Avenue with floor to ceiling glass storefronts. Five of the tenants (or their parent company), comprising 98.1% of net rentable area and 96.6% of underwritten base rent, are investment grade rated. As of February 15, 2022, the 79 Fifth Avenue Property is 100% leased to six tenants and, according to a third-party market research report, has averaged 96.4% occupancy from 2011 through 2021.

Major Tenants.

The largest tenant is The New School (Moody’s: A3; 212,800 square feet; 61.5% of NRA; 51.7% of UW Base Rent). The New School is a private research university in New York City. Founded in 1919, the university has grown to five colleges with courses in emerging social sciences, international affairs, liberal arts, history, and philosophy as well as art, design, management and performing arts. In 2021, The New School generated $319.1 million in operating revenue and, similar to other private universities, did not receive significant funding from the federal or state government. According to a third-party report, The New School achieved record enrollment with 10,168 students in 2021. The New School has been at the 79 Fifth Avenue Property since 2004, has expanded multiple times and currently occupies 13 floors (5 through 12, 16 through 18, and ground floor and basement space). The New School’s lease expires on June 30, 2030. The New School has two, 10-year renewal options and no termination options. There is currently ongoing arbitration between The New School and the borrowers. Between 2017 and 2021, an administrative error occurred whereby The New School was not charged its contractual rental increases. A mediation hearing over the back rent and rent escalations was recently held, and the final outcome of the hearing is pending. Underwritten base rent is based on the lower amount currently being paid by The New School. In the event the borrowers are successful in the arbitration, The New School’s base rent would increase by approximately $1.3 million annually. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

79 Fifth Avenue

The second largest tenant is CapGemini America, Inc. (“CapGemini”) (S&P: BBB; 64,500 square feet; 18.7% of NRA; 20.7% of UW Base Rent). CapGemini is a French multinational information technology services and consulting company. Headquartered in Paris, France, CapGemini was founded in 1967 as an enterprise management and data processing company and launched US operations in 1981 following the acquisition of DASD Corporation. Today, CapGemini operates in 42 countries and reported 2021 revenues of €18,160 million, a 14.6% increase over 2020. CapGemini has been at the 79 Fifth Avenue Property since 2016 and currently occupies floors 2 through 4. The lease for the second and third floor space (collectively 43,000 square feet) expires on September 30, 2027, and the lease on the fourth floor (21,500 square feet) expires on January 31, 2027. CapGemini has one, 5-year renewal option on all of their space. CapGemini may terminate its lease with respect to the second and third floors at any time after October 13, 2024 upon at least 12 months’ notice and payment of a termination fee of approximately $3,065,866.

The third largest tenant is Hulu LLC (“Hulu”) (Moody’s/Fitch/S&P: A2/A-/BBB+; 40,106 square feet; 11.6% of NRA; 12.9% of UW Base Rent). Hulu is an American streaming platform that launched in 2007 and offers a library of films and television series. Hulu is majority owned by The Walt Disney Company with NBCUniversal holding a minority stake. For the fiscal year ending September 2021, Hulu reported $2.1 billion in ad revenue. Hulu has been at the 79 Fifth Avenue Property since 2014, doubled its space in 2018 and currently occupies the 14th and 15th floors. Hulu’s lease expires on May 31, 2025. Hulu has one, 5-year renewal option and no termination options.

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are the annual average physical occupancy of each respective year

(2)	Current Occupancy is as of February 15, 2022.

Tenant Summary(1)
Tenant	Type	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	% of Total UW Base Rent(3)	Lease Expiration Date
The New School(4)	Office	A3/NR/NR	212,800(4)	61.5%	$64.02	51.7%	6/30/2030
CapGemini(5)	Office	NR/NR/BBB	64,500	18.7	84.65	20.7	Various(6)
Hulu	Office	A2/A-/BBB+	40,106	11.6	85.00	12.9	5/31/2025
Citibank, N.A.(7)	Retail	Aa3/A+/A+	14,872	4.3	50.43	2.8	4/30/2028
Coach Inc(8)	Retail	Baa2/NR/BBB-	7,073	2.0	311.76	8.4	1/31/2024
Free People(9)	Retail	NR/NR/NR	6,400	1.9	140.69	3.4	4/30/2023
Total Occupied			345,751	100.0%	$76.20	100.0%
Vacant			0	0.0
Total / Wtd. Avg.			345,751	100.0%
(1)	Based on the underwritten rent roll dated February 15, 202.

(2)	Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent PSF and % of Total UW Base Rent include straight-line rent averaging for certain investment grade tenants (The New School and CapGemini) through lease maturity totaling $2,450,889 and contractual rent steps through February 2023 totaling $157,294 but does not reflect any outcome of the arbitration between The New School and the borrowers with respect to certain back rent and rent escalations. See “Underwritten Net Cash Flow” below.

(4)	The New School currently subleases a portion of the 18th floor totaling 8,820 square feet (2.6% of NRA; 4.1% of The New School NRA) to Gene Kaufman Architect, P.C.

(5)	CapGemini may terminate its lease with respect to the second and third floors any time after October 13, 2024 upon at least 12 months’ notice and payment of a termination fee of approximately $3,065,866.

(6)	CapGemini’s lease with respect to the fourth floor (21,500 square feet) expires on January 31, 2027, and with respect to the second and third floors (43,000 square feet) expires on September 30, 2027.

(7)	Citibank, N.A., which is an affiliate of CREFI, occupies 52.5% of the ground floor retail space.

(8)	Coach Inc occupies 25.0% of the ground floor retail space and is expected to vacate at lease expiration.

(9)	Free People occupies 22.6% of the ground floor retail space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

79 Fifth Avenue

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	1	6,400	1.9	900,407	3.4	6,400	1.9%	$900,407	3.4%
2024	1	7,073	2.0	2,205,067	8.4	13,473	3.9%	$3,105,474	11.8%
2025	1	40,106	11.6	3,408,977	12.9	53,579	15.5%	$6,514,451	24.7%
2026	0	0	0.0	0	0.0	53,579	15.5%	$6,514,451	24.7%
2027	2	64,500	18.7	5,460,117	20.7	118,079	34.2%	$11,974,568	45.4%
2028	1	14,872	4.3	750,000	2.8	132,951	38.5%	$12,724,568	48.3%
2029	0	0	0.0	0	0.0	132,951	38.5%	$12,724,568	48.3%
2030	1	212,800	61.5	13,622,601	51.7	345,751	100.0%	$26,347,169	100.0%
2031	0	0	0.0	0	0.0	345,751	100.0%	$26,347,169	100.0%
2032 & Beyond	0	0	0.0	0	0.0	345,751	100.0%	$26,347,169	100.0%
Total	7	345,751	100.0%	$26,347,169	100.0%
(1)	Based on the underwritten rent roll dated February 15, 2022.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include straight-line rent averaging for certain investment grade tenants (The New School and CapGemini) through lease maturity totaling $2,450,889 and contractual rent steps through February 2023 totaling $157,294 but does not reflect any outcome of the arbitration between The New School and the borrowers with respect to certain back rent and rent escalations.

(4)	See “Underwritten Net Cash Flow” below.

Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	Underwritten	PSF	%(2)
Rents in Place	$21,523,248	$21,892,938	$22,660,998	$23,738,986	$68.66	76.9%
Rent Steps(3)	0	0	0	2,608,183	7.54	8.5
Other Income(4)	158,823	54,402	0	0	0.00	0.0
Gross Potential Revenue	$21,682,071	$21,947,340	$22,660,998	$26,347,169	$76.20	85.4%
Total Reimbursements	3,688,603	3,730,411	4,273,141	4,516,113	13.06	14.6
Net Rental Income	$25,370,674	$25,677,751	$26,934,139	$30,863,283	$89.26	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,543,164)	(4.46)	(5.0)
Effective Gross Income	$25,370,674	$25,677,751	$26,934,139	$29,320,118	$84.80	95.0%
Total Expenses	$8,285,155	$8,516,941	$8,571,958	$9,216,627	$26.66	31.4
Net Operating Income	$17,085,519	$17,160,810	$18,362,181	$20,103,491	$58.14	68.6%
Total TI/LC, RR	0	0	0	771,503	2.23	2.6
Net Cash Flow	$17,085,519	$17,160,810	$18,362,181	$19,331,988	$55.91	65.9%
(1)	Based on the underwritten rent roll dated February 15, 2022.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Rent Steps include straight-line rent averaging for certain investment grade tenants (The New School and CapGemini) through lease maturity totaling $2,450,889 and contractual rent steps through February 2023 totaling $157,294 but does not reflect any outcome of the arbitration between The New School and the borrowers with respect to certain back rent and rent escalations. See “Underwritten Net Cash Flow” below.

(4)	Other Income includes items such as parking income, HVAC after-hours income, and miscellaneous operating income.

The Market. The 79 Fifth Avenue Property is situated in the Flatiron neighborhood of New York, New York, which neighborhood is bordered by Park Avenue South to the east, Sixth Avenue to the west, 25th Street to the north and 13th Street to the south. The 79 Fifth Avenue Property is located directly west of Union Square and is three blocks northwest of the Union Square subway station, which services the L, N, Q, R, W, 4, 5, and 6 subway lines.

According to a third-party market research report, the 79 Fifth Avenue Property is located in the Gramercy Park office submarket of the New York City market. As of April 2022, the Gramercy Park submarket reported total inventory of approximately 28.5 million square feet with a 10.3% vacancy rate and average asking rent of $72.08 per square foot. The appraiser concluded to a market rent for the office space at the 79 Fifth Avenue Property of $80.00 per square foot for floors 2 to 10, $85.00 per square foot for floors 11 to 15, and $90.00 per square foot for floors 16 to 18, all on a modified gross basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

79 Fifth Avenue

The following table presents certain information relating to the appraisal’s market rent conclusions for the 79 Fifth Avenue Property:

Market Rent Summary(1)
	Office Floors	Office Floors	Office Floors	Retail Corner	Retail Fifth Avenue	Retail Fifth Avenue	Retail Lower
	2-10	11-15	16-18		Large	Small
Market Rent (PSF)	$80.00	$85.00	$90.00	$275.00	$175.00	$225.00	$50.00
Lease Term (Years)	10	10	10	10	10	10	10
Lease Type	MG	MG	MG	MG	MG	MG	Gross
(1)	Source: Appraisal.

The following table presents information relating to comparable office property sales for the 79 Fifth Avenue Property:

Comparable Sales Summary(1)
Property Name/Location	Sale Date	Year Built / Renovated	Total NRA (SF)	Occupancy	Sale Price	Sale Price PSF
79 Fifth Avenue	N/A	1906/2016	345,751(2)	100.0%(2)	NAP	NAP
475 Fifth Avenue	Dec-2021	1965/2017	276,000	97.0%	$299,460,000	$1,085.00
375 West Broadway	Feb-2022	1863/2014	76,605	100.0%	$130,000,000	$1,697.02
11 Madison Park North	Apr-2021	1913/NAP	260,140	90.1%	$275,000,000	$1,057.12
315 Park Avenue South	Dec-2021	1910/2016	332,614	97.3%	$361,700,000	$1,087.45
245-249 West 17th Street	Dec-2021	1902-1909/2016	281,253	98.7%	$389,200,000	$1,383.81
218 West 18th Street	Dec-2021	1912/2009	165,255	100.0%	$170,000,000	$1,028.71
635-641 Avenue of the Americas	June-2021	1902/2015	273,983	94.0%	$325,000,000	$1,186.20
1375 Broadway	July-2020	1927/NAP	518,578	100.0%	$435,000,000	$838.83
(1)	Source: Appraisal.

(2)	Based on Underwritten Rent Roll dated February 15, 2022.

The following table presents information relating to comparable office properties for the 79 Fifth Avenue Property:

Comparable Office Properties Summary(1)
Property Name/Location	Office Area	Year Built / Renovated	Stories	Sublease SF Available	% Occupied (Direct)	Average Asking Rent
79 Fifth Avenue	317,406(2)	1906/2016	18	-	100.0%(2)	$70.86(2)(3)
55 Fifth Avenue	270,685	1926/NAP	19	0	94.1%	$90.00
71 Fifth Avenue	165,000	1907/NAP	11	0	91.0%	$90.00
80 Fifth Avenue	132,000	1908/NAP	18	0	100.0%	NAP
90 Fifth Avenue	138,211	1903/NAP	11	0	100.0%	NAP
91 Fifth Avenue	61,500	1894/NAP	8	0	87.0%	$68.00
100-104 Fifth Avenue	305,000	1905/NAP	20	42,807	93.7%	$75.00
110 Fifth Avenue	200,378	1890/NAP	11	0	100.0%	NAP
111 Fifth Avenue	234,700	1877/NAP	13	0	100.0%	NAP
114-116 Fifth Avenue	351,666	1910/NAP	19	0	100.0%	NAP
122 Fifth Avenue	294,730	1900/NAP	10	0	75.0%	$100.00
(1)	Source: Appraisal.

(2)	Based on Underwritten Rent Roll dated February 15, 2022.

(3)	Represents Underwritten Base Rent per square feet.

Property Management. The 79 Fifth Avenue Property is managed by AMK Holdings Inc., a Delaware corporation, an affiliate of the borrowers.

Escrows and Reserves. At origination of the 79 Fifth Avenue Whole Loan, the borrowers deposited (i) approximately $2,815,969 into a real estate tax reserve account and (ii) $1,000,000 into a TI/LC reserve account

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $469,328).

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the 79 Fifth Avenue Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

79 Fifth Avenue

TI/LC Reserve – The borrowers are required to deposit into a tenant improvement and leasing commissions reserve, on a monthly basis, an amount equal to approximately $57,760; provided, however, the borrowers will not be required to make such monthly deposit into the tenant improvement and leasing reserve so long as the amount then on deposit in the tenant improvements and leasing commissions reserve account equals or exceeds $3,500,000. The borrowers may substitute a letter of credit for all or any portion of funds on deposit in the tenant improvement and leasing commissions account, which letter of credit will be increased by the borrowers in lieu of making the required monthly deposits into such reserve account.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $5,763; provided, however, the borrowers will not be required to make such monthly deposit into the replacement reserve so long as the amount then on deposit in the replacement reserve account equals or exceeds $207,468. The borrowers may substitute a letter of credit for all or any portion of funds on deposit in the replacement reserve account, which letter of credit will be increased by the borrowers in lieu of making the required monthly deposits into such reserve account.

Lockbox / Cash Management. The 79 Fifth Avenue Whole Loan is structured with a hard lockbox and springing cash management. At origination of the 79 Fifth Avenue Whole Loan, the borrowers were required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender- controlled lockbox. All funds received by the borrowers or the property manager are required to be deposited in a lockbox account immediately following receipt. All funds deposited into the lockbox are required to be released to the borrowers on each business day unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 79 Fifth Avenue Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 79 Fifth Avenue Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 79 Fifth Avenue Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the 79 Fifth Avenue Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon (i) the occurrence of an event of default under the 79 Fifth Avenue Whole Loan documents, (ii) the debt service coverage ratio falling below 1.15x (tested on a hypothetical 30-year amortization basis), or (iii) the occurrence and continuance of Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to clause (i), the cure of such event of default or waiver thereof by the lender, (y) with regard to clause (ii), the debt service coverage ratio being above 1.15x (tested on a hypothetical 30-year amortization basis) for 2 consecutive calendar quarters, or (z) with regard to clause (iii), a Specified Tenant Trigger Period ceasing to exist. Notwithstanding the foregoing, the failure to maintain a debt service coverage ratio of at least 1.15x will not result in a Trigger Period if, within 15 days of the borrowers’ receipt of notice of the Trigger Period caused in connection with clause (ii), the borrowers make a deposit into a reserve account held by the lender or deliver a letter of credit, in either case in an amount which, if deducted from the outstanding principal balance of the 79 Fifth Avenue Whole Loan, would cause the debt service coverage ratio to be at least 1.15x (tested on a hypothetical 30-year amortization basis).

A “Specified Tenant” means, as applicable, (i) The New School, (ii) any guarantor(s) of the applicable related Specified Tenant Lease(s) (as defined below), and (iii) any replacement tenant for a Specified Tenant that leases 107,500 square feet or more at the 79 Fifth Avenue Property.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant Lease, in each case, beyond applicable notice, grace and cure periods (provided that the existing rent dispute between the borrowers and The New School as described in an estoppel certificate provided by The New School will not be deemed a default by The New School for the purposes of commencing a Specified Tenant Trigger Period; and provided further that a Specified Tenant will be deemed to be in default under this clause (i) if The New School fails to deliver a letter of credit when and as required under such tenant’s lease), (ii) a Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant Space (as defined below) (or applicable portion thereof), (iii) any termination or cancellation of any Specified Tenant Lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant Lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of Specified Tenant, and (v) Specified Tenant failing to extend or renew the applicable Specified Tenant Lease on or prior to June 30, 2028 in accordance with the applicable terms and conditions thereof and the 79 Fifth Avenue Whole Loan documents for the applicable Specified Tenant Renewal Term; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance reasonably acceptable to the lender) of (1) the satisfaction of the Specified Tenant Cure Conditions or (2) the borrowers leasing the entire Specified Tenant Space (or applicable portion thereof) in accordance with the applicable terms and conditions of the 79 Fifth Avenue Whole Loan documents, and the applicable tenant under such lease occupying the space demised under its lease and paying the full amount of the rent due under the applicable lease.

The “Specified Tenant Cure Conditions” means (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease, (ii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iii) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant Lease in accordance with clause (v) of the definition of “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Lease in accordance with the terms of such lease and of the 79 Fifth Avenue Whole Loan documents for the applicable Specified Tenant Renewal Term, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease.

A “Specified Tenant Renewal Term” means five years.

A “Specified Tenant Space” means the entirety of that portion of the 79 Fifth Avenue Property demised as of the date of origination of the 79 Fifth Avenue Whole Loan to the initial Specified Tenant pursuant to The New School’s lease.

A “Specified Tenant Lease” means collectively and/or individually (as the context requires), each lease at the 79 Fifth Avenue Property with Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder), as the same may have been or may hereafter be amended, restated, extended, renewed, replaced and/or otherwise modified.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

Yorkshire & Lexington Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

Yorkshire & Lexington Towers

Yorkshire & Lexington Towers
1 Yorkshire Towers New York, NY
2 Lexington Towers New York, NY
MANHATTAN
Yorkville
Upper East Side
Lenox Hill
CENTRAL PARK
North Meadow
East Meadow
Jacqueline Kennedy Onassis Reservoir
Great Lawn
Turtle Pond
Conservatory Pond
Boat House
Bethesda Fountain
Rumsey Playfield
The Mall
East Green
Metropolitan Museum of Art
Mt. Sinai Hospital
Mt. Sinai School of Medicine
St. Nicholas Russian Orthodox Church
Jewish Museum
Cooper Hewitt, Smithsonian Design Museum
National Academy School of Fine Arts
Guggenheim Museum
Neue Galerie New York
Morton Williams
The Dalton School
Ramaz School
Loyola School
Milano Market
Synergy Fitness Clubs
Key Food
Kings Pharmacy
Sacred Heart Gym
Suki Ichiro Sushi
Tal Bagels
Gracie Mansion
Carl Schurz Park
The Chapin School
Brearley School
Sweetgreen
Jacques Brasserie
Thai At Lex
Jodi's Gym
My Gym Upper East
The Simone
Eli's Market
New York Society Library
Institute of Fine Arts, NYU
Albanian Consulate of New York
Webster Library
Spice Upper East Side
Sushi of Gari
Conservation Library
Lenox Hill Hospital
Consulate General of France
The Meatball Shop
John Jay Park
Bohemian National Hall Conference Ctr.
Marymount Manhattan College
Emerging Image
Frick Collection
Consulate of Austria
Asia Society and Museum
NY School of Interior Design
Hunter College
Hospital for Special Surgery
New York-Presbyterian Cornell Medical Center
Cornell Medical College
East River
FDR Drive
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
East End Ave.
METRO NORTH
96th St. Transverse
85th St. Transverse
79th St. Transverse
East Dr.
Terrace Dr.
E. 99th St.
E. 98th St.
E. 97th St.
E. 96th St.
E. 95th St.
E. 94th St.
E. 93rd St.
E. 92nd St.
E. 91st St.
E. 90th St.
E. 89th St.
E. 88th St.
E. 87th St.
E. 86th St.
E. 85th St.
E. 84th St.
E. 83rd St.
E. 82nd St.
E. 81st St.
E. 80th St.
E. 79th St.
E. 78th St.
E. 77th St.
E. 76th St.
E. 75th St.
E. 74th St.
E. 73rd St.
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
96TH ST/ LEXINGTON
86TH ST/ LEXINGTON
86TH ST
77TH ST/ LEXINGTON
72ND ST
68TH ST/ HUNTER COLLEGE
Fort Lee
BRONX
East River
Cliffside Park
Washington Heights
Harlem
East Harlem
Edgewater
MANHATTAN
North Bergen
NEW JERSEY
Hudson River
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
Woodside
West New York
Weehawken
West Side
East Side
Long Island City
Midtown
Greenpoint
Union City
Hoboken
Chelsea
BROOKLYN
Williamsburg

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Yorkshire & Lexington Towers

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$66,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$66,000,000	Property Type - Subtype:	Multifamily – High Rise
% of Pool by IPB:	8.8%	Net Rentable Area (Units):	808
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Guarantors:	Meyer Chetrit and The Gluck	Occupancy:	96.4%
	Family Trust U/A/D July 16, 2009	Occupancy Date:	3/1/2022
Interest Rate:	3.04000%	Number of Tenants:	N/A
Note Date:	5/12/2022	Fourth Most Recent NOI:	$27,343,815 (December 31, 2019)
Maturity Date:	6/6/2027	Third Most Recent NOI:	$25,617,949 (December 31, 2020)
Interest-only Period:	60 months	Second Most Recent NOI:	$24,254,281 (December 31, 2021)
Original Term:	60 months	Most Recent NOI(5):	$25,322,439 (TTM February 28, 2022)
Original Amortization:	None	UW Economic Occupancy:	97.2%
Amortization Type:	Interest Only	UW Revenues:	$51,394,888
Call Protection(3):	L(26),D(29),O(5)	UW Expenses:	$16,019,126
Lockbox / Cash Management:	Hard (Commercial);	UW NOI(5):	$35,375,762
	Soft (Multifamily) / In Place	UW NCF(5):	$35,375,762
Additional Debt(1):	Yes	Appraised Value / Per Unit:	$954,000,000 / $1,180,693
Additional Debt Balance(1):	$252,000,000 / 221,500,000 /	Appraisal Date:	1/20/2022
	$174,500,000
Additional Debt Type(1):	Pari Passu / Subordinate /
	Mezzanine

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan	Total Debt
Taxes:	$5,390,917	$898,486	N/A	Cut-off Date Loan / Unit:	$393,564	$667,698	$883,663
Insurance:	$367,868	Springing	N/A	Maturity Date Loan / Unit:	$393,564	$667,698	$883,663
Replacement Reserves:	$1,100,000	$0	N/A	Cut-off Date LTV:	33.3%	56.6%	74.8%
TI/LC:	$1,000,000	$0	N/A	Maturity Date LTV:	33.3%	56.6%	74.8%
Other:	$12,400,000	Springing	N/A	UW NCF DSCR(5):	3.61x	2.13x	1.20x
				UW NOI Debt Yield(5):	11.1%	6.6%	5.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan	$318,000,000	44.5%	Loan Payoff	$545,268,671	76.4%
Subordinate Notes	221,500,000	31.0	Closing Costs	93,214,219	13.1
Mezzanine Loans	174,500,000	24.4	Principal Equity Distribution	55,258,325	7.7
			Upfront Reserves	20,258,785	2.8
Total Sources	$714,000,000	100.0%	Total Uses	$714,000,000	100.0%
(1)	The Yorkshire & Lexington Towers Senior Loan (as defined below), with an original aggregate principal balance of $318,000,000, is part of the Yorkshire & Lexington Towers Whole Loan (as defined below). The Financial Information in the chart above reflects the Yorkshire & Lexington Towers Senior Loan, the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Total Debt (as defined below). For additional information, see “The Loan” below.

(2)	The borrowers under the Yorkshire & Lexington Towers Whole Loan are CF E 88 LLC, SM E 88 LLC, CF E 86 LLC, SM E 86 LLC and LSG E 86 LLC.

(3)	Defeasance of the Yorkshire & Lexington Towers Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Yorkshire & Lexington Towers Whole Loan and (b) July 6, 2025. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in August 2022. The actual lockout period may be longer.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	UW NOI is greater than Most Recent NOI due in part to (i) the loan sponsors recently renovating 57 units, which has increased rents at the Yorkshire & Lexington Towers Properties (as defined below) and (ii) underwritten straight-lined rent for CVS Pharmacy. Additionally, the UW NOI and UW NCF include disbursements from a Supplemental Income Reserve (as defined below) of $5,226,004. The Yorkshire & Lexington Towers Senior Loan UW NCF DSCR, Yorkshire & Lexington Towers Whole Loan UW NCF DSCR, and Yorkshire & Lexington Towers Total Debt UW NCF DSCR excluding credit for the upfront Supplemental Income Reserve are 3.08x, 1.81x and 1.02x, respectively. The Yorkshire & Lexington Towers Senior Loan UW NOI Debt Yield, Yorkshire & Lexington Towers Whole Loan UW NOI Debt Yield, and Yorkshire & Lexington Towers Total Debt UW NOI Debt Yield excluding credit for the upfront Supplemental Income Reserve are 9.5%, 5.6% and 4.2%, respectively. Please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Yorkshire & Lexington Towers

The Loan. The mortgage loan (the “Yorkshire & Lexington Towers Mortgage Loan”) is part of a whole loan (the “Yorkshire & Lexington Towers Whole Loan”) that is evidenced by eighteen pari passu senior promissory notes in the aggregate original principal amount of $318,000,000 (collectively, the “Yorkshire & Lexington Towers Senior Loan”) and two pari passu subordinate promissory notes in the aggregate original principal amount of $221,500,000 (collectively, the “Yorkshire & Lexington Towers Subordinate Companion Loan”). The Yorkshire & Lexington Towers Whole Loan was co-originated on May 12, 2022 by Bank of Montreal (“BMO”), Starwood Mortgage Capital LLC (“SMC”) and Citi Real Estate Funding Inc. (“CREFI”). The Yorkshire & Lexington Towers Whole Loan is secured by a first priority mortgage on the borrowers’ fee simple interest in two, high-rise multifamily properties totaling 808 units located in the Upper East Side neighborhood of New York, New York (the “Yorkshire & Lexington Towers Properties”). The Yorkshire & Lexington Towers Mortgage Loan is evidenced by the non-controlling promissory Notes A-3, A-12, A-15 and A-18, with an aggregate principal balance as of the Cut-off Date of $66,000,000. The remaining notes have been contributed – or are expected to be contributed – to other securitization trusts, as set forth in the table below. The Yorkshire & Lexington Towers Whole Loan is serviced pursuant to the pooling and servicing agreement for the CGCMT 2022-GC48 securitization. The “Yorkshire & Lexington Towers Total Debt” consists of the Yorkshire & Lexington Towers Whole Loan and four mezzanine loans with an aggregate Cut-off Date balance of $174,500,000. For additional information, see “Current Mezzanine or Subordinate Indebtedness” below. The relationship between the note holders of the Yorkshire & Lexington Towers Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Yorkshire & Lexington Towers Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$25,000,000	$25,000,000	BMO	No
A-2	$25,000,000	$25,000,000	BBCMS 2022-C16	No
A-3	$25,000,000	$25,000,000	Benchmark 2022-B36	No
A-4(2)(3)	$20,000,000	$20,000,000	CGCMT 2022-GC48	No
A-5	$20,000,000	$20,000,000	BBCMS 2022-C16	No
A-6	$20,000,000	$20,000,000	BMO 2022-C2	No
A-7	$20,000,000	$20,000,000	BMO 2022-C2	No
A-8	$20,000,000	$20,000,000	BBCMS 2022-C16	No
A-9	$20,000,000	$20,000,000	CGCMT 2022-GC48	No
A-10(1)	$20,000,000	$20,000,000	BMO	No
A-11	$20,000,000	$20,000,000	CGCMT 2022-GC48	No
A-12	$20,000,000	$20,000,000	Benchmark 2022-B36	No
A-13	$10,000,000	$10,000,000	BMO 2022-C2	No
A-14	$10,000,000	$10,000,000	BMO 2022-C2	No
A-15	$10,000,000	$10,000,000	Benchmark 2022-B36	No
A-16(1)	$12,000,000	$12,000,000	BMO	No
A-17	$10,000,000	$10,000,000	BMO 2022-C2	No
A-18	$11,000,000	$11,000,000	Benchmark 2022-B36	No
Total Senior Loan	$318,000,000	$318,000,000
B-1(3)	$147,666,667	$147,666,667	CGCMT 2022-GC48 (Loan Specific)	Yes
B-2(3)	$73,833,333	$73,833,333	CGCMT 2022-GC48 (Loan Specific)	Yes
Whole Loan	$539,500,000	$539,500,000
(1)	Expected to be contributed to one or more future securitization(s).

(2)	The Yorkshire & Lexington Towers Whole Loan is serviced pursuant to the pooling and servicing agreement for the securitization of Note A-4, which is the lead note.

(3)	The initial controlling note is Note B-1, but if any interest in Note B-1 is held by a borrower restricted party (as defined in the related co-lender agreement), the controlling note is Note B-2. Following a Yorkshire & Lexington Towers Control Appraisal Period (as defined in the related co-lender agreement), the controlling note will be Note A-4. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Yorkshire & Lexington Towers Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

The Borrowers. The borrowers under the Yorkshire & Lexington Towers Whole Loan are CF E 88 LLC, SM E 88 LLC, CF E 86 LLC, SM E 86 LLC and LSG E 86 LLC, as tenants in common (the first two as tenants in common for the Lexington Towers Property (as defined below), and the last three as tenants in common for the Yorkshire Towers Property (as defined below)), each a single-purpose Delaware limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Yorkshire & Lexington Towers Whole Loan.

The Loan Sponsors. The loan sponsors and non-recourse carveout guarantors are Meyer Chetrit and The Gluck Family Trust U/A/D July 16, 2009. Meyer Chetrit is one of the controllers of The Chetrit Group. The Chetrit Group is an experienced, privately held New York City real estate development firm controlled by two brothers: Joseph and Meyer Chetrit. The Chetrit Group, which is headquartered in Manhattan, has ownership interests in over 14 million square feet of commercial and residential real estate across the United States, including New York, Chicago, Miami, and Los Angeles, as well as internationally. Laurence Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 12,000 apartments in 100 buildings located across New York City and over two million square feet of office space. Prior

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendelsohn and later as a partner at Dreyer & Traub. Laurence Gluck also formerly served as a member of the Board of Governors of the Real Estate Board of New York.

The Properties. The Yorkshire & Lexington Towers Properties consist of (i) a multifamily building comprised of 681 residential units totaling 615,641 square feet, a 33,000 square foot parking garage with 168 parking spaces and six commercial and retail units totaling 29,451 square feet (the “Yorkshire Towers Property”) and (ii) a multifamily building comprised of 127 residential units totaling 115,188 square feet, a 8,886 square foot parking garage with 36 parking spaces and six commercial and retail units totaling 9,998 square feet (the “Lexington Towers Property”). The Yorkshire & Lexington Towers Properties have 808 residential units totaling 730,829 square feet, 204 parking spaces totaling 41,886 square feet, and 12 commercial and retail units totaling 39,449 square feet. The commercial tenants (excluding City Parking) at the Yorkshire & Lexington Towers Properties have a remaining weighted average lease term of 8.5 years. The Yorkshire Towers Property is located in the Upper East Side neighborhood, proximate to the Second Avenue subway station with access to the Q subway line. The Lexington Towers Property is located in the Upper East Side neighborhood, proximate to the Lexington Avenue/East 86th Street subway station with access to the 4, 5, and 6 subway lines.

The Yorkshire Towers Property and the Lexington Towers Property was built in 1964 and 1963 respectively. The residential portion of the Yorkshire & Lexington Towers Properties feature a range of studio, one-bedroom, two-bedroom, three-bedroom, and four-bedroom units. Of the 808 residential units, 305 of the units are rent-stabilized. The Yorkshire & Lexington Towers Properties’ residential units all feature hardwood flooring, full kitchen appliances, and many units include a private balcony. Bathrooms feature marble flooring in the renovated units and vinyl tile in the unrenovated units. Renovated units feature marble countertop kitchens, stainless steel appliances, including a refrigerator, dishwasher, microwave, and gas-fired stove and oven, and washer and dryer. Community spaces include a 24-hour attended lobby lounge, health club and fitness center, children’s playroom, and outdoor seating area.

Major Tenants.

The largest tenant by underwritten base rent, CVS Pharmacy (“CVS”), occupies 15,813 square feet (19.4% of the commercial NRA, 58.1% of the underwritten commercial base rent) with a lease expiration of January 31, 2033. CVS is a consumer retail and health solutions company with over 9,900 locations in 49 states, the District of Columbia and Puerto Rico. CVS has approximately 300,000 employees in the United States. The remaining 65,522 square feet of commercial space is 98.3% occupied by ten tenants.

Portfolio Summary
Property Name	City	Year Built / Renovated	Units	% of Units	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
Yorkshire Towers	New York	1964 / 2014, 2022	681	84.3%	$464,286,688	86.1%	$821,000,000	86.1%
Lexington Towers	New York	1963 / 2014	127	15.7%	75,213,312	13.9	133,000,000	13.9
Total			808	100.0%	$539,500,000	100.0%	$954,000,000	100.0%

Loan Sponsors’ Renovation Plan. The information set forth below regarding the loan sponsors’ renovation plans reflects forward-looking statements and certain projections provided by the loan sponsors, assuming, among other things, that the borrowers will complete certain projected renovations by December 1, 2024 and that all of the newly renovated and currently unoccupied units will be leased at current market rate rent and all of the currently occupied units will continue to be leased at the current contractual rent. We cannot assure you that such assumptions and projections provided by the loan sponsors will materialize in the future as expected or at all.

The loan sponsors have identified 311 units that will be renovated, which consist of 283 units that are projected to receive a light renovation and 28 units that are projected to receive a major renovation. The 28 major renovation units will be combined into 13 units post-renovation. Of the 28 units projected to receive major renovations, 17 units are rent stabilized, all of which are currently vacant. Major renovations will feature the combination of two or three units into one larger unit or a significant floor plan alteration and are expected to take approximately four to six months to complete. Light renovation units will feature aesthetic and systems upgrades, such as new appliances, countertops, removal of carpeting and lighting upgrades. The borrowers deposited $6,500,000 into a unit upgrade reserve with the lender at origination of the Yorkshire & Lexington Towers Whole Loan, to be disbursed to pay or reimburse the borrowers for unit renovation costs pursuant to the Yorkshire & Lexington Towers Whole Loan documents. See “Escrows and Reserves” below.

The major renovation units are projected to receive an average renovation of approximately $37,143 per unit and are anticipated to increase rent from $53.20 per square foot in-place to $82.67 per square foot. The loan sponsors have executed major renovations on 41 units to date, which have been combined into a total of 23 units. These major renovations have achieved average annual rent increases from $32.93 per square foot to $75.37 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

Yorkshire & Lexington Towers

The light renovation units are projected to receive an average renovation of $19,382 per unit and are anticipated to increase rent from $62.01 per square foot in-place to $82.79 per square foot. The loan sponsors have executed light renovations on 16 units to date. These light renovations have achieved average annual rent increases from $50.33 per square foot to $82.04 per square foot.

The following table presents detailed information with respect to the current market rate units at the Yorkshire Towers Property:

As Is Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	63	14.3%	547	$3,100	$5.67	$3,121	$5.52
1 Bedroom	244	55.2	778	$4,301	$5.53	$4,319	$5.50
2 Bedroom	81	18.3	1,152	$6,122	$5.31	$6,355	$5.31
3 Bedroom	53	12.0	1,299	$7,707	$5.93	$7,682	$5.91
4 Bedroom	1	0.2	2,087	$12,995	$6.23	$12,995	$6.23
Total/Wtd. Avg.	442	100.0%	879	$4,891	$5.56	$4,941	$5.54
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Source: Appraisal.

The following table presents detailed information with respect to the current market rate units at the Lexington Towers Property:

As Is Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	10	16.4%	619	$3,270	$5.29	$3,270	$5.29
1 Bedroom	33	54.1	776	$4,306	$5.55	$4,286	$5.53
2 Bedroom	10	16.4	1,045	$6,339	$6.06	$6,287	$6.01
3 Bedroom	6	9.8	1,392	$8,823	$6.34	$8,823	$6.34
4 Bedroom	2	3.3	1,889	$13,123	$6.95	$12,935	$6.85
Total/Wtd. Avg.	61	100.0%	892	$5,203	$5.83	$5,192	$5.81
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Source: Appraisal.

The following table presents detailed information with respect to the current rent stabilized units at the Yorkshire Towers Property:

As Is Rent Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	31	13.0%	545	$1,915	$3.51	$2,370	$3.52
1 Bedroom	116	48.5	792	$1,980	$2.50	$2,182	$2.49
2 Bedroom	81	33.9	1,230	$2,916	$2.37	$2,989	$2.36
3 Bedroom	8	3.3	1,638	$3,714	$2.27	$3,714	$2.27
4 Bedroom	3	1.3	1,859	$12,167	$6.55	$12,167	$6.55
Total/Wtd. Avg.	239	100.0%	950	$2,475	$2.60	$2,710	$2.59
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

Yorkshire & Lexington Towers

The following table presents detailed information with respect to the current rent stabilized units at the Lexington Towers Property:

As Is Rent Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	19	28.8%	660	$1,923	$2.91	$2,056	$2.97
1 Bedroom	31	47.0	830	$2,033	$2.45	$2,014	$2.43
2 Bedroom	11	16.7	1,254	$3,591	$2.86	$3,589	$2.86
3 Bedroom	3	4.5	1,536	$9,564	$6.23	$3,128	$2.32
4 Bedroom	2	3.0	2,055	$19,750	$9.61	NAV	NAV
Total/Wtd. Avg.	66	100.0%	921	$3,140	$3.41	$2,500	$2.66
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Source: Appraisal.

The following table presents detailed information with respect to the projected post-renovation market rate units at the Yorkshire Towers Property:

Projected Post-Renovation Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	61	14.1%	547	$3,489	$6.38	$3,121	$5.52
1 Bedroom	240	55.6	778	$5,108	$6.57	$4,319	$5.50
2 Bedroom	77	17.8	1,148	$7,784	$6.78	$6,355	$5.31
3 Bedroom	53	12.3	1,299	$8,582	$6.60	$7,682	$5.91
4 Bedroom	1	0.2	2,087	$12,995	$6.23	$12,995	$6.23
Total/Wtd. Avg.	432	100.0%	878	$5,801	$6.61	$4,941	$5.54
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Source: Appraisal.

The following table presents detailed information with respect to the projected post-renovation market rate units at the Lexington Towers Property:

Projected Post-Renovation Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	10	16.7%	619	$4,309	$6.97	$3,270	$5.29
1 Bedroom	32	53.3	775	$5,347	$6.90	$4,286	$5.53
2 Bedroom	10	16.7	1,045	$7,072	$6.77	$6,287	$6.01
3 Bedroom	6	10.0	1,392	$9,101	$6.54	$8,823	$6.34
4 Bedroom	2	3.3	1,889	$12,935	$6.85	$12,935	$6.85
Total/Wtd. Avg.	60	100.0%	893	$6,090	$6.82	$5,192	$5.81
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

Yorkshire & Lexington Towers

The following table presents detailed information with respect to the projected post-renovation rent stabilized units at the Yorkshire Towers Property:

Projected Post-Renovation Rent Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	27	11.5%	544	$1,925	$3.54	$2,370	$3.52
1 Bedroom	106	45.1	793	$1,976	$2.49	$2,182	$2.49
2 Bedroom	85	36.2	1,246	$3,371	$2.71	$2,989	$2.36
3 Bedroom	12	5.1	1,729	$6,858	$3.97	$3,714	$2.27
4 Bedroom	5	2.1	2,167	$14,531	$6.71	$12,167	$6.55
Total/Wtd. Avg.	235	100.0%	1005	$2,991	$2.97	$2,710	$2.59
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Source: Appraisal.

The following table presents detailed information with respect to the projected post-renovation rent stabilized units at the Lexington Towers Property:

Projected Post-Renovation Rent Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	18	27.3%	655	$1,898	$2.90	$2,056	$2.97
1 Bedroom	31	47.0	830	$2,014	$2.42	$2,014	$2.43
2 Bedroom	12	18.2	1,281	$4,225	$3.30	$3,589	$2.86
3 Bedroom	3	4.5	1,536	$8,828	$5.75	$3,128	$2.32
4 Bedroom	2	3.0	2,055	$14,728	$7.17	NAV	NAV
Total/Wtd. Avg.	66	100.0%	934	$3,079	$3.30	$2,500	$2.66
(1)	Based on the underwritten rent roll dated March 1, 2022.

(2)	Source: Appraisal.

Historical and Current Multifamily Occupancy(1)
2019	2020	2021	Current(2)
94.7%	81.2%	94.7%	96.4%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current occupancy is as of March 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

Yorkshire & Lexington Towers

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM 2/28/2022(3)	Underwritten	Per Unit	%(1)
Residential Rents in Place	$34,429,262	$32,908,021	$33,023,336	$34,184,092	$39,497,416	$48,883	74.9%
Commercial Rents in Place	6,197,568	5,981,339	5,764,022	5,810,592	6,984,828	8,645	13.3
Gross Potential Rent	$40,626,830	$38,889,360	$38,787,358	$39,994,684	$46,482,244	$57,528	88.2%
Total Reimbursements	297,713	410,419	284,498	324,797	327,568	405	0.6
Supplemental Income Reserve(2)	0	0	0	0	5,226,004	6,468	9.9
Total Other Income	702,657	863,978	694,304	675,664	675,664	836	1.3
Net Rental Income	$41,627,200	$40,163,756	$39,766,160	$40,995,144	$52,711,480	$65,237	100.0%
(Vacancy/Credit Loss)	(99,272)	(35,705)	0	0	(1,316,592)	(1,629)	(2.5)
Effective Gross Income	$41,527,928	$40,128,052	$39,766,160	$40,995,144	$51,394,888	$63,608	97.5%
Total Expenses	$14,184,113	$14,510,102	$15,511,878	$15,672,705	$16,019,126	$19,826	31.2%
Net Operating Income(2)	$27,343,815	$25,617,949	$24,254,281	$25,322,439	$35,375,762	$43,782	68.8%
Total TI/LC, Capex/RR(4)	0	0	0	0	0	0	0.0
Net Cash Flow	$27,343,815	$25,617,949	$24,254,281	$25,322,439	$35,375,762	$43,782	68.8%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	The Underwritten Net Operating Income is greater than the TTM Net Operating Income due in part to (i) the loan sponsors recently renovating 57 units, which increased rents at the Yorkshire & Lexington Towers Properties, (ii) underwritten straight-lined rent for CVS and (iii) disbursements from the Supplemental Income Reserve. Please refer to “Escrows and Reserves” below.

(3)	TTM represents the trailing 12 months ending February 2022.

(4)	The loan sponsors funded five years’ worth of TI/LC and Capex/RR at origination.

The Market. The Yorkshire & Lexington Towers Properties are located in New York, New York, within the New York, NY-NJ-PA Metropolitan Statistical Area. According to the appraisal, the unemployment rate from 2011 through 2021 in New York City increased at an annual rate of 0.3% and is expected to decrease at an average annual rate of 4.7% between 2022 and 2026. The estimated 2021 median annual household income in New York City was $68,261. The leading industries are education and health, professional and business, government, trade, transportation and utilities. The largest employer in New York City is Northwell Health, which employs 68,088 people. The Yorkshire Towers Property is located on the northeast corner of Second Avenue and East 86th Street. The Lexington Towers Property is located on the southeast corner of Lexington Avenue and East 88th Street. The Upper East Side is generally considered the area that extends from East 59th to East 110th Streets, east of Central Park and Fifth Avenue to the East River. The Upper East Side is known for its many art galleries such as the Metropolitan Museum of Art and Hunter College of the City University of New York which occupies several modern high-rise buildings at 68th Street and Lexington Avenue. The largest institutions of higher learning on the Upper East Side are along York Avenue and the FDR Drive, including Rockefeller University and the Cornell Medical Center. The Yorkshire & Lexington Towers Properties benefit from their proximity to Fifth Avenue, which forms the eastern border of Central Park, as well as Madison Avenue, which is dense with prime retail and commercial space.

The Yorkshire & Lexington Towers Properties are situated in the Upper East Side multifamily submarket. According to CoStar, as of February 2022, the Upper East Side multifamily submarket had an overall vacancy rate of 2.0%, with net absorption totaling 17 units. The vacancy rate decreased 2.2% over the past 12 months. Rental rates increased by 3.1% for the past 12 months and ended at $4,096 per unit per month. A total of 46 units were still under construction at the end of the first quarter of 2022.

According to the appraisal, the 2021 population for New York City was approximately 8,305,600 and is forecasted to grow to approximately 8,317,700 in 2022, and approximately 8,335,900 in 2026.

Property Management. The Yorkshire & Lexington Towers Properties are managed by Jumeaux Management LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination of the Yorkshire & Lexington Towers Whole Loan, the borrowers deposited (i) approximately $5,390,917 into a real estate tax reserve account, (ii) approximately $367,868 into an insurance premiums reserve account, (iii) $1,100,000 into a replacement reserve account, (iv) $1,000,000 into a tenant improvement and leasing commissions reserve account, (v) $6,500,000 into a unit upgrade reserve account and (vi) $5,900,000 into a supplemental income reserve account.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $898,486).

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve is conditionally waived so long as (i) no event of default is continuing and (ii) the borrowers maintain a blanket policy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

Yorkshire & Lexington Towers

meeting the requirements of the Yorkshire & Lexington Towers Whole Loan documents. The borrowers are currently maintaining a blanket policy.

Supplemental Income Reserve – The Yorkshire & Lexington Towers Properties are currently undergoing certain renovations, and the borrowers deposited $5,900,000 into a supplemental income reserve account (the “Supplemental Income Reserve”) at origination of the Yorkshire & Lexington Towers Whole Loan.  Unless and until the Yorkshire & Lexington Towers Properties (excluding the amount on deposit in the Supplemental Income Reserve) achieve a 5.0% transient Yorkshire & Lexington Towers Total Debt debt yield (calculated on the basis of annualized net cash flow for a three-month period ending with the most recently completed month), the lender may require the borrowers to make additional Supplemental Income Reserve deposits if and to the extent the lender determines, in its reasonable discretion on a quarterly basis after May 6, 2023 during the Yorkshire & Lexington Towers Whole Loan term, that additional supplemental income reserve deposits are required in order to achieve (when the additional deposit and all other deposits in the Supplemental Income Reserve account are added to net cash flow for the Yorkshire & Lexington Towers Properties) a 5.0% transient Yorkshire & Lexington Towers Total Debt debt yield for the following 12, 9, 6 or 3 months (such applicable 12-, 9-, 6- or 3-month period depending on the quarter with respect to which such determination by the lender is made).  The guarantors provided a related carry guaranty of certain carry costs, including real estate taxes, insurance premiums, debt service and operating expenses, for any period until the Yorkshire & Lexington Towers Properties achieve a 5.0% transient Yorkshire & Lexington Towers Total Debt debt yield (excluding the amount on deposit in the Supplemental Income Reserve). The obligations of the guarantors under such carry guaranty are limited to the additional Supplemental Income Reserve deposit amount as and when due.

So long as no event of default under the Yorkshire & Lexington Towers Whole Loan is continuing, on each payment date, the lender is required to transfer the Monthly Supplemental Income Reserve Disbursement Amount (as defined below) from the Supplemental Income Reserve to the cash management account. Such funds deposited into the cash management account will be required to be applied with all other funds then on deposit in the cash management account in the order of priority set forth in the Yorkshire & Lexington Towers Whole Loan documents, as described under “Lockbox / Cash Management” below. So long as no event of default under the Yorkshire & Lexington Towers Whole Loan is continuing, upon such time as the lender has reasonably determined that the Yorkshire & Lexington Towers Properties (excluding the amount on deposit in the Supplemental Income Reserve) have achieved a 5.0% transient Yorkshire & Lexington Towers Total Debt debt yield (calculated on the basis of annualized net cash flow for a three-month period ending with the most recently completed month), then upon the borrowers’ written request, all of the funds in the Supplemental Income Reserve will be required to be disbursed to the borrowers; provided, however, if a Cash Trap Period (as defined below) is then continuing, then such funds will not be disbursed to the borrowers, and such funds will instead be deposited into the excess cash reserve account, to be applied in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan documents.

“Monthly Supplemental Income Reserve Disbursement Amount” means 1/12th of (x) the initial Supplemental Income Reserve deposit with respect to the first 12 payment dates occurring during the term of the Yorkshire & Lexington Towers Whole Loan, and (y) each Supplemental Income Reserve additional deposit amount with respect to the 12 payment dates following the date that the borrowers are required to deposit such Supplemental Income Reserve additional deposit amount pursuant to the terms of the Yorkshire & Lexington Towers Whole Loan documents; provided that, if at any time the lender reassesses the Supplemental Income Reserve additional deposit amount in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan documents, the Monthly Supplemental Income Reserve Disbursement Amount will be adjusted so that all of funds in the Supplemental Income Reserve will be disbursed in equal monthly installments ending on such Supplemental Income Reserve reassessment date (i.e., so that there will be no funds in the Supplemental Income Reserve on deposit on such Supplemental Income Reserve reassessment date).

Lockbox / Cash Management. The Yorkshire & Lexington Towers Whole Loan is structured with a hard lockbox for commercial tenants and a soft lockbox for residential tenants, and in place cash management. The borrowers are required to deposit all rents collected from residential tenants into the lockbox account within three days of receipt. The borrowers are required to deliver a tenant direction letter to commercial tenants to deposit all rents directly to the lockbox account. The borrowers are required to cause all amounts deposited into the lockbox account to be transferred on each business day to a cash management account controlled by the lender. Absent an event of default under the Yorkshire & Lexington Towers Whole Loan documents, funds on deposit in the cash management account are applied on each monthly payment date in amounts and in the order of priority set forth in the Yorkshire & Lexington Towers Whole Loan documents, including any required tax and insurance reserve deposits, deposit account bank fees, monthly debt service on the Yorkshire & Lexington Towers Whole Loan, other amounts payable to the lender under the Yorkshire & Lexington Towers Whole Loan, operating expenses reflected in the annual budget or otherwise approved by the lender, and debt service under the mezzanine loans, with the remaining funds in the cash management account to be disbursed to the borrowers unless a Cash Trap Period is then continuing, in which event the remaining funds will be deposited into an excess cash reserve account under the lender’s control, and released to the borrower when the Cash Trap Period ends. Upon an event of default under the Yorkshire & Lexington Towers Whole Loan documents, the lender will apply funds in such priority as it may determine.

A “Cash Trap Period” means a period commencing upon the earliest to occur of (i) an event of default; (ii) any bankruptcy action of the borrowers, principal, guarantor or manager has occurred; (iii) the failure by the borrowers, after stabilization (i.e. until a Yorkshire & Lexington Towers Total Debt debt yield of at least 5.0% has been achieved (without taking into account any disbursement of Supplemental Income Reserve funds) for one calendar quarter, provided no event of default then exists), to maintain a Yorkshire & Lexington Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

Yorkshire & Lexington Towers

Total Debt debt yield of at least 4.25%; or (iv) a Yorkshire & Lexington Towers Mezzanine Loan (as defined below) event of default. A Cash Trap Period will be cured upon (a) with respect to clause (i) above, the lender accepts a cure of the event of default; (b) in the case of a bankruptcy action by or against the manager only, the borrowers replace the manager with a qualified replacement as defined in the Yorkshire & Lexington Towers Whole Loan documents; (c) with respect to clause (iii) above, the Yorkshire & Lexington Towers Total Debt debt yield is equal to or greater than 4.75% for one calendar quarter; or (d) with respect to clause (iv) above, the applicable Yorkshire & Lexington Towers Mezzanine Loan lender accepts a cure of such Yorkshire & Lexington Towers Mezzanine Loan event of default.

Current Mezzanine or Subordinate Indebtedness. The Yorkshire & Lexington Towers Properties also secure the Yorkshire & Lexington Towers Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $221,500,000. The Yorkshire & Lexington Towers Subordinate Companion Loan accrues interest at 3.04000% per annum. The Yorkshire & Lexington Towers Senior Loan is senior in right of payment to the Yorkshire & Lexington Towers Subordinate Companion Loan.

Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and Citigroup Global Markets Realty Corp. (“CGMRC”) co-originated a mezzanine A loan in the amount of $80,000,000 to be secured by the mezzanine A borrowers’ interests in the borrowers, as collateral for the mezzanine A loan (the “Mezzanine A Loan”). The Mezzanine A Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine A Loan accrues interest at a rate of 5.80000% per annum and requires interest-only payments until its maturity date.

Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and CGMRC co-originated a mezzanine B loan in the amount of $23,100,000 to be secured by the mezzanine B borrowers’ interests in the mezzanine A borrowers, as collateral for the mezzanine B loan (the “Mezzanine B Loan”). The Mezzanine B Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine B Loan accrues interest at a rate of 7.14000% per annum and requires interest-only payments until its maturity date.

Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and CGMRC co-originated a mezzanine C loan in the amount of $25,000,000 to be secured by the mezzanine C borrowers’ interests in the mezzanine B borrowers, as collateral for the mezzanine C loan (the “Mezzanine C Loan”). The Mezzanine C Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine C Loan accrues interest at a rate of 8.00000% per annum and requires interest-only payments until its maturity date.

Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and CGMRC co-originated a mezzanine D loan in the amount of $46,400,000 to be secured by the mezzanine D borrowers’ interests in the mezzanine C borrowers, as collateral for the mezzanine D loan (the “Mezzanine D Loan”, collectively with the Mezzanine A Loan, the Mezzanine B Loan and the Mezzanine C Loan, the “Yorkshire & Lexington Towers Mezzanine Loans”). The Mezzanine D Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine D Loan accrues interest at a rate of 9.46185345% per annum and requires interest-only payments until its maturity date.

Total Loan Metrics
	% of Total Loan	Cut-off Date LTV	UW NOI Debt Yield(1)	UW NCF DSCR(1)
A Notes	44.5%	33.3%	11.1%	3.61x
B Notes	31.0%	56.6%	6.6%	2.13x
Mezzanine Loans	24.4%	74.8%	5.0%	1.20x
(1)	The UW NOI and UW NCF includes disbursements from a Supplemental Income Reserve of $5,226,004. Please refer to “Escrows and Reserves” above.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

39 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

39 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

39 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

39 Broadway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	8.6%	Net Rentable Area (SF):	450,583
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	39 CAM LLC	Year Built / Renovated:	1927 / 2005
Guarantors:	Avi Schron, Mark Schron and Eli	Occupancy:	79.4%
	Schron	Occupancy Date:	5/12/2022
Interest Rate:	5.05000%	Number of Tenants:	86
Note Date:	7/7/2022	Fourth Most Recent NOI:	$9,430,693 (12/31/2019)
Maturity Date:	8/6/2032	Third Most Recent NOI:	$10,294,158 (12/31/2020)
Interest-only Period:	120 months	Second Most Recent NOI:	$9,986,059 (12/31/2021)
Original Term:	120 months	Most Recent NOI:	$9,484,037 (TTM 3/31/2022)
Original Amortization:	None	UW Economic Occupancy:	80.3%
Amortization Type:	Interest Only	UW Revenues:	$17,886,614
Call Protection(2):	L(24),D(92),O(4)	UW Expenses:	$7,991,071
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$9,895,543
Additional Debt(1):	Yes	UW NCF:	$9,087,117
Additional Debt Balance(1):	$20,000,000	Appraised Value / Per SF:	$220,000,000 / $488
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/1/2022

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$189
Taxes:	$300,805	$300,805	N/A	Maturity Date Loan / SF:	$189
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	38.6%
Replacement Reserves:	$0	$8,443	N/A	Maturity Date LTV:	38.6%
TI/LC:	$0	$75,097	$1,802,332	UW NCF DSCR:	2.09x
Other:	$1,355,477	$0	N/A	UW NOI Debt Yield:	11.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$85,000,000	100.0%	Loan Payoff	$79,563,384	93.6%
			Sponsor Equity	2,141,911	2.5
			Upfront Reserves	1,656,282	1.9
			Closing Costs	1,638,423	1.9
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%
(1)	The 39 Broadway Loan (as defined below) is part of a whole loan evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $85.0 million. The Financial Information in the chart above reflects the Cut-off Date Balance of the 39 Broadway Whole Loan (as defined below).

(2)	The defeasance lockout period, with respect to a defeasance of the 39 Broadway Whole Loan, will be at least 24 payment dates beginning with and including the first payment date on September 6, 2022. Defeasance of the full $85.0 million 39 Broadway Whole Loan is permitted after the date that is earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) July 7, 2026.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The mortgage loan (the “39 Broadway Mortgage Loan”) is part of a whole loan (the “39 Broadway Whole Loan”) consisting of two pari passu promissory notes in the aggregate outstanding principal balance of $85,000,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a 450,583 square feet office property in New York, New York (the “39 Broadway Property”). The 39 Broadway Mortgage Loan, evidenced by the controlling A-1 note, has an outstanding principal balance as of the Cut-off Date of $65,000,000 and represents approximately 8.6% of the Initial Pool Balance. The non-controlling A-2 note had an original principal balance and has an outstanding balance as of the Cut-off Date of $20,000,000. The borrower primarily utilized proceeds of the 39 Broadway Whole Loan to refinance existing debt on the 39 Broadway Property. The 39 Broadway Whole Loan was previously securitized in CGCMT 2013-GCJ11. The relationship between the holders of the 39 Broadway Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The 39 Broadway Whole Loan” in the Preliminary Prospectus. The 39 Broadway Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) and has an interest rate of 5.05000% per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

39 Broadway

The 39 Broadway Whole Loan has an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 39 Broadway Whole Loan requires payments of interest only for the entire term of the 39 Broadway Whole Loan. The stated maturity date of the 39 Broadway Whole Loan is the payment date in August 2032.

Voluntary prepayment of the 39 Broadway Whole Loan is prohibited prior to the due date occurring in May 2032. Defeasance of the 39 Broadway Whole Loan in whole (but not in part) is permitted at any time after the earlier of (i) July 7, 2026 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the 39 Broadway Whole Loan to be securitized.

The table below summarizes the promissory notes that comprise the 39 Broadway Whole Loan. The relationship between the holders of the 39 Broadway Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	Benchmark 2022-B36	Yes
A-2	20,000,000	20,000,000	CREFI(1)	No
Whole Loan	$85,000,000	$85,000,000
(1)	The related note is expected to be contributed to one or more future securitization transactions.

The Borrower. The borrower is 39 CAM LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having at least one independent director in its organizational structure.

The Loan Sponsors. The borrower sponsors and nonrecourse carveout guarantors are Avi Schron, Mark Schron, and Eli Schron. Avi Schron, Mark Schron, and Eli Schron currently lead Cammeby’s International, a real estate investment company founded in 1967. Cammeby’s International acquired the property in 1998. Operating primarily in New York City, Cammeby’s International owns interests in more than 12,000 rental units in New York City.

The Property. The 39 Broadway Property is a 450,853 square feet, 37-story, multi-tenant office building with 19,501 square feet of ground floor retail space located in the Financial District of New York, New York. Built in 1927 and renovated in 2005, the 39 Broadway Property is situated on approximately 0.4 acres between Morris Street and Exchange Alley in the Financial West office submarket of Downtown Manhattan. Since 2017, the borrower has invested in capital improvements, which included renovation to the HVAC systems, elevator, hallways, bathrooms, lobby, and sprinkler system. Since January 2021, the 39 Broadway Property signed 10 new leases comprising of 37,010 square feet and renewed 14 leases which includes 54,230 square feet of net rentable area. The 2nd through 37th floors contain 430,420 square feet of rentable office space. As of May 12, 2022, the office space is 78.4% occupied which represents 88.3% of underwritten base rent. Additionally, the 39 Broadway Property consists of five ground floor retail tenants which are accessible from the lobby or via Trinity Place. The retail space at the 39 Broadway Property is 100.0% occupied and accounts for approximately 10.5% of underwritten base rent. Duane Reade (Walgreens Co.) is the largest retail tenant at the 39 Broadway Property and accounts for approximately 7.5% of underwritten base rent on a lease that expires in July 2029. Based on the underwritten rent roll dated May 12, 2022, as a whole, the 39 Broadway Property is 79.4% leased to 86 unique tenants with no tenant accounting for more than 9.2% of underwritten base rent and 8.4% of net rentable area.

Major Tenants.

The largest tenant, Metropolitan Jewish Health System, Inc. (“MJHS”) (37,760 square feet; 8.4% of NRA; 9.2% of underwritten base rent), offers medical services and operates as a non-profit organization. Founded in 1907, the Company provides home health care, hospice and palliative care, rehabilitation, and nursing services in the United States. The research based MJHS Institute for Innovation in Palliative Care is located at the 39 Broadway Property. MJHS has been at the 39 Broadway Property since 2015, expanded in 2018 and currently occupies the second and third floor. MJHS’s lease expires on September 21, 2025 and does not have any renewal or termination options.

The second largest tenant, The Waterfront Commission of New York Harbor (“Waterfront Commission”) (21,025 square feet; 4.7% of NRA; 5.4% of underwritten base rent) is a bi-state regulatory agency that was created in 1953. The mission of the Waterfront Commission is to investigate, deter, combat, and remedy criminal activity and ensures fair hiring and employment practices. The Waterfront Commission has been at the 39 Broadway Property since 2000 and extended its lease in 2016. The lease for the office space (21,025 square feet) expires on November 26, 2026 and the Waterfront Commission does not have any renewal or termination options.

The third largest tenant, The Food Bank for New York City, Food for Survival (“NYC Food Bank”) (16,890 square feet; 3.7% of NRA; 3.8% of underwritten base rent) is an independent nonprofit founded in 1983. The NYC Food Bank is New York City’s largest hunger-relief organization and has provided over 1.2 billion free meals, served approximately 1,800 charities, and has returned over one billion dollars to the community. The NYC Food Bank has been at the 39 Broadway Property since 1999 and extended its lease in 2011. The NYC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

39 Broadway

Food Banks’s lease for the office space (16,890 square feet) expires on March 31, 2026 and does not have any renewal or termination options.

The Market. The 39 Broadway Property is located between Morris Street and Exchange Alley and is five blocks south of the Fulton Transit Center, which services the 2, 3, 4, 5, A, C, J, R and Z subway lines.

According to a third-party market research report, the 39 Broadway Property is located in the Financial West submarket of the New York City market, which is bordered by Financial East to the east and World Trade to the north. As of the first quarter of 2022, the Financial West submarket reported total Class B office inventory of approximately 3.8 million square feet with a 22.6% vacancy rate and average asking rent of $56.19 per square foot. The appraiser concluded to a market rent for the office space at the 39 Broadway Property of $44.00 per square foot for floors 2 to 9, $46.00 per square foot for floors 10 to 21, $49.00 per square foot for floors 22 to 30 and $52.00 per square foot for floors 31 to 37, all on a modified gross basis.

Historical Occupancy(1)
2019	2020	2021	Current(2)
89.5%	92.2%	84.4%	79.4%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.

(2)	Current Occupancy is as of May 12, 2022.

The following table presents information relating to comparable office properties for the 39 Broadway Property:

Comparable Office Properties Summary(1)
Property Name/Location	Year Built/ Renovated	Office Area	Stories	Vacant SF Available	% Occupied	Average Asking Rent
39 Broadway, New York, NY	1927/2005	450,583(2)	37	93,032(2)	79.4%(2)	$46.51(2)(3)
25 Broadway, New York, NY	1921/NAP	775,000	23	177,034	77.2%	$49.00
26 Broadway, New York, NY	1922/NAP	630,000	31	178,319	71.7%	$55.00
42 Broadway, New York, NY	1904/NAP	301,230	22	58,391	80.6%	$37.50
65 Broadway, New York, NY	1917/1985	300,000	21	26,770	91.1%	$42.50
111 Broadway, New York, NY	1894/NAP	427,598	21	97,195	77.3%	$54.00
115 Broadway, New York, NY	1905/1989	409,596	22	45,118	89.0%	$56.50
75 Broad Street, New York, NY	1928/NAP	650,000	33	93,446	85.6%	$46.50
40 Rector Street, New York, NY	1920/NAP	575,187	19	64,851	88.7%	$44.00
(1)	Source: Appraisal.

(2)	Based on underwritten rent roll dated May 12, 2022.

(3)	Represents underwritten base rent per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

39 Broadway

Tenant Summary(1)
Tenant	Type	Ratings	Net Rentable	% of Total	Base Rent	% of Total	Lease
		Moody’s/Fitch/S&P(2)	Area (SF)	NRA	PSF(3)	Base Rent(3)	Expiration Date
Metropolitan Jewish Health System, Inc.	Office	NR/NR/NR	37,760	8.4%	$40.30	9.2%	9/21/2025
The Waterfront Commission of New York Harbor	Office(4)	NR/NR/NR	21,025	4.7	$42.72	5.4	Various(5)
The Food Bank for New York City, Food for Survival	Office(4)	NR/NR/NR	16,890	3.7	$37.63	3.8	Various(5)
Masterpiece International, Ltd.	Office	NR/NR/NR	15,555	3.5	$51.41	4.8	2/20/2027
Littleton Joyce Ughetta & Park LLP	Office	NR/NR/NR	13,644	3.0	$49.78	4.1	1/31/2028
The Jericho Project	Office	NR/NR/NR	11,889	2.6	$38.55	2.8	9/30/2030(6)
Duane Reade (Walgreens Co.)	Retail	Baa2/NR/BBB	11,285	2.5	$111.12	7.5	7/31/2029
Stephen Einstein & Associates, P.C.	Office	NR/NR/NR	9,935	2.2	$50.41	3.0	12/16/2025
Business Intelligence Associates, Inc.	Office	NR/NR/NR	8,280	1.8	$42.24	2.1	5/8/2023
Armienti, Debellis, Gugliemo & Rhoden LLP	Office	NR/NR/NR	7,975	1.8	$35.67	1.7	8/31/2023
Total			154,238	34.2%	$47.86	44.4%
Remaining Tenants			203,313	45.1	$45.48	55.6
Total Occupied			357,551	79.4%
Vacant			93,032	20.6
Total			450,583	100.0%	$46.51	100.0%
(1)	Based on the underwritten rent roll dated May 12, 2022.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Base Rent PSF, and % of Total Base Rent are inclusive of contractual rent steps underwritten through June 15, 2023.

(4)	The Waterfront Commission of New York Harbor’s lease includes an office space of 21,025 square feet and a storage unit. The Food Bank for New York City, Food for Survival’s lease includes an office space of 16,890 square feet and a storage unit.

(5)	The Waterfront Commission of New York Harbor’s lease with respect to the office space (21,025 square feet) expires on November 26, 2026, and its lease with respect to the storage unit is month to month. The Food Bank for New York City, Food for Survival’s lease with respect to the office space (16,890 square feet) expires on March 31, 2026, and its lease with respect to the storage unit is month to month.

(6)	The Jericho Project may terminate its lease on September 30, 2025 or September 30, 2028 in the event the Jericho Project loses its government funding source. The Jericho Project must provide at least 6 months’ written notice and pay a termination fee of: (i) approximately $139,147 if exercised on September 30, 2025; and (ii) approximately $17,187 if exercised on September 30, 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

39 Broadway

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)(3)	% of Base Rent Expiring(2)(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)(3)	Cumulative % of Base Rent Expiring(2)(3)
Vacant	NAP	93,032	20.6%	NAP	NAP	93,032	20.6%	NAP	NAP
MTM	22	8,770	1.9	$550,782	3.3%	101,802	22.6%	$550,782	3.3%
2022	1	2,653	0.6	103,467	0.6%	104,455	23.2%	$654,249	3.9%
2023	15	50,837	11.3	2,028,589	12.2%	155,292	34.5%	$2,682,838	16.1%
2024	8	24,341	5.4	1,211,221	7.3%	179,633	39.9%	$3,894,059	23.4%
2025	8	71,604	15.9	3,147,707	18.9%	251,237	55.8%	$7,041,766	42.3%
2026	6	45,154	10.0	1,844,964	11.1%	296,391	65.8%	$8,886,730	53.4%
2027	7	34,260	7.6	1,571,686	9.5%	330,651	73.4%	$10,458,416	62.9%
2028	7	30,078	6.7	1,457,598	8.8%	360,729	80.1%	$11,916,014	71.7%
2029	7	42,582	9.5	2,703,696	16.3%	403,311	89.5%	$14,619,710	87.9%
2030	3	20,426	4.5	858,455	5.2%	423,737	94.0%	$15,478,166	93.1%
2031	3	9,002	2.0	407,207	2.4%	432,739	96.0%	$15,885,373	95.5%
2032 & Beyond	3	17,844	4.0	743,538	4.5%	450,583	100.0%	$16,628,911	100.0%
Total	90	450,583	100.0%	$16,628,911	100.0%
(1)	Based on the underwritten rent roll dated May 12, 2022.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

(3)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring are inclusive of contractual rent steps underwritten through June 15, 2023.

Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	TTM 3/31/2022	Underwritten	Per Square Foot	%(2)
Rents in Place	$16,386,103	$16,857,932	$16,351,521	$16,013,925	$16,284,696	$36.14	73.3%
Rent Steps(3)	0	0	0	0	344,215	0.76	1.5%
Gross Potential Revenue	$16,386,103	$16,857,932	$16,351,521	$16,013,925	$16,628,911	$36.91	74.8%
Other Income(4)	58,383	92,808	114,786	182,093	156,000	0.35	0.7%
Vacant Income	0	0	0	0	4,341,357	9.63	19.5%
Total Reimbursements	1,962,955	1,811,828	1,553,937	1,208,654	1,101,702	2.45	5.0%
Net Rental Income	$18,407,442	$18,762,568	$18,020,244	$17,404,673	$22,227,971	$49.33	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(4,341,357)	(9.63)	(19.5%)
Effective Gross Income	$18,407,442	$18,762,568	$18,020,244	$17,404,673	$17,886,614	$39.70	80.5%
Real Estate Taxes	3,837,200	3,996,243	3,647,861	3,401,875	3,437,771	7.63	19.2%
Insurance	133,241	153,129	186,516	190,268	191,360	0.42	1.1%
Management Fee	552,223	562,877	540,607	522,140	536,598	1.19	3.0%
Other Operating Expenses	4,454,085	3,756,161	3,659,200	3,806,353	3,825,341	8.49	21.4%
Total Expenses	$8,976,749	$8,468,410	$8,034,185	$7,920,636	$7,991,071	$17.73	44.7%
Net Operating Income	$9,430,693	$10,294,158	$9,986,059	$9,484,037	$9,895,543	$21.96	55.3%
Total TI/LC, RR	0	0	0	0	808,425	1.79	4.5%
Net Cash Flow	$9,430,693	$10,294,158	$9,986,059	$9,484,037	$9,087,117	$20.17	50.8%
(1)	Based on the underwritten rent roll dated May 12, 2022.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Contractual rent steps are underwritten out 12-months as of May 12, 2022.

(4)	Other Income includes income from NSF checks, late fees, legal fees income, cancellation fees income, and other miscellaneous income.

Property Management. The 39 Broadway Property is managed by Cammeby’s Management Company, LLC, a New York limited liability company that is an affiliate of the borrower.

Escrows and Reserves. At origination of the 39 Broadway Whole Loan, the borrower deposited (i) approximately $300,805 into a real estate tax reserve account and (ii) $1,355,477 into an outstanding tenant obligations reserve account.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $300,805).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

39 Broadway

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 39 Broadway Whole Loan documents. At loan origination, an acceptable blanket policy was in place.

TI/LC Reserve – The borrower is required to deposit into a tenant improvement and leasing commissions reserve, on a monthly basis, an amount equal to approximately $75,097; provided, however, the borrower will not be required to make such monthly deposit into the tenant improvement and leasing reserve so long as no event of default under the 39 Broadway Property Whole Loan documents has occurred and is continuing and the amount then on deposit in the tenant improvements and leasing commissions reserve account equals or exceeds $1,802,332.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $8,443.

Lockbox / Cash Management. The 39 Broadway Whole Loan is structured with a hard lockbox and springing cash management. At origination of the 39 Broadway Whole Loan, the borrower was required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. The borrower is required to cause all revenue derived from the 39 Broadway Property to be deposited directly into a lender approved lockbox account immediately following receipt. All funds deposited into the lockbox are required to be released to the borrower on each business day unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 39 Broadway Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 39 Broadway Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 39 Broadway Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Notwithstanding the foregoing, provided no event of default has occurred or is continuing under the 39 Broadway Whole Loan documents, the lender will disburse amounts on deposit in the excess cash flow reserve account to the borrower for approved leasing expenses (to the extent there are insufficient funds in the lease reserve account). Upon an event of default under the 39 Broadway Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon (i) the occurrence of an event of default under the 39 Broadway Whole Loan documents, and (ii) the debt service coverage ratio being less than 1.35x (provided, however, that no Trigger Period will be deemed to exist pursuant to this clause (ii) during any period that the Collateral Cure Conditions (defined below) are satisfied), and (B) expiring upon (x) with regard to any Trigger Period with regard to clause (i), the cure (if applicable) of such event of default or, (y) with regard to clause (ii), the debt service coverage ratio being equal to or greater than 1.35x for one calendar quarter.

The “Collateral Cure Conditions” will be satisfied if and for so long as the borrower has deposited cash into an account with the lender or delivers to the lender a letter of credit which, in either case, serves as additional collateral for the 39 Broadway Whole Loan, in an amount equal to the amount which, if applied to prepay the outstanding principal balance of the debt as of the applicable date of calculation, would cause the debt service coverage ratio to equal or exceed 1.35x.

Current Mezzanine or Subordinate Indebtedness: None.

Future Mezzanine or Subordinate Indebtedness Permitted: None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

JANAF Shopping Yard

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

JANAF Shopping Yard

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

JANAF Shopping Yard

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

JANAF Shopping Yard

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$60,000,000	Title(1):	Fee / Leasehold
Cut-off Date Principal Balance:	$60,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	8.0%	Net Rentable Area (SF):	842,216
Loan Purpose:	Refinance	Location:	Norfolk, VA
Borrowers:	WHLR-JANAF, LLC, WHLR-	Year Built / Renovated:	1959 / 2003
	JANAF-BRAVO, LLC,	Occupancy:	91.2%
	WHLR-JANAF-BJ’S, LLC and	Occupancy Date:	6/27/2022
	WHLR-JANAF-OFFICE, LLC	Number of Tenants:	103
Guarantor:	Wheeler REIT, L.P.	Fourth Most Recent NOI:	$6,986,698 (December 31, 2019)
Interest Rate:	5.31000%	Third Most Recent NOI:	$6,587,392 (December 31, 2020)
Note Date:	7/6/2022	Second Most Recent NOI:	$7,065,561 (December 31, 2021)
Maturity Date:	7/6/2032	Most Recent NOI:	$7,421,837 (TTM May 31, 2022)
Interest-only Period:	120 months	UW Economic Occupancy:	91.6%
Original Term:	120 months	UW Revenues:	$11,022,608
Original Amortization:	None	UW Expenses:	$3,690,168
Amortization Type:	Interest Only	UW NOI:	$7,332,440
Call Protection:	L(25),D(91),O(4)	UW NCF:	$6,591,168
Lockbox / Cash Management:	Springing / Springing	Appraised Value / Per SF(2):	$106,400,000 / $126
Additional Debt:	N/A	Appraisal Date:	5/2/2022
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap
Taxes:	$218,640	$72,880	N/A	Cut-off Date Loan / SF:	$71
Insurance:	$228,872	$28,609	N/A	Maturity Date Loan / SF:	$71
Replacement Reserves:	$0	$30,179	N/A	Cut-off Date LTV(2):	56.4%
TI/LC:	$0	$35,092	$1,850,000	Maturity Date LTV(2):	56.4%
Other:	$645,147(4)	$24,204	N/A	UW NCF DSCR:	2.04x
				UW NOI Debt Yield:	12.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$60,000,000	99.9%	Loan Payoff	$57,669,090	96.1%
Sponsor Equity	34,116	0.1	Closing Costs	1,272,367	2.1
			Upfront Reserves	1,092,659	1.8
Total Sources	$60,034,116	100.0%	Total Uses	$60,034,116	100.0%
(1)	Of the 842,216 square feet, approximately 308,573 square feet are subject to a ground lease. The remaining balance of approximately 533,643 square feet is owned fee simple. For a description of the ground lease space, please refer to “Ground Leases” below.

(2)	The Appraised Value, Appraised Value Per SF, Cut-off Date LTV and Maturity Date LTV calculations all exclude the value of the Eligible Release Parcel (as defined below). The Appraised Value As Is, Cut-off Date LTV and Maturity Date LTV including the Eligible Release Parcel would be $107,900,000, 55.6% and 55.6% respectively.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The JANAF Shopping Yard loan (the “JANAF Shopping Yard Loan”) is secured by a first mortgage lien on the borrowers’ fee simple / leasehold interest in an 842,216 square foot retail property located in Norfolk, Virginia (the “JANAF Shopping Yard Property”). The JANAF Shopping Yard Loan accrues interest at an interest rate of 5.31000% per annum, had an original term 120 months, has a remaining term of 119 months as of the Cut-off Date and is interest-only for the entire term. The scheduled maturity date of the JANAF Shopping Yard Loan is the due date in July 2032.

The Borrowers. The borrowers are WHLR-JANAF, LLC, WHLR-JANAF-BRAVO, LLC, WHLR-JANAF-BJ’S, LLC and WHLR-JANAF-OFFICE, LLC, each a Delaware limited liability company. The borrowers are structured to be single purpose bankruptcy-remote entities, each having one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the JANAF Shopping Yard Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

JANAF Shopping Yard

The Loan Sponsors. The loan sponsors are Wheeler Real Estate Investment Trust, Inc. (“WHLR”) and Wheeler REIT, L.P. (“Wheeler”), a subsidiary of WHLR. The non-recourse carveout guarantor is Wheeler. At origination of the JANAF Shopping Yard Loan, WHLR owned approximately 98.59% of Wheeler. WHLR is a fully integrated commercial real estate investment company formed in 2011 that is focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR is headquartered in Virginia Beach, Virginia and is in close proximity to the JANAF Shopping Yard Property.

The Property. The JANAF Shopping Yard Property is an anchored retail center consisting of eight buildings totaling 842,216 square feet of space, located at 5900 East Virginia Beach Boulevard, Norfolk, Virginia. The JANAF Shopping Yard Property was developed by a group of military veterans on the site of a former airfield, resulting in the JANAF name, which stands for Joint Army Navy Air Force. The JANAF Shopping Yard Property occupies more than 80 acres. The improvements were constructed in 1959 with additions through 2003. Additionally, there are 4,629 onsite parking spaces, reflecting an overall parking ratio of approximately 5.50 spaces per 1,000 square feet of gross leasable area. A small portion of the JANAF Shopping Yard Property is comprised of office space, consisting of approximately 62,213 square feet, representing 7.4% of net rentable area and 3.6% of underwritten base rent. The JANAF Shopping Yard Property has had an average occupancy of approximately 87% from 2018-2021. The JANAF Shopping Yard Property is located in the eastern area of Norfolk, Virginia. Furthermore, the site is situated on the northeast corner of the intersection of N. Military Highway and East Virginia Beach Boulevard. The JANAF Shopping Yard Property is centrally located between Virginia’s three most populous cities: Virginia Beach, Chesapeake and Norfolk. The JANAF Shopping Yard Property is bordered by the Chesapeake Bay and Newport News to the north, Virginia Beach to the east, Chesapeake to the south and Portsmouth to the west.

As of June 27, 2022, the JANAF Shopping Yard Property was 91.2% occupied by 103 unique tenants.

Major Tenants

The largest tenant, BJ’s Wholesale Club (“BJ’s”) (151,345 square feet; 18.0% of net rentable area; 8.0% of underwritten base rent) is a membership-only warehouse club. BJ’s operates 229 clubs and 160 gas stations across 17 states with approximately six and a half million members and employing approximately 34,000 full-time and part-time employees. As of fiscal year end 2021, BJ’s reported approximately $16.67 billion in total revenue and approximately $426.65 million in net income. BJ’s offers a variety of special benefits to its members including members pricing and name-brand products at wholesale prices. In addition, to name-brand products, BJ’s markets and sells various products under its own private labels. The borrowers lease 147,400 square feet to UE Norfolk Property LLC (“Urban Edge”), who in turn subleases such space to BJ’s. Urban Edge’s master lease originally commenced at the JANAF Shopping Yard Property in 2000, and the term of BJ’s sublease commenced in 2005. BJ’s renewed its sublease in 2019 for an additional 10-year term and has a sublease expiration date of March 23, 2030. In addition, in 2015, BJ’s entered into a lease for a gas station that is set to expire in 2030.

The second largest tenant, Big Lots (“Big Lots”) (42,500 square feet, 5.0% of net rentable area, 3.9% of underwritten base rent), is a home discount retailer operating in the United States. As of January 2022, Big Lots operated over 1,400 stores in 47 states and an e-commerce platform along with employing approximately 36,200 associates. As of fiscal year end 2021, Big Lots reported approximately $6.15 billion in net sales and $177.78 million in net income. Big Lots was founded in 1967 as Consolidated International, Inc. and is headquartered in Columbus, Ohio. Big Lots offers an extensive assortment of products including food, furniture, electronics and toys, among other items. Big Lots’ lease term commenced in 2017 at the JANAF Shopping Yard Property and has a current lease expiration in January 2028. Big Lots has three, five-year extension options.

The third largest tenant, All Star Sports (“All Stars”) (41,043 square feet, 4.9% of net rentable area, 2.7% of underwritten base rent), is a sporting goods company that sells sportswear apparel including jackets, jerseys, shoes, shorts, pants, hats and accessories under a variety of sports categories including basketball, football, baseball and soccer, among others.  The company also manufactures and sells sportswear items from television, film, music and pop culture and offers custom-designed items for local businesses and athletic teams.  The company has stores located across the country in addition to an online catalog. All Stars commenced its lease in March 2021 and has a current lease expiration in July 2025. All Stars has one, two-year extension option.

The Market. The JANAF Shopping Yard Property is located in Norfolk, Virginia within the Virginia Beach-Norfolk-Newport metro area (“MSA”). Norfolk is bordered by the Chesapeake Bay and Newport News to the north, Virginia Beach to the east, Chesapeake to the south and Portsmouth to the west. The JANAF Shopping Yard Property is located approximately 15 minutes from downtown Norfolk as well as the Norfolk International Airport. The JANAF Shopping Yard Property is accessible via US Highway 58 and US Highway 13 and connects to the surrounding areas of Virginia through the I-264 and I-64 major thoroughfares. The most prominent influence in Norfolk is the Norfolk Naval Air Station. The Norfolk Naval Air Station is the world’s largest naval base housing the largest concentration of U.S. Navy forces. Other attractions in the area include Lambert’s Point Terminal and the Craney Island Supply Depot for the U.S. Navy. The reported unemployment rate within the MSA was 3.4% as of February 2022 led by employment within the government sector accounting for approximately 20% of all jobs locally.

The JANAF Shopping Yard Property is within the Military Submarket (the “Military Submarket”) within the larger Norfolk market. The Military Submarket reported average retail asking rents of $17.46 per square foot as of the first quarter of 2022. The average asking retail rental rate per square foot was $15.27 in the Norfolk market as of the first quarter of 2022. The retail vacancy rate in the Military Submarket at the end of the first quarter of 2022 was 1.5%, and the retail vacancy rate of the greater Norfolk market was 5.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

JANAF Shopping Yard

According to the appraisal, the 2021 population, population growth from 2010-2021 and average household income are presented in the chart below:

	1 Mile Radius	3 Mile Radius	5 Mile Radius
Population	7,174	95,312	302,125
Population Growth	5.80%	4.30%	4.15%
Average Household Income	$70,774	$74,082	$76,880

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
84.0%	84.8%	90.6%	91.2%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.

(2)	Current Occupancy is as of June 27, 2022.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	% of Total UW Base Rent(3)	Lease Expiration Date
BJ’s Wholesale Club(4)(5)	NR/NR/BB	151,345	18.0%	$4.30	8.0%	3/23/2030
Big Lots(6)	NR/NR/NR	42,500	5.0%	$7.50	3.9%	1/31/2028
All Star Sports(6)	NR/NR/NR	41,043	4.9%	$5.34	2.7%	7/31/2025
T.J. Maxx(6)	A2/NR/A	37,383	4.4%	$7.75	3.5%	1/31/2024
OfficeMax(6)	NR/NR/NR	23,150	2.7%	$11.00	3.1%	1/31/2024
K&G Men’s Company(6)	NR/NR/NR	21,360	2.5%	$9.89	2.6%	1/31/2023
United States Postal Service	Aaa/AAA/AA+	21,213	2.5%	$14.95	3.9%	8/31/2029
Citi Trends, Inc.	NR/NR/NR	20,858	2.5%	$2.87	0.7%	2/28/2031
Northern Tool & Equipment(6)	NR/NR/NR	20,695	2.5%	$12.00	3.0%	10/31/2026
Family Dollar(6)	Baa2/NR/NR	19,599	2.3%	$8.25	2.0%	3/31/2031
Total		399,146	47.4%	$6.84	33.5%
Remaining Tenants		369,058	43.8%	$14.73	66.5%
Total Occupied		768,204	91.2%	$10.63	100.0%
Vacant		74,012	8.8%
Total		842,216	100.0%
(1)	Based on the underwritten rent roll dated June 27, 2022.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $177,161 of contractual rent steps through July 1, 2023.

(4)	BJ’s Wholesale Club has two, ten-year extension options followed by one 19-year and eight-month extension option for 147,400 square feet of space. BJ’s Wholesale Club has four, five-year extension options for 3,945 square feet of space representing its gas station.

(5)	Under the sublease agreement between BJ’s and Urban Edge for 147,400 square feet of space, BJ’s is paying approximately $884,179 or $6.00 per square foot to Urban Edge. The underwritten rent roll dated June 27, 2022, includes the rent received from Urban Edge to the sponsor. The expiration of the sublease is co-terminus with the master lease with Urban Edge and the sponsor.
(6)	Big Lots has three, five-year extension options. All Star Sports has one, two-year extension option. T.J. Maxx, K&G Men’s Company, Northern Tool & Equipment and Family Dollar all have two, five-year extension options. OfficeMax has one, five-year extension option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

JANAF Shopping Yard

Lease Rollover Schedule(1)(2)
	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative NRA Expiring	Cumulative NRA % Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
Vacant	NAP	74,012	8.8%	NAP	NAP	74,012	8.8%	NAP	NAP
2022	8	40,714	4.8%	278,802	3.4%	114,726	13.6%	278,802	3.4%
2023	18	72,905	8.7%	1,136,527	13.9%	187,631	22.3%	1,415,329	17.3%
2024	21	135,671	16.1%	1,547,203	18.9%	323,302	38.4%	2,962,532	36.3%
2025	15	69,537	8.3%	809,480	9.9%	392,839	46.6%	3,772,012	46.2%
2026	13	69,156	8.2%	1,075,800	13.2%	461,995	54.9%	4,847,813	59.4%
2027	11	36,809	4.4%	763,894	9.4%	498,804	59.2%	5,611,707	68.7%
2028	5	64,589	7.7%	664,707	8.1%	563,393	66.9%	6,276,414	76.9%
2029	3	39,713	4.7%	453,159	5.5%	603,106	71.6%	6,729,573	82.4%
2030	6(4)	161,179	19.1%	835,178	10.2%	764,285	90.7%	7,564,751	92.6%
2031	3	54,761	6.5%	378,892	4.6%	819,046	97.2%	7,943,644	97.3%
2032 & Thereafter	3(5)	23,170	2.8%	222,930	2.7%	842,216	100.0%	8,166,574	100.0%
Total	106	842,216	100.0%	8,166,574	100.0%
(1)	Based on the underwritten rent roll as of June 27, 2022.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring include contractual rent steps of approximately $177,161 through July 1, 2023.

(4)	Includes 232 square feet of vending machines with no underwritten rent and two separate leases for BJ’s.

(5)	Includes 111 square feet of common area space with no underwritten rent.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM 5/31/2022	Underwritten(1)	Per Square Foot	%(2)
Rents in Place	$7,954,837	$7,901,204	$8,154,763	$8,481,239	$7,989,413)	$9.49	68.1%
Rent Steps(3)	0	0	0	0	177,161	0.21	1.5
Vacant Income	0	0	0	0	991,999	1.18	8.5
Gross Potential Rent	$7,954,837	$7,901,204	$8,154,763	$8,481,239	$9,158,573	$10.87	78.1%
Total Reimbursements	2,386,743	2,525,870	2,421,739	2,618,230	2,573,126	3.06	21.9
Net Rental Income	$10,341,580	$10,427,074	$10,576,502	$11,099,469	$11,731,699	$13.93	100.0%
(Vacancy/Credit Loss)	(104,696)	(470,494)	(31,922)	(19,635)	(991,999)	(1.18)	(8.5)
Other Income	206,131	232,241	232,969	333,474	282,909	0.34	2.4
Effective Gross Income	$10,443,015	$10,188,821	$10,777,549	$11,413,308	$11,022,608	$13.09	94.0%
Real Estate Taxes	895,214	951,565	965,783	965,026	945,275	1.12	8.6
Insurance	179,977	213,981	217,154	251,651	326,960	0.39	3.0
Management Fee	433,695	439,606	403,763	460,555	330,678	0.39	3.0
Ground Rent	284,543	281,448	268,305	266,089	290,444	0.34	2.6
Other Operating Expenses	1,662,888	1,714,830	1,856,983	2,048,150	1,796,811	2.13	16.3
Total Expenses	$3,456,317	$3,601,429	$3,711,988	$3,991,471	$3,690,168	$4.38	33.5%
Net Operating Income	$6,986,698	$6,587,392	$7,065,561	$7,421,837	$7,332,440	$8.71	66.5%
TI/LC	0	0	0	0	379,119	0.45	3.4
Capital Expenditures	0	0	0	0	362,153	0.43	3.3
Net Cash Flow	$6,986,698	$6,587,392	$7,065,561	$7,421,837	$6,591,168	$7.83	59.8%
(1)	Underwritten Base Rent is based on the underwritten rent roll as of June 27, 2022.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Rent Steps totaling $177,161 are underwritten through July 1, 2023.

Property Management. The JANAF Shopping Yard Property is managed by Wheeler Real Estate, LLC, d/b/a Wheeler Real Estate Company, a borrower affiliated management company.

Escrows and Reserves. At origination, the borrowers deposited (i) approximately $218,640 into a real estate tax reserve, (ii) $228,872 into an insurance reserve, (iii) $360,379 into an outstanding obligations reserve related to certain tenant improvement allowances for existing tenants, (iv) $201,250 into an immediate repairs reserve and (v) approximately $83,518 into a ground rent reserve.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $72,880).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

JANAF Shopping Yard

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the estimated annual insurance premiums (initially estimated at $28,609).

TI/LC Reserve – The borrowers are required to deposit into a tenant improvement and leasing commission reserve, on a monthly basis, an amount equal to approximately $35,092, subject to a cap of $1,850,000.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $30,179 for replacement reserves.

Ground Rent Reserve – The borrowers are required to deposit into a ground rent reserve, on a monthly basis, an amount equal to approximately $24,204 for ground rent.

Lockbox / Cash Management. The JANAF Shopping Yard Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to cause all revenues derived from the JANAF Shopping Yard Property to be immediately deposited into a lender-controlled lockbox. The borrowers are required, upon the occurrence of a Trigger Period, to deliver a tenant direction letter to all tenants at the JANAF Shopping Yard Property, directing each to remit its rent directly to the lender-controlled lockbox. On each business day during the continuance of a Trigger Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account, to be applied and disbursed in accordance with the JANAF Shopping Yard Loan documents. Once the lockbox has been established, on each business day that no Trigger Period is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the borrowers. Upon an event of default under the JANAF Shopping Yard Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt yield falling below 8.0% (unless borrowers immediately satisfy (and, to the extent any future deposits are required under the definition of “Avoidance Conditions” (as defined below), continues to satisfy), within five business days thereof, the Avoidance Conditions in full), and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that (I) the debt yield is equal to or greater than 8.25% for two consecutive calendar quarters or (II) borrowers satisfy (and, to the extent any future deposits are required under the definition of “Avoidance Conditions”, continues to satisfy), the Avoidance Conditions in full.

“Avoidance Conditions” means the satisfaction of each of the following as determined by lender: (A) no other Trigger Period exists (i.e. the Avoidance Conditions will not apply and cannot be satisfied by borrowers if (x) any event of default exists, and (y) a Trigger Period exists for any reason other than those specified in clause (B) of this definition), and (B) borrowers deposit an amount in cash or letter of credit to the excess cash flow account (or such amount accumulates in the excess cash flow account), solely as it pertains to a Trigger Period under subclause (A)(ii) of the definition of “Trigger Period”, equal to lender’s calculation of six months of excess cash flow assuming a debt yield of 8.25%, for each six month period which borrowers desire to avoid the existence of such Trigger Period (i.e. borrowers must make such deposits in six month increments, upon the initial commencement thereof and then again every six months thereafter to the extent such event still exists and borrowers desire to continue the avoidance thereof).

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. At any time after the date that is two years after the Closing Date, the borrowers may obtain a release of the lien of the related mortgage with respect to the approximately 25,000 square foot, three-story improved portion of the JANAF Shopping Yard Property known as the “Executive Building” as identified on the survey delivered to lender at origination of the JANAF Shopping Yard Loan, along with a small but commercially reasonable surrounding area of parking and/or access drive for purposes of redevelopment and construction activities on such parcel (“Eligible Release Parcel”) without payment of a release price, upon the satisfaction of the following conditions, among other conditions more fully set forth in the JANAF Shopping Yard Loan documents, (i) no event of default has occurred and is continuing, (ii) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt yield with respect to the remaining portion of the JANAF Shopping Yard Property is greater than the greater of (a) the debt yield of the JANAF Shopping Yard Property immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable and (b) the debt yield of the JANAF Shopping Yard Property at the origination of the JANAF Shopping Yard Loan, (iii) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the loan-to-value ratio with respect to the remaining portion of the JANAF Shopping Yard Property is no greater than the lesser of (a) the loan-to-value ratio with respect to the JANAF Shopping Yard Property at the origination of the JANAF Shopping Yard Loan, and (b) the loan-to-value ratio with respect to the JANAF Shopping Yard Property immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (iv) that the Eligible Release Parcel will be assessed as a separate tax parcel, (v) if required by lender, the borrowers delivers a rating agency confirmation, and (vi) the delivery of a REMIC opinion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

JANAF Shopping Yard

Ground Leases. A portion of the JANAF Shopping Yard Loan is encumbered by six ground leases. Five of the ground leases, for parcels GL-1A, GL-1B, GL-2, GL-3, GL-5, GL-6, GL-7, and Lot 20 of the JANAF Shopping Yard Property, are leased from The American Heart Association, Inc., d/b/a The American Heart Association, Inc. Mid-Atlantic Affiliate (“AHA”) as ground lessor to the respective borrowers as ground lessees. The initial term of the AHA ground leases for parcels GL-1A, GL-1B, GL-2, GL-3, GL-5, GL-6, GL-7 commenced on December 1, 1969 and the initial term of the AHA ground lease for Lot 20 commenced on March 1, 1982, and all five ground leases expired on November 30, 2019. The ground leases have been extended for a term of 50 years. The extension term of the ground leases commenced on December 1, 2019 and will expire on November 30, 2069. The current aggregate base rent of the five AHA ground leases is $150,000 per annum, plus annual percentage rent. The sixth ground lease, the office ground lease, is leased from one borrower (WHLR-JANAF, LLC), as landlord, to another borrower (WHLR-JANAF-OFFICE, LLC), as tenant. The office ground lease was extended for a period of 13 years on January 1, 2013 and is scheduled to expire in December 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

935 & 953 Sycamore

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

935 & 953 Sycamore

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

935 & 953 Sycamore

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$60,000,000	Title:	Fee
Cut-off Date Principal Balance:	$60,000,000	Property Type - Subtype:	Mixed Use – Office/Retail
% of Pool by IPB:	8.0%	Net Rentable Area (SF):	138,294
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrower:	953 N. Sycamore (LA), LLC	Year Built / Renovated:	2019 / NAP
Guarantor:	SKR Holdings, LLC	Occupancy:	96.0%
Interest Rate:	5.44000%	Occupancy Date:	7/25/2022
Note Date:	7/27/2022	Number of Tenants:	16
Maturity Date:	8/6/2032	Fourth Most Recent NOI:	NAV
Interest-only Period:	120 months	Third Most Recent NOI:	$2,217,327 (December 31, 2020)
Original Term:	120 months	Second Most Recent NOI:	$4,285,439 (December 31, 2021)
Original Amortization:	None	Most Recent NOI:	$4,723,991 (TTM May 31, 2022)
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(24),D(89),O(7)	UW Revenues:	$8,469,425
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$2,580,137
Additional Debt:	N/A	UW NOI(1):	$5,889,288
Additional Debt Balance:	N/A	UW NCF:	$5,688,762
Additional Debt Type:	N/A	Appraised Value / Per SF(2):	$117,000,000 / $846
		Appraisal Date:	7/7/2022

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$434
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$434
Replacement Reserves:	$0	$2,306	N/A	Cut-off Date LTV(1):	51.3%
TI/LC:	$893,537	$14,406	$691,470	Maturity Date LTV(1):	51.3%
Other:	$165,500	Springing	N/A	UW NCF DSCR:	1.72x
				UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$60,000,000	100.0%	Loan Payoff	52,664,080	87.8%
			Upfront Reserves	1,059,037	1.8
			Closing Costs	335,091	0.6
			Return of Equity	5,941,792	9.9
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%

(1)	The increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to contractual increases in base rent and rent steps.

(2)	The Appraised Value is based on the “As Complete” value, which assumes contractual tenant improvement and leasing obligations (“TI/LCs”) have been fulfilled with no outstanding free rent. At loan closing, all outstanding all TI/LCs and free rent were reserved. The “As-is” appraised value is $114,000,000 as of July 7, 2022, which equates to a Cut-off Date LTV and Maturity Date LTV of 52.6%.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 935 & 953 Sycamore mortgage loan (the “935 & 953 Sycamore Loan”) is secured by the borrower’s fee interest in a 138,294 square foot collection of buildings comprised of creative office and retail space located in the Hollywood District of Los Angeles, California (the “935 & 953 Sycamore Property”). The 935 & 953 Sycamore Loan has a 10-year term and accrues interest at a rate of 5.4400% per annum.

The Borrower. The borrower is 953 N. Sycamore (LA), LLC, a Delaware limited liability company and single purpose bankruptcy-remote entity, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 935 & 953 Sycamore Loan.

The Loan Sponsor. The loan sponsors are Richard Scott Ressler, Avraham Shemesh and Shaul Kuba and the non-recourse carve-out guarantor is SKR Holdings, LLC. SKR Holdings, LLC is an entity controlled by Shaul Kuba, Richard Scott Ressler and Avraham Shemesh, the three cofounders of CIM Group (“CIM”). Founded in 1994, CIM is a community-focused real estate and infrastructure owner, operator,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

935 & 953 Sycamore

lender and developer. As of December 31, 2021, CIM had approximately $31.2 billion of assets owned and operated and over 1,000 employees across ten corporate office locations.

The Property. The 935 & 953 Sycamore Property is a collection of creative office and storefront retail buildings totaling 138,294 square feet in Hollywood’s Media/Creative District. The 953 Sycamore property (the “953 Sycamore Property”) is an eight-story 79,831 square foot mixed-use office/retail building that was redeveloped by CIM in 2019. The 935 Sycamore property (the “935 Sycamore Property”) is a collection of five single-story Class A retail and creative office warehouse buildings totaling 58,463 square feet that was developed by CIM in 2019. The borrower sponsor purchased the 953 Sycamore Property in 2017 and acquired the underlying land at the 935 Sycamore Property in 2018 and has a total cost basis of approximately $74.2 million. The borrower sponsor owns various buildings along this Sycamore block (the “Sycamore District”), which has experienced a rejuvenation with various creative/media offices and new restaurants following the borrower sponsor’s redevelopment in the area. The 935 & 953 Sycamore Property is walking distance to hundreds of production companies, restaurants and the West Hollywood Gateway Center.

The 953 Sycamore Property consists of 68,223 square feet of creative office space on the upper three floors and 10,204 square feet of retail space on the ground floor, with parking on the second through fifth floors. The 953 Sycamore Property has 136 below grade parking spaces and 261 above grade parking spaces, for a total of 403 spaces (approximately 2.5 spaces per 1,000 square feet). The 953 Sycamore Property provides 203 parking spaces for its tenants, 100 parking spaces for tenants and visitors of the 935 Sycamore Property and 100 parking spaces for tenants at other buildings in the area. As of June 25, 2022, the office portion of the 953 Sycamore Property is 100% leased to five tenants (Sirius XM, Roc Nation, Wix.com, Azure Lab and Imprint) and the retail portion is 100% leased to five tenants (Motor Cars, Platefit, SandSpa, Nili Lotan and Mr. T).

Major Tenants.

The 935 Sycamore Property is a collection of five single-story retail and creative office warehouse buildings with 53,765 square feet of retail space and 4,698 square feet of office space. As of July 25, 2022, the office portion is currently 100% leased to Sirius XM and the retail portion is 89.9% leased to five tenants (Just One Eye, Sightglass Coffee, Tartine, Jacques Marie Mage and Pause). Tartine (2,550 square feet), a high-end, San Francisco based bakery chain with 14 locations, is partially owned by the principals of CIM through a joint venture equity investment.

The largest tenant, Sirius XM (26,512 square feet; 19.2% of net rentable area; 23.3% of underwritten base rent) is an audio entertainment company that operates through two audio entertainment segments: Sirius XM and Pandora. Sirius XM features music, sports, entertainment, comedy, talk, news, traffic, weather channels, podcasts and infotainment services to consumers in the United States on a subscription fee basis. Sirius XM’s services are distributed through its two satellite radio systems and streamed via applications for mobile devices, home devices and other consumer electronic equipment. Pandora operates as a music, comedy and podcast streaming discovery platform and, offers a personalized experience through mobile devices, car speakers or connected devices. Sirius XM (NASDAQ: SIRI) is a publicly traded company on the NASDAQ. Per the full year 2022 guidance, Sirius XM had a total revenue of approximately $9.0 billion and $2.8 billion in adjusted EBITDA.

Sirius XM uses the 935 & 953 Sycamore Property as its west coast headquarters, which includes studios for its shows and a performance space for production and celebrity events. Sirius XM has invested approximately $7.6 million ($288 per square foot) of its own money into its space and received approximately $2.5 million ($95 per square foot) in tenant improvement allowance. Sirius XM has two 5-year renewal options and no termination options.

The second largest tenant, Roc Nation (24,489 square feet; 17.7% of net rentable area; 22.6% of underwritten base rent) is an entertainment agency founded by Jay-Z in 2008. The company has offices in New York, London and Los Angeles. It includes a talent agency, sports agency, record label, television and film production, a clothing line, media relations, publishing, school, a philanthropy organization and an exhibition network. Roc Nation’s client list across the entertainment industry includes recognizable names such as recording artists Rihanna, Megan Thee Stallion, J. Cole, and Big Sean and athletes LaMelo Ball, Kevin De Bruyne and Robinson Cano. Roc Nation has partnerships with the world’s leading experts in artist management, technology, fashion, and philanthropy.

Roc Nation has invested approximately $2.0 million ($82 per square foot) of its own money into its space and received approximately $2.5 million in tenant improvement allowance from the borrower. Roc Nation has one five-year renewal option. Additionally, Roc Nation has a $1.0 million outstanding letter of credit for the duration of its lease. Roc Nation has a one-time right to terminate its lease effective the end of the 84th month of the lease term with notice between the 69th – 72nd month of the lease term. As a condition to early termination, Roc Nation must pay a termination fee of $1,752,761.82, plus three months of base rent as of the date of termination.

The third largest tenant, Just One Eye (23,367 square feet; 16.9% of net rentable square feet; 10.2% of underwritten base rent) is a luxury clothing boutique known for its edgy high-fashion products. Just One Eye’s sole location is at the 935 & 953 Sycamore Property and offers a variety of men’s and women’s apparel, accessories, jewelry, and beauty products. It boasts a range of art pieces, sculptures, and books for sale, including pieces on display from Andy Warhol and Damien Hirst. Just One Eye has invested approximately $1.4 million ($60 per square foot) of its own money into its space and received approximately $734,000 in tenant improvement allowance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

935 & 953 Sycamore

The Market. The 935 & 953 Sycamore Property is located in the Hollywood Media District, a business improvement district that features numerous restaurants and production studios. The 935 & 953 Sycamore Property is one block east of West Hollywood and less than 0.5 miles from the Sunset Las Palmas Studios. At the cross street of Santa Monica Boulevard and N. Sycamore Avenue, over approximately 56,000 vehicles per day drive along Santa Monica Boulevard. According to the appraisal the estimated 2022 population within a 1-, 3- and 5-mile radius of the 935 & 953 Sycamore Property, the population is 48,748, 393,159 and 930,301, respectively. The 935 & 953 Sycamore Property received a Walk Score of 93 with its proximity to Hollywood’s restaurants, nightclubs, shopping centers, tourist attractions and, nearby parks including Poinsettia Playground, Poinsettia Recreation Center and Plummer Park.

The Hollywood market consists of a strong base of entertainment related companies, traditional Class A office tenants, and an increasing number of creative-space tenants. Tech and media companies such as Netflix, ViacomCBS, Fender, Sunset Bronson, Sunset Gower Studios, and Paramount continue to expand and invest in the area. In the past four years, streaming media firms have doubled their footprint in the Hollywood market from approximately 1.9 million square feet to 3.7 million square feet (accounting for 64% of all Hollywood office space).

The 935 & 953 Sycamore Property is located in the West Hollywood office submarket. As of the second quarter of 2022, the West Hollywood office submarket had an overall and Class A inventory of approximately 8.2 million and 2.9 million square feet, respectively. The submarket had an overall and Class A vacancy rate of 9.8% and 15.1%, respectively, and an overall and Class A average asking rent of $57.24 and $66.84, respectively. The weighted average underwritten base rent of the office space ($62.68 per square foot) at the 935 & 953 Sycamore Property is approximately 6.2% below the Class A average asking rent.

The appraisal identified six competitive office lease comparables. The lease comparables range in size from 3,155 square feet to 97,742 square feet. The average asking rent for the lease comparables ranged from $50.16 to $67.80 with an average of $61.77.

The 935 & 953 Sycamore Property is located in the West Hollywood office submarket. As of the second quarter of 2022, the West Hollywood office submarket had an overall and Class A inventory of approximately 8.2 million and 2.9 million square feet, respectively. The submarket had an overall and Class A vacancy rate of 9.8% and 15.1%, respectively, and an overall and Class A average asking rent of $57.24 and $66.84, respectively. The weighted average underwritten base rent of the office space ($62.68 per square foot) at the 935 & 953 Sycamore Property is approximately 6.2% below the Class A average asking rent.

The appraisal identified seven competitive retail comparables. The lease comparables range in size from 1,996 square feet to 7,700 square feet. The average asking rent for the lease comparables ranged from $48.00 to $63.00 with an average of $53.31.

Historical and Current Occupancy
2020(1)	2021(1)	Current(2)
86.7%	80.2%	96.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of July 25, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

935 & 953 Sycamore

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Sirius XM	Office	NR/NR/BB	26,512	19.2%	$60.46	23.3%	1/31/2030
Roc Nation(3)	Office	NR/NR/NR	24,489	17.7%	$63.60	22.6%	9/30/2029
Just One Eye	Retail	NR/NR/NR	23,367	16.9%	$30.09	10.2%	4/30/2026
Wix.com(4)	Office	NR/NR/NR	15,504	11.2%	$64.25	14.5%	2/28/2027
Sightglass Coffee	Retail	NR/NR/NR	10,560	7.6%	$41.34	6.3%	5/30/2029
Jacques Marie Mage	Retail	NR/NR/NR	8,048	5.8%	$40.27	4.7%	7/30/2032
Motor Cars(5)	Retail	NR/NR/NR	5,702	4.1%	$33.60	2.8%	2/1/2032
Pause	Retail	NR/NR/NR	3,691	2.7%	$49.44	2.6%	3/30/2031
Azure Labs	Office	NR/NR/NR	3,424	2.5%	$63.66	3.2%	9/30/2025
Imprint	Office	NR/NR/NR	2,992	2.2%	$65.56	2.8%	1/31/2026
Total			124,289	89.9%	$51.56	93.0%
Remaining Tenants			8,456	6.1%	$56.75	7.0%
Total Occupied			132,745	96.0%	$51.89	100.0%
Vacant			5,549	4.0%
Total			138,294	100.0%
(1)	Based on the underwritten rent roll dated July 25, 2022.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Roc Nation has a one-time right to terminate its lease effective the end of the 84th month of the lease term with notice between the 69th – 72nd month of the lease term. As a condition to early termination, Roc Nation must pay a termination fee of $1,752,761.82, plus three months of base rent as of the date of termination

(4)	Wix.com has a one-time right to terminate its lease effective as of the end of the 60th month of the lease term by written notice between the 45th and 48th month of the lease term. As a condition to early termination, WIX.com must pay a termination fee in the amount of approximately $1,264,855, plus six months of base rent as of the date of termination.

(5)	The Motor Cars space is currently being built out and is expected to be delivered by the end of 2022. Motor Cars can only terminate its lease if the space is not delivered by March 2023. The tenant is not currently paying rent and the gap rent has been reserved for upfront.

Lease Rollover Schedule(1)(2)
Year	Number of Tenant Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	5,549	4.0%	NAP	NAP	5,549	4.0%	NAP	NAP
MTM	0	0	0.0%	0	0.0%	5,549	4.0%	0	0.0%
2022	0	0	0.0%	0	0.0%	5,549	4.0%	0	0.0%
2023	0	0	0.0%	0	0.0%	5,549	4.0%	0	0.0%
2024	1	1,347	1.0%	73,224	1.1%	6,896	5.0%	73,224	1.1%
2025	1	3,424	2.5%	217,956	3.2%	10,320	7.5%	291,180	4.2%
2026	2	26,359	19.1%	899,280	13.1%	36,679	26.5%	1,190,460	17.3%
2027	2	16,908	12.2%	1,069,316	15.5%	53,587	38.7%	2,259,776	32.8%
2028	0	0	0.0%	0	0.0%	53,587	38.7%	2,259,776	32.8%
2029	3	37,599	27.2%	2,175,084	31.6%	91,186	65.9%	4,434,860	64.4%
2030	2	26,512	19.2%	1,603,044	23.3%	117,698	85.1%	6,037,904	87.7%
2031	3	6,846	5.0%	334,872	4.9%	124,544	90.1%	6,372,776	92.5%
2032 & Thereafter	2	13,750	9.9%	515,688	7.5%	138,294	100.0%	6,888,464	100.0%
Total	16	138,294	100.00%	$6,888,464	100.0%

(1)	Based on the underwritten rent roll dated July 25, 2022.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule. See “Tenant Summary” above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

935 & 953 Sycamore

Operating History and Underwritten Net Cash Flow
	2020	2021	TTM 5/31/2022	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$5,515,815	$5,950,384	$6,077,709	$6,888,464	$49.81	77.3%
Rent Steps	0	0	0	185,615	1.34	2.1%
Vacant Income	0	0	0	308,961	2.23	3.5%
Gross Potential Rent	$5,515,815	$5,950,384	$6,077,709	$7,383,040	$53.39	82.8%
Total Reimbursements	292,981	320,796	353,278	663,051	4.79	7.4%
Parking Income	639,525	751,583	823,493	823,493	5.95	9.2%
Other Income	240,851	293,714	165,813	45,600	0.33	0.5%
Net Rental Income	$6,689,171	$7,316,477	$7,420,294	$8,915,185	$64.47	100.0%
(Abatements)	(2,453,847)	(852,992)	(380,426)	0	0.00	0.0%
(Vacancy/Credit Loss)	0	0	0	(445,759)	(3.22)	-5.0%
Effective Gross Income	$4,235,324	$6,463,485	$7,039,868	$8,469,425	$61.24	95.0%
Real Estate Taxes	552,209	477,640	488,424	803,551	5.81	9.5%
Insurance	101,964	126,996	88,037	51,018	0.37	0.6%
Management Fee	91,042	179,681	192,720	275,256	1.99	3.3%
Other Operating Expenses	1,272,783	1,393,729	1,546,696	1,450,312	10.49	17.1%
Total Expenses	$2,017,997	$2,178,046	$2,315,877	$2,580,137	$18.66	30.5%
Net Operating Income(3)	$2,217,327	$4,285,439	$4,723,991	$5,889,288	$42.59	69.5%
TI/LC	0	0	0	172,868	1.25	2.0%
Capital Expenditures	0	0	0	27,659	0.20	0.3%
Net Cash Flow	$2,217,327	$4,285,439	$4,723,991	$5,688,762	$41.14	67.2%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	Underwritten Rents in Place is based on the underwritten rent roll as of July 25, 2022.

(3)	The increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to contractual increases in base rent and rent steps.

Property Management. The 935 & 953 Sycamore Property is managed by CIM Management, Inc., an affiliate of the borrower.

Escrows and Reserves.

At origination, the borrower deposited approximately $1,108,280 into a TI/LC reserve, approximately $80,122 into a Motors Car Gap Rent Reserve, approximately $165,500 into a Free Rent Reserve and approximately $28,328 into a Nili Lotan Gap Rent Reserve .

Tax Reserve – On each monthly payment date, the borrower is required to deposit into a real estate tax reserve, 1/12 of the estimated annual real estate taxes. This is waived as long as no Trigger Period (as defined below) is continuing.

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve, 1/12 of estimated insurance premiums. This is waived as long as a blanket policy meeting the requirements of the 935 & 953 Sycamore Loan documents is in place.

Capital Expenditures Reserve – On each monthly payment date, the borrower is required to deposit into a replacement reserve approximately $2,305.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit into a TI/LC reserve in the amount of approximately $14,406 capped at approximately $691,470.

Lockbox / Cash Management. The 935 & 953 Sycamore Loan is structured with a hard lockbox and springing cash management. All funds in the lockbox accounts will be swept to an account designated by the borrower, unless a Trigger Period (as defined below) is continuing, in which case such funds are required to be swept on a daily basis into a cash management account controlled by the lender within three business days, at which point, following taxes and insurance reserve deposits, debt service, operating expenses, other required reserves deposits, approved leasing expenses reimbursements, and mezzanine debt service (if applicable), all funds are required to be deposited (i) if a Lease Sweep Period (as defined below) is continuing into a lease sweep reserve, (ii) if no Lease Sweep Period is continuing, and provided that a Trigger Period is not ongoing solely due to a mezzanine loan being outstanding, into a cash collateral account to be held as additional collateral for the 935 & 953 Sycamore Loan, (iii) if the only Trigger Period is a mezzanine loan being outstanding, to an account for the benefit of the mezzanine lender, and (iv) otherwise, to the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

935 & 953 Sycamore

A “Trigger Period” means the occurrence of (a) an event of default under the 935 & 953 Sycamore Loan documents, (b) the bankruptcy or insolvency of the affiliated property manager, (c) if the debt yield for the 935 & 953 Sycamore Loan falls below 7.75% at the end of any calendar quarter, (d) a Lease Sweep Period or (e) any time a mezzanine loan is outstanding.

A Trigger Period may be cured, (i) in the case of clause (a) above, if a cure of the event of default has been accepted by the lender, (ii) in the case of clause (b) above, if the property manager is replaced with an unaffiliated qualified property manager approved by the lender, (iii) in the case of clause (c) above, if the debt yield (calculated based on the outstanding principal balance of the 935 & 953 Sycamore Loan minus the amount of funds deposited in the cash collateral account) exceeds 8.0% at the end of any calendar quarter, (iv) in the case of clause (d) above, such Lease Sweep Period has ended, and (v) in the case of clause € above, a mezzanine loan is no longer outstanding.

A “Lease Sweep Period” will commence (a) upon the earlier of (i) the date that is 12 months prior to the expiration of a Lease Sweep Lease (as defined below), (ii) upon the date required under the Lease Sweep Lease by which the tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) (January 31, 2029 in connection to the Sirius XM lease and December 4, 2028 in connection to the ROC Nation lease), or (iii) 12 months prior to loan maturity (if a Lease Sweep Lease expires less than 12 months beyond loan maturity); (b) upon the early termination, early cancellation or early surrender of a Lease Sweep Lease or upon the borrower’s receipt of notice by a tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease; (c) if a tenant has ceased operating its business at the 935 & 953 Sycamore Property (i.e., “goes dark”) in a majority of its space at the 935 & 953 Sycamore Property; (d) upon a monetary or material, non-monetary default under a Lease Sweep Lease by a tenant beyond any applicable notice and cure period, € upon a bankruptcy or insolvency proceeding of a tenant under a Lease Sweep Lease or its guarantor and (f) the receipt by the borrower or the property manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease.

A “Lease Sweep Lease” means the Sirius XM lease, the ROC Nation lease, and any replacement lease covering a majority of the space currently demised under such lease.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. A mezzanine loan secured by equity in the borrower is permitted to be incurred once during the term of the 935 & 953 Sycamore Loan, as long as the combined loan-to-value ratio is no higher than 51.3%, the combined debt service coverage ratio is no lower than 1.40x, the mezzanine loan is coterminous with the 935 & 953 Sycamore Loan and an intercreditor agreement reasonably acceptable to the lender and acceptable to the rating agencies rating the certificates is in place.

Partial Release. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

One Campus Martius

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

One Campus Martius

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

One Campus Martius

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type – Subtype:	Office - CBD
% of Pool by IPB:	6.6%	Net Rentable Area (SF):	1,356,325
Loan Purpose:	Refinance	Location:	Detroit, MI
Borrower:	1000 Webward LLC	Year Built / Renovated:	2003 / 2019-2020
Guarantor(2):	Rock Backer LLC	Occupancy:	86.8%
Interest Rate:	6.02000%	Occupancy Date:	6/27/2022
Note Date:	6/28/2022	Number of Tenants:	27
Maturity/ARD Date:	7/1/2032	Fourth Most Recent NOI:	$19,338,306 (December 31, 2019)
Interest-only Period:	120 months	Third Most Recent NOI(6):	$18,537,846 (December 31, 2020)
Original Term:	120 months	Second Most Recent NOI(6):	$25,025,321 (December 31, 2021)
Original Amortization:	None	Most Recent NOI:	$25,554,085 (TTM March 31, 2022)
Amortization Type:	Interest Only	UW Economic Occupancy:	86.6%
Call Protection(3):	L(25),D(91),O(4)	UW Revenues:	$46,224,574
Lockbox / Cash Management(4):	Hard / Springing	UW Expenses:	$21,145,889
Additional Debt(1):	Yes	UW NOI:	$25,078,685
Additional Debt Balance(1):	$168,000,000	UW NCF:	$23,186,453
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$362,500,000 / $267
		Appraisal Date:	5/4/2022

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$161
Taxes:	$3,926,163	$560,880	N/A	Maturity Date Loan / SF:	$161
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.1%
Replacement Reserves:	$28,230	$28,230	$677,530	Maturity Date LTV:	60.1%
TI/LC:	$1,500,000	$169,541	$4,000,000	UW NCF DSCR:	1.74x
Other:	$3,851,373	$0	N/A	UW NOI Debt Yield:	11.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$218,000,000		100.0%	Payoff Existing Debt	$187,609,949	86.1%
				Return of Equity	19,720,871	9.0%
				Upfront Reserves	9,305,766	4.3%
				Closing Costs	1,363,413	0.6%
Total Sources	$218,000,000		100.0%		$218,000,000	100.0%

(1)	The One Campus Martius loan is part of a whole loan evidenced by eight pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $218.0 million. The Financial Information in the chart above reflects the Cut-off Date Balance of the One Campus Martius Whole Loan (as defined below).
(2)	The sponsor of the One Campus Martius Whole Loan is Bedrock Detroit.
(3)	The lockout period for the One Campus Martius Whole Loan will be at least 25 payment dates beginning with and including the first payment date on August 1, 2022. The One Campus Martius Whole Loan may be (a) defeased in whole on or after the date that is two years from the closing date of the securitization that includes the last note to be securitized (the “Permitted Defeasance Date”) or (b) if the Permitted Defeasance Date has not occurred by September 1, 2024, prepaid in whole with the payment of a yield maintenance premium. The assumed lockout period of 25 months is based on the expected closing date of the Benchmark 2022-B36 securitization in August 2022. The actual lockout period may be longer.
(4)	The One Campus Martius Whole Loan is structured with a hard lockbox for the One Campus Martius property other than with respect to the Parking Garage Portion (as defined below), the income from which is not required to be deposited into a lockbox account until the occurrence of a Cash Sweep Event (as defined below).
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	The increase from Third Most Recent NOI to Second Most Recent NOI is primarily attributable to delivery of the expansion space and subsequent lease up.

The Loan. The One Campus Martius mortgage loan is secured by the borrower’s fee interest in a 1,356,325 square foot office property located in Detroit, Michigan. The whole loan has an outstanding principal balance as of the Cut-off Date of $218.0 million (the “One Campus Martius Whole Loan”) and is evidenced by eight pari passu notes as described below. The controlling note A-1 with an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000 will be included in the Benchmark 2022-B36 trust. The remaining notes are expected to be contributed to one or more future securitization trusts. The One Campus Martius Whole Loan was co-originated by JPMCB and Morgan Stanley Bank, N.A (“MSBNA”). The relationship between the holders of the One Campus Martius Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—One Campus Martius Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

One Campus Martius

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BMARK 2022-B36	Yes
A-2	$30,000,000	$30,000,000	JPMCB	No
A-3	$25,000,000	$25,000,000	JPMCB	No
A-4	$15,800,000	$15,800,000	JPMCB	No
A-5	$10,000,000	$10,000,000	JPMCB	No
A-6	$46,200,000	$46,200,000	MSBNA	No
A-7	$25,000,000	$25,000,000	MSBNA	No
A-8	$16,000,000	$16,000,000	MSBNA	No
Whole Loan	$218,000,000	$218,000,000

The Borrower. The borrower for the One Campus Martius Whole Loan is 1000 Webward LLC, a Delaware limited liability company and a single purpose bankruptcy-remote entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Campus Martius Whole Loan.

The Loan Sponsor. The loan sponsor is Bedrock Detroit, which is owned and controlled by Dan Gilbert and affiliated entities, and the non-recourse carveout guarantor is Rock Backer LLC. Founded in 2011, Bedrock Detroit is a full service commercial real estate firm based in downtown Detroit, specializing in the strategic development of urban cores. With a portfolio of more than 100 properties totaling over 18 million square feet, Bedrock Detroit is one of the largest real estate partners in downtown Detroit. Since its founding, Bedrock Detroit and its affiliates have invested and committed more than $5.6 billion to acquiring and developing more than 100 properties, including new construction of ground up developments in downtown Detroit and Cleveland totaling more than 20 million square feet. Bedrock Detroit’s real estate personnel provide a full range of services with in-house teams for each area of expertise, including leasing, acquisition, finance, construction, architecture, historic rehab and property management. Bedrock Detroit’s tenants include leading technology companies and startups, world-renowned restaurants and national retailers, as well as Detroit locals. Bedrock Detroit also leases mixed-income residential properties to individuals, and acquires and renovates properties for new development. Bedrock Detroit and Dan Gilbert’s family of companies have been critical in the urban revival of Detroit and have demonstrated a strong commitment to the continued growth and stability of the market.

The Property. The One Campus Martius property is a Class A, 16-story, 1,356,325 square foot trophy office building that is well located in Detroit’s financial district. Built in 2003 and further expanded between 2019-2020, the One Campus Martius property contains a full height atrium with a dramatic water feature, onsite retail and restaurants, a fitness and wellness center, a second-floor cafeteria, a day care facility led by Bright Horizons, along with a 12-story parking garage with 2,667 parking spaces, resulting in a parking ratio of approximately 2.0 per 1,000 square feet of net rentable area. The One Campus Martius property includes 40,538 square feet of ground floor retail (approximately 3.0% of net rentable area and 2.8% of underwritten base rent), featuring tenants including Sugar Factory, Tohme Brothers XXXII LLC (Jimmy Johns) and Detroit Water Ice Factory, Inc. The loan sponsor acquired the One Campus Martius property in 2014 for approximately $142.0 million and has since invested approximately $120.5 million in capital improvements. More recently, between 2019 and 2020, the One Campus Martius property completed an approximately 398,000 square foot expansion at an estimated cost of approximately $93.0 million. The recent expansion added modern office space, expansive event space and new amenity space to the One Campus Martius property. From 2015 through 2019, prior to the expansion, average occupancy at the One Campus Martius property was approximately 97.5%. As of June 27, 2022, the One Campus Martius property was 86.8% leased, as the One Campus Martius property continues to lease up following the addition of approximately 351,338 square feet (approximately 25.9% of net rentable area) in 2020.

The One Campus Martius property is subject to a condominium structure which is wholly owned and controlled by the borrower. Under the One Campus Martius Whole Loan documents, at all times during the term of the One Campus Martius Whole Loan, the condominium is required to be owned and controlled by the borrower.

As of June 27, 2022, the One Campus Martius property was 86.8% leased to 27 tenants, comprised largely of institutional quality and investment grade rated tenants. Approximately 22.9% of net rentable area and 27.2% of underwritten rent are attributable to investment grade rated tenants including Microsoft Corporation, Centene Management and Huntington National Bank. The tenant roster at the One Campus Martius property is predominantly comprised of tenants in the financial and healthcare sector. Loan sponsor affiliated tenants including Rocket Mortgage, Rock Ventures, StockX LLC. and building amenities account for approximately 55.7% of the One Campus Martius property net rentable area and 54.7% of underwritten base rent.

Major Tenants.

The largest tenant, Rocket Mortgage (NYSE: RKT) (Moody’s/S&P/Fitch: Ba1/BB+/BB+; 42.0% of net rentable area; 47.4% of underwritten base rent), is the largest mortgage lending company in the United States and operates its corporate headquarters out of the One Campus Martius property. Rocket Mortgage was formerly known as Quicken Loans prior to changing its name in 2021. Rocket Mortgage was founded by Dan Gilbert in 1985 and is affiliated with the loan sponsor. In 2010, Dan Gilbert moved Rocket Mortgage’s headquarters from Livonia, Michigan to downtown Detroit. Rocket Mortgage operates a number of subsidiary companies such as Amrock, Rocket Auto, Core

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

One Campus Martius

Digital Media and Rock Connections, among others. In 2021, Rocket Mortgage generated approximately $12.9 billion in revenue and posted net income of approximately $6.1 billion. Rocket Mortgage has four, five-year renewal options with a lease expiration date occurring in December 2028.

The second largest tenant, Centene Management (NYSE: CNC) (Moody’s/S&P/Fitch: Baa1/BBB+/NR; 19.6% of net rentable area; 23.5% of underwritten base rent), provides a full spectrum of managed healthcare products and services, primarily through Medicaid, Medicare, and commercial products. Centene Management operates at the One Campus Martius property through its subsidiary, Meridian Health, who is a leader in government-sponsored healthcare programs, providing health plans such as Medicare, Medicaid and the Health Insurance Marketplace functions in Michigan, Illinois and Ohio. Meridian Health was purchased by WellCare Health Plans in 2018 for an estimated $2.5 billion. WellCare Health Plans later merged with Centene Corporation in 2020 for $17.3 billion, allowing Centene Corporation to expand its footprint to reach over 24 million members in all 50 states. Centene Corporation is headquartered in St. Louis, Missouri, while its subsidiary Meridian Health is headquartered at the One Campus Martius property. On June 29, 2022, shortly after the origination of the One Campus Martius Whole Loan, Meridian Health, which has been at the One Campus Martius property since December 2014, assigned its entire interest in its lease to Centene Management. In 2021, Centene Corporation generated over $125.9 billion in revenue and posted net income of approximately $1.3 billion. Centene Management has four, five-year renewal options with a lease expiration date occurring in December 2024.

The third largest tenant, Rock Ventures (4.9% of net rentable area; 6.0% of underwritten base rent), is a loan sponsor affiliated holding company for Dan Gilbert’s portfolio of companies (which includes, but is not limited to, companies such as the Cleveland Cavaliers, Rocket Mortgage, StockX and Vroom) and operates its headquarters out of the One Campus Martius property. The companies owned by Rock Ventures span various industries including fintech, professional services, charitable/community relations, sports/media/entertainment, hotels and venture capital/private equity. Rock Ventures was founded in 1985 and since has committed approximately $5.6 billion over 103 investments. Rock Ventures has four, five-year renewal options with a lease expiration date occurring in December 2028.

The One Campus Martius property is one of four properties (the “Transformational Project Sites”) developed or re-developed by Bedrock Management Services, LLC, a loan sponsor affiliate, which has entered into a reimbursement agreement (the “Reimbursement Agreement”), with the City of Detroit Brownfield Redevelopment Authority, the Michigan Strategic Fund and the Michigan Department of Treasury. The Reimbursement Agreement entitles the developer to receive reimbursements for a certain portion of the cost of the developments of the Transformational Project Sites from certain tax revenues as well as sales and use tax exemptions. The lender underwriting and all metrics shown herein are exclusive of the benefits afforded to the sponsor affiliate pursuant to the Reimbursement Agreement. See “Description of the Mortgage Pool – Real Estate and Other Tax Considerations” in the Preliminary Prospectus for additional information.

The Market. The One Campus Martius property is located in the Detroit central business district (“Detroit CBD”) submarket within the Detroit-Dearborn-Livonia metropolitan statistical area (“Detroit MSA”). The One Campus Martius property is located in the One Campus Martius Park neighborhood which is commonly considered to be the financial district of the city of Detroit. The boundaries of the immediate area are Gratiot Avenue to the north, Jefferson Avenue to the south, Randolph Street to the east and Cass Avenue to the west.

The Detroit MSA has recovered in the months following the pandemic, restoring about 90% of jobs lost, as compared to the overall Midwest region of the United States which has only recovered approximately 75% of jobs lost. As of November 2021, the unemployment rate in the Detroit MSA was 4.2%, with the largest employment sectors being services (46.2%), manufacturing (18.9%) and retail trade (10.1%). The largest employers in the area include The General Motors Co. (52,113 employees), Ford Motor Co. (48,000 employees) and the University of Michigan (34,904 employees).

As of first quarter 2022, the Detroit CBD office submarket had a total office inventory of approximately 15 million square feet, with 513,000 additional square feet under construction. The Detroit CBD office submarket had an overall vacancy rate of 14.7%, below the Detroit suburban area vacancy rate of 19.2%. The Class A office asking rents in the Detroit CBD were $28.87 per square foot, compared to the Detroit suburban area class A office asking rents of $22.05. Between 2011 and 2019, the Detroit CBD averaged over 370,000 square feet of net absorption per year. Despite the pandemic, absorption in 2020 was 72,000 square feet.

Furthermore, the appraiser provides an analysis detailing a more focused subset of properties in Detroit’s financial district representing larger properties with affiliated parking structures, similar to that of the One Campus Martius property. In the first quarter of 2022, this subset of properties had an overall vacancy rate of 5.8%, in-line with the One Campus Martius property historical vacancy prior to expansion.

The appraisal identified eight comparable office leases with rents ranging from $28.65 and $39.78 per square foot, which factor in adjustments for expense structure, location, age/condition and parking, among other factors to normalize various lease types for a comparison under a modified gross lease basis. According to the appraisal, the concluded market rent is $30.00 per square foot on a modified gross basis, which is in excess of than the average underwritten base rents across the office component of the One Campus Martius property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

One Campus Martius

Office Rent Comparables(1)
Property	Address	Year Built/Renovated	Building Size (SF)	Tenant Name	Lease Size (SF)	Lease Start Date	Lease Term	Rent PSF(2)
One Campus Martius	1000 Woodward Avenue	2003/2019-2020	1,356,325(3)	Various	988,846(3)	Various	Various	$28.96(3)
Ally Detroit Center(4)	500 Woodward Avenue	1993	1,000,000(3)	Confidential	10,571	Mar-19	60	$31.97
Office Building	230 East Grand River Avenue	1911/2017	57,592(3)	Confidential	7,156	Dec-21	48	$35.35
Marquette Building	243 West Congress Street	1899/2020	170,000(3)	Confidential	138,000	Jan-21	120	$39.78
First National Building(4)	660 Woodward Avenue	1924/2015	840,436(3)	Confidential	1,945	Mar-20	51	$33.42
150 West Jefferson	150 West Jefferson Avenue	1989	489,601(3)	Confidential	20,465	Jul-17	NAP	$28.65
220 Congress	220 West Congress Street	1920/2020	41,000(3)	Confidential	22,000	May-20	144	$30.26
Grand Park Centre	28 West Adams Avenue	1921/2004	150,000(3)	Confidential	2,438	Nov-19	63	$32.45
The 607	607 Shelby Street	1925/2018	47,500(3)	Confidential	4,263	May-19	61	$32.08
Total / Avg. / Wtd. Avg.(5)			349,516(3)		25,855		78	$36.81

(1)	Source: Appraisal.
(2)	Rent PSF for comparable properties have been normalized by the appraiser to reflect modified gross leases due to the variety of comparable lease structures.
(3)	Based on the underwritten rent roll dated June 27, 2022, inclusive of contractual rent steps through June 1, 2023 and straight-line average rent over the lease term for Microsoft due to its investment grade rating. Lease Size (SF) and Rent PSF for the One Campus Martius property are solely based on the occupied office tenants.
(4)	Ally Detroit Center and First National Building are owned by the loan sponsor or an affiliate thereof.
(5)	Total / Avg. / Wtd. Avg. exclude the One Campus Martius property.
Market Rent Conclusion(1)
Market Rent	$30.00
Lease Term (months)	60
Lease Type (reimbursements)	MG (Office), NNN (Retail)
(1)	Source: Appraisal.
Historical Occupancy(1)
2015	2016	2017	2018	2019	2020(2)	2021(2)	Current(3)
99.0%	95.0%	98.0%	98.0%	97.4%	76.5%	86.1%	86.8%

(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Expansion space was delivered in 2020, artificially inflating vacancy.
(3)	Current occupancy is based on the June 27, 2022 rent roll.

Tenant Summary(1)
Tenant	Tenant Type	Credit Rating Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rent	Lease Expiration Date
Rocket Mortgage(3)	Office	Ba1/BB+/BB+	570,214	42.0%	$28.81(3)	47.4%	12/31/2028
Centene Management(4)(5)	Office	Baa1/BBB+/NR	266,001	19.6%	$30.62(3)	23.5	12/31/2024
Rock Ventures	Office	NR/NR/NR	66,059	4.9%	$31.50(3)	6.0%	12/31/2028
Building Amenities Wellness Center LLC(6)	Amenity	NR/NR/NR	50,116	3.7%	$28.00(3)	4.0%	12/31/2035
Microsoft Corporation	Office	Aaa/AAA/AAA	43,795	3.2%	$28.56(3)	3.6%	7/31/2025
Building Amenities Day Care LLC(6)	Amenity	NR/NR/NR	43,297	3.2%	$28.00(3)	3.5%	12/31/2035
Toast Entertainment (Event Space Floor)(6)	Amenity	NR/NR/NR	32,980	2.4%	$28.00(3)	2.7%	12/31/2035
Plante & Moran, PLLC	Office	NR/NR/NR	29,295	2.2%	$36.33(3)	3.1%	11/30/2023
Building Amenities Cafeteria LLC(6)	Amenity	NR/NR/NR	22,019	1.6%	$28.00(3)	1.8%	12/31/2035
Downtown Detroit Partnership	Office	NR/NR/NR	7,773	0.6	$25.75(3)	0.6	1/31/2026
Ten Largest Tenants			1,131,549	83.4%	$29.45(3)	96.1%
Remaining Occupied Office Tenants			5,709	0.4%	$29.18(3)	0.5%
Remaining Occupied Retail Tenants			40,538	3.0%	$23.82(3)	2.8%
Remaining Occupied Other Tenants(7)			0	0.0%	NAP(3)	0.6%
Total Occupied			1,177,796	86.8%	$29.43(3)	100.0%
Vacant			178,529	13.2%
Total / Wtd. Avg.			1,356,325	100.0%
(1)	Based on the underwritten rent roll dated June 27, 2022, inclusive of contractual rent steps through June 1, 2023 and straight-line average rent over the lease term for Microsoft due to its investment grade rating.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	StockX currently subleases 29,648 square feet of office space from Rocket Mortgage through December 2024 at $27.50 per square foot, with $0.50 per square foot annual rent steps.
(4)	Centene Management UW Base Rent PSF is inclusive of an approximately $700,000 per year data rack usage fee.
(5)	Meridian Health, which has been at the One Campus Martius property since December 2014, assigned its entire interest in its lease to Centene Management on June 29, 2022, shortly after loan origination.
(6)	Amenity spaces are associated with affiliates of the loan sponsor.
(7)	Remaining Occupied Other Tenants includes signage space leased to StockX and a data rack leased to BMC Software, Inc. with no attributable net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

One Campus Martius

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring
Vacant	NAP	178,529	13.2%	NAP	NAP	178,529	13.2%	NAP	NAP
2022 & MTM	4	5,853	0.4%	$124,904	0.4%	184,382	13.6%	$124,904	0.4%
2023	4	33,991	2.5%	1,169,437	3.4%	218,373	16.1%	$1,294,342	3.7%
2024	4	272,016	20.1%	8,268,942	23.9%	490,389	36.2%	$9,563,283	27.6%
2025	1	43,795	3.2%	1,250,759	3.6%	534,184	39.4%	$10,814,042	31.2%
2026	7	25,650	1.9%	831,819	2.4%	559,834	41.3%	$11,645,861	33.6%
2027	1	4,189	0.3%	119,638	0.3%	564,023	41.6%	$11,765,499	33.9%
2028	2	636,273	46.9%	18,508,687	53.4%	1,200,296	88.5%	$30,274,186	87.3%
2029	0	0	0.0%	0	0.0%	1,200,296	88.5%	$30,274,186	87.3%
2030	0	0	0.0%	0	0.0%	1,200,296	88.5%	$30,274,186	87.3%
2031	0	0	0.0%	0	0.0%	1,200,296	88.5%	$30,274,186	87.3%
2032 & Beyond(3)	5	156,029	11.5%	4,388,616	12.7%	1,356,325	100.0%	$34,662,802	100.0%
Total	28	1,356,325	100.0%	$34,662,802	100.0%

(1)	Based on the underwritten rent roll dated June 27, 2022, inclusive of contractual rent steps through June 1, 2023 and straight-line average rent over the lease term for Microsoft due to its investment grade rating.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	2032 & Beyond is inclusive of 148,412 square feet of cafeteria, wellness, day care and event amenity space that is associated with affiliates of the loan sponsor. All amenity spaces are set subject to leases through December 2035.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$26,180,074	$25,935,421	$33,372,181	$34,425,490	$34,662,802	$25.56	65.0%
Vacant Income	0	0	0	0	5,355,870	$3.95	10.0%
Gross Potential Rent	$26,180,074	$25,935,421	$33,372,181	$34,425,490	$40,018,672	$29.51	75.0%
Total Reimbursements	5,028,329	3,377,400	2,912,952	2,944,892	3,992,858	$2.94	7.5%
Parking Income	8,218,268	7,604,926	7,790,884	8,038,187	9,296,981	$6.85	17.4%
Rental Storage Income	23,255	33,057	33,297	33,548	39,680	$0.03	0.1%
Gross Potential Income	$39,449,927	$36,950,803	$44,109,314	$45,442,117	$53,348,190	$39.33	100.0%
Vacancy/Credit Loss(4)	($141,202)	($111,036)	$82,000	$176,768	($7,139,816)	($5.26)	(13.4%)
Other Income(5)	80,135	6,164	7,646	1,015	16,200	$0.01	0.0%
Effective Gross Income	$39,388,859	$36,845,931	$44,198,961	$45,619,900	$46,224,574	$34.08	86.6%
Total Expenses	20,050,553	18,308,085	19,173,640	20,065,815	21,145,889	$15.59	45.7%
Net Operating Income	$19,338,306	$18,537,846	$25,025,321	$25,554,085	$25,078,685	$18.49	54.3%
TI/LC	0	0	0	0	1,703,467	$1.26	3.7%
Capital Expenditures	0	0	0	0	188,765	$0.14	0.4%
Net Cash Flow	$19,338,306	$18,537,846	$25,025,321	$25,554,085	$23,186,453	$17.10	50.2%
(1)	TTM figures are as of March 31, 2022.
(2)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Underwritten Rents In Place is inclusive of contractual rent steps through June 1, 2023 and straight-line average rent over the lease term for Microsoft due to its investment grade rating.
(4)	2021 and TTM Vacancy/Credit Loss reflect adjustments relating to historically written off bad debt expenses which have since been recovered.
(5)	Other income is inclusive of miscellaneous income, tenant extras, late fees and NSF fees.

Property Management. The One Campus Martius property is managed by Bedrock Management Services LLC, an affiliate of the borrower. The parking garage is sub-managed by Ultimate Parking Management LLC, a third-party management company.

Escrows and Reserves. At loan origination, the borrower deposited (i) $3,926,163 into a real estate tax reserve, (ii) approximately $3,851,373 into an outstanding TI/LC reserve, (iii) $1,500,000 into a rollover reserve and (iv) $28,230 into a replacement reserve.

Tax Reserve – On each monthly due date, the borrower is required to deposit an amount equal to 1/12th of the estimated annual real estate taxes into the tax reserve account, which is estimated to be $560,880 into a tax reserve.

Insurance Reserve – On each monthly due date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of estimated insurance premiums, unless the borrower maintains a blanket insurance policy in accordance with the One Campus Martius Whole Loan documents.

Replacement Reserve – On each monthly due date, the borrower is required to deposit $28,230 into a replacement reserve, subject to a cap of $677,530.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

One Campus Martius

Rollover Reserve – On each monthly due date, the borrower is required to deposit $169,541 into a rollover reserve, subject to a cap of $4,000,000.

Meridian/Rocket Reserve – On each monthly due date during the continuance of a Cash Sweep Event (as defined below) caused by a Meridian Health Trigger Event (as defined below) and/or a Rocket Mortgage Trigger Event (as defined below), all sums remaining in the cash management account after payment of debt service on the One Campus Martius Whole Loan, required reserves, budgeted operating expenses and approved non-budgeted operating expenses must be deposited with and held by the lender for tenant improvement and leasing commission obligations that may be incurred following the loan origination date with respect to the applicable leases at the One Campus Martius property pursuant to the One Campus Martius Whole Loan documents (the “Meridian/Rocket Reserve”).

Lockbox / Cash Management. The One Campus Martius Whole Loan is structured with a hard lockbox for the One Campus Martius property except with respect to the parking garage portion (the “Parking Garage Portion”), for which the borrower is required to establish and maintain a lockbox account during the continuance of a Cash Sweep Event, and springing cash management with respect to the parking garage portion. Upon the establishment of a lockbox account, the borrower is required to, or cause the property manager to, deliver tenant direction letters to all tenants under leases (other than parking passes obtained from the Parking Garage Portion) at the One Campus Martius property to deliver all rents payable directly to the applicable lockbox account. The borrower is required to, or cause the manager to, (i) at all times during the term of the One Campus Martius Whole Loan, deposit all amounts received by the borrower or the property manager constituting rents (other than rents from the Parking Garage Portion) into the lockbox account within one business day after receipt thereof and (ii) during the continuance of a Cash Sweep Event, deposit all amounts received by the borrower or the property manager constituting rents from the Parking Garage Portion into the lockbox account within seven days after receipt. On each due date during the continuance of a Cash Sweep Event, all funds on deposit in the cash management account after payment of debt service on the One Campus Martius Whole Loan, required reserves, budgeted operating expenses and approved non-budgeted operating expenses (“Excess Cash”) are required to be deposited into an excess cash flow reserve account as additional collateral for the One Campus Martius Whole Loan, except that during a Cash Sweep Event caused by a Meridian Health Trigger Event and/or a Rocket Mortgage Trigger Event, Excess Cash is required to be deposited into the Meridian/Rocket Reserve and held by the lender for tenant improvement and leasing commission obligations that may be incurred following the loan origination date with respect to the applicable leases at the One Campus Martius property pursuant to the One Campus Martius Whole Loan documents.

A “Cash Sweep Event” means the occurrence of: (a) an event of default; (b) any bankruptcy action of the borrower, (c) any bankruptcy action of the property manager, (d) the debt coverage ratio based on the trailing three-month period immediately preceding the date of determination being less than 1.15x, (e) a Meridian Health Trigger Event or (f) a Rocket Mortgage Trigger Event.

A Cash Sweep Event may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default (provided, however, if the lender has applied for the appointment of a receiver for the One Campus Martius property, declared the debt to be immediately due and payable or commenced a foreclosure action, the lender is not obligated to accept such cure and may reject or accept such cure in its sole and absolute discretion); (ii) with respect to clause (b) above, if the bankruptcy action is due to a person or persons filing an involuntary petition against the borrower and the borrower has not colluded with, or otherwise assisted, such person or persons, and has not solicited creditors for any involuntary petition against the borrower from any person and the bankruptcy action is dismissed within 90 days from the filing of such bankruptcy action; (iii) with respect to clause (c) above, if the borrower replaces such manager with a qualified manager under a replacement management agreement acceptable to the lender in accordance with the One Campus Martius Whole Loan documents; (iv) with respect to clause (d) above, the achievement of a debt service coverage ratio based on the trailing three-month period immediately preceding the date of determination for two consecutive quarters of not less than 1.15x; (v) with respect to clause (e) above, the achievement of a Meridian Health Trigger Cure (as defined below); and (vi) with respect to clause (f) above, the achievement of a Rocket Mortgage Trigger Cure (as defined below); provided, however, that, such Cash Sweep Event cure set forth in this definition will be subject to the following conditions: (A) no event of default has occurred and is continuing (except for any event of default cured pursuant to subclause (i) above), (B) the borrower has paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event cure including reasonable attorney’s fees and expenses, and (C) in no event may the borrower have the right to cure a Cash Sweep Event caused by a bankruptcy action of the borrower if (x) such bankruptcy action is caused by the borrower filing a voluntary petition or (y) the bankruptcy action is due to a person or persons filing an involuntary petition against the borrower and the borrower has colluded with, or otherwise assisted such person or persons, or has solicited creditors for any involuntary petition against the borrower from any person.

“Meridian Health Trigger Event” means (i) a bankruptcy action of Centene Management, as successor-in-interest of Meridian Health by lease assignment, (ii) Centene Management failing to enter into a new lease or renew its then-existing lease, in either case, on substantially similar terms to its then-existing lease (or otherwise on market terms in accordance with the terms of the One Campus Martius property Whole Loan documents) on or prior to the date that is seven months prior to the then-current expiration of the lease with the initial term of such new lease or renewal being no less than three years, or (iii) Centene Management “goes dark” or takes a similar action as more fully described in the One Campus Martius property Whole Loan documents (other than for commercially reasonable periods of time such as a result of fire, casualty and/or condemnation).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

One Campus Martius

“Meridian Health Trigger Cure” means either (i) the amount on deposit in the Meridian/Rocket Reserve being equal to or greater than $6,650,025 ($25.00 per square foot based on Centene Management occupied square feet), including any amounts deposited directly by the borrower from any source, or (ii) the Centene Management leased space (or an alternative space that either (i) has substantially the same square footage as the Centene Management leased space or (ii) has sufficient square footage to provide for at a minimum, substantially similar rent as under the Centene Management lease and that is reasonably approved by the lender) is re-leased to a replacement tenant that is reasonably acceptable to the lender, pursuant to a lease reasonably approved by the lender, and such replacement tenant delivers to the lender an estoppel certificate satisfactory to the lender in accordance with the One Campus Martius property Whole Loan documents.

“Rocket Mortgage Trigger Event” means (i) a bankruptcy action of Rocket Mortgage or (ii) if the debt service coverage ratio based on the trailing three-month period immediately preceding the date of such determination is less than 1.15x and (x) Rocket Mortgage has not entered into a new lease or renewal of its existing lease (a “Rocket Mortgage Lease Extension”), in either case, on substantially similar terms to its existing lease (or otherwise on market terms in accordance with the terms of the One Campus Martius property Whole Loan documents) on or prior to the date that is 12 months prior to the then-current expiration of the lease with the initial term of such new lease or renewal being no less than three years and/or (y) Rocket Mortgage “goes dark” or takes a similar action as more fully described in the One Campus Martius property Whole Loan documents (other than for commercially reasonable periods of time such as a result of fire, casualty and/or condemnation).

“Rocket Mortgage Trigger Cure” means the Rocket Mortgage leased space (or an alternative space that either (i) has substantially the same square footage as the Rocket Mortgage leased space or (ii) has sufficient square footage to provide for at a minimum, substantially similar rent as under the Rocket Mortgage lease and that is reasonably approved by the lender) is re-leased to a replacement tenant that is reasonably acceptable to the lender, pursuant to a lease reasonably approved by the lender, and such replacement tenant delivers to the lender an estoppel satisfactory to the lender in accordance with the One Campus Martius property Whole Loan documents.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Secured Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

Gateway Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

Gateway Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

Gateway Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,000,000	Title:	Leasehold
Cut-off Date Principal Balance:	$40,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	5.3%	Net Rentable Area (SF):	333,030
Loan Purpose:	Acquisition	Location:	Richmond, VA
Borrower:	GPlaza Property Company LLC	Year Built / Renovated:	2015 / NAP
Guarantors:	Northridge Capital, LLC and NCA Holdings, LLC	Occupancy:	95.9%
Interest Rate:	5.92100%	Occupancy Date:	4/20/2022
Note Date:	6/30/2022	Number of Tenants:	9
Maturity/ARD Date:	7/6/2027	Fourth Most Recent NOI:	$8,672,023 (December 31, 2019)
Interest-only Period:	60 months	Third Most Recent NOI:	$8,770,846 (December 31, 2020)
Original Term:	60 months(1)	Second Most Recent NOI:	$9,171,958 (December 31, 2021)
Original Amortization:	None	Most Recent NOI:	$9,246,748 (TTM May 31, 2022)
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(25),D(32),O(3)	UW Revenues:	$13,657,965
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$6,831,271
Additional Debt:	N/A	UW NOI:	$6,826,694
Additional Debt Balance:	N/A	UW NCF:	$6,461,328
Additional Debt Type:	N/A	Appraised Value / Per SF:	$88,100,000 / $265
		Appraisal Date:	6/10/2022

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap
Taxes:	$232,997	$116,498	N/A	Cut-off Date Loan / SF:	$120
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$120
Replacement Reserves:	$0	$4,163	N/A	Cut-off Date LTV:	45.4%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	45.4%
Other(3):	$934,013	$252,458	N/A	UW NCF DSCR:	2.69x
				UW NOI Debt Yield:	17.1%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Principal’s New Cash Contribution	$111,443,371		73.6%	Purchase Price	$150,000,000	99.0%
Loan Amount	40,000,000		26.4	Reserves	1,167,010	0.8
				Closing Costs	276,361	0.2

Total Sources	$151,443,371		100.0%	Total Uses	$151,443,371	100.0%

(1)	The Gateway Plaza Loan documents provide the borrower with one, five-day grace period in any 12-month period on the imposition of a late fee for any payments due on a payment date (other than the payment due on the maturity date).
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	Other reserves consists of an initial unfunded obligations reserve of approximately $681,555 and an initial and monthly ground rent reserve of approximately $252,458.

The Loan. The mortgage loan (the “Gateway Plaza Loan”) is secured by a first deed of trust encumbering the borrower’s leasehold interest in the office component and 201 collateral parking spaces (the “Gateway Plaza Property”) of a two-unit condominium regime located in Richmond, Virginia comprised of the Gateway Plaza Property and the remaining non-collateral parking spaces within a 511-unit parking garage. The Gateway Plaza Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $40,000,000, representing approximately 5.3% of the initial pool balance. The Gateway Plaza Loan was originated by Goldman Sachs Bank USA on June 30, 2022. The Gateway Plaza Loan has an interest rate of 5.92100% per annum. The borrower utilized the proceeds of the Gateway Plaza Loan to acquire the Gateway Plaza Property, fund upfront reserves and pay origination costs.

The Gateway Plaza Loan had an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The Gateway Plaza Loan requires payments of interest only for the entire term of the Gateway Plaza Loan. The stated maturity date is the due date in July 2027. Voluntary prepayment of the Gateway Plaza Loan is prohibited prior to the due date in May 2027. The borrower has the option

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

Gateway Plaza

to defease the entire principal balance of the Gateway Plaza Loan in whole (but not in part) at any time after the date that is two years from the Closing Date.

The Borrower. The borrower is GPlaza Property Company LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Gateway Plaza Loan.

The Loan Sponsors. The loan sponsors are Northridge Capital, LLC (“Northridge”), a Delaware limited liability company, and Qatar First Bank. The non-recourse carveout guarantors are Northridge and NCA Holdings, LLC, each a Delaware limited liability company. Northridge is an independent real estate asset management firm based in Washington, DC. Since its founding in 1997, the firm has invested in over 50 assets with a combined value of approximately $1.62 billion. The firm invests in all asset types across the United States with a particular emphasis on gateway and secondary markets. Northridge primarily works with overseas institutional and individual investors, especially those from the Middle East. Qatar First Bank (“QFB”) is the first independent Shari’ah compliant bank authorized by the Qatar Financial Center Regulatory Authority (“QFCRA”). QFB offers investment management, private banking, wealth management, and private equity and corporate banking services. QFB requires all investment vehicles to be entirely Shari’ah compliant.

The Property. The Gateway Plaza Property includes the office component and 201 collateral parking spaces of an 18-story, 333,030 square foot LEED Gold-certified office building in downtown Richmond comprised of two leasehold condominium units including the Gateway Plaza Property and the remaining non-collateral parking spaces within a 511-unit parking garage. The Gateway Plaza Property is currently 95.9% occupied by nine tenants with a weighted average lease term of 8.15 years. The Gateway Plaza Property was delivered in 2015 and was developed as a “build-to-suit” for the largest tenant, McGuireWoods LLP. The loan sponsor entered into a purchase agreement to acquire the fee simple interest in the Gateway Plaza Property for a gross purchase price of $150.0 million. At origination, the loan sponsor assigned its right to acquire the fee simple interest to Woodbranch Investments Corp. (“Woodbranch”), and Woodbranch purchased the fee simple interest for $150.0 million, and then immediately ground leased the leasehold condominium unit to the Sponsor for a leasehold purchase price of $77.0 million ($231 per square foot), yielding the gross purchase price to the seller of $150.0 million (net a fee simple purchase price of $73.0 million ($219 per square foot). The ground lease has a 99-year term with a June 30, 2121 expiration date, year-one rent of $3,029,500 ($9.10 per square foot), 2.50% annual increases for the first 20 years, and 2.00% increases thereafter.

Condominium. The Gateway Plaza Property is subject to a two-unit leasehold condominium regime comprised of (i) the Gateway Plaza Property, which includes an office building and 201 collateral parking spaces, and (ii) the remaining non-collateral parking spaces within a 511-unit parking garage that is part of the related improvements. The borrower holds a 75% undivided leasehold ownership interest in the related common elements. The related condominium board is comprised of three members, two of which are appointed by the borrower and the borrower controls the condominium board.

Major Tenants.

The largest tenant, McGuireWoods LLP (224,537 square feet; 67.4% of net rentable square feet; 73.6% of underwritten base rent), is a law firm whose history dates back to 1834. McGuire Woods LLP ranks 54th on the 2022 AM Law 200 and according to the 2021 Global 200 survey, they ranked as the 67th highest grossing law firm in the world. The Gateway Plaza Property is the firm’s headquarters and is their largest office with approximately 250 lawyers, including the chairman and managing partner. McGuireWoods LLP has a contraction option that is exercisable in September 2026 for up to two floors (51,246 square feet) and requires payment of a fee of approximately $4.9 million ($95.89 per square foot). Additionally, McGuireWoods LLP is reportedly back in office and completely utilizing its space.

The Market. The Gateway Plaza Property is located in the Richmond, Virginia office market and the CBD Richmond Submarket. As of the second quarter of 2022, the market included a total of 22,186,000 square feet of office space, with approximately 340,000 square feet currently under construction. Additionally, the market vacancy was 15.3%. The CBD Richmond Submarket included 7,434,000 square feet of office space, approximately 120,000 square feet of office under construction, and a vacancy rate of 14.2%.

Historical and Current Occupancy(1)
2020	2021	Current(2)
87.8%	91.2%	95.9%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of April 20, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

Gateway Plaza

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(2)	% of Total Base Rent	Lease Expiration Date
McGuireWoods LLP(3)	NR/NR/NR	224,537	67.4%	$32.70	73.6%	8/31/2030
Towne Bank(4)	NR/NR/NR	26,047	7.8	$29.38	7.7%	3/1/2031
CCA Industries, Inc.	NR/NR/NR	25,707	7.7	$25.77	6.6%	9/30/2030
Mercer (US), Inc.(5)	NR/NR/NR	14,330	4.3	$28.12	4.0%	5/31/2032
Pacific Summit Energy LLC	NR/NR/NR	8,503	2.6	$20.06	1.7%	2/28/2027
Matrix Capital Markets Group, Inc.(6)	NR/NR/NR	7,105	2.1	$30.21	2.2%	9/30/2031
Irongate Capital Advisors LLC(7)	NR/NR/NR	6,137	1.8	$32.57	2.0%	10/31/2030
The Greater Richmond Partnership Inc.	NR/NR/NR	4,333	1.3	$28.25	1.2%	11/30/2032
Richmond Belly Ventures, LLC	NR/NR/NR	2,568	0.8	$35.19	0.9%	4/30/2029
Total		319,267	95.9%	$31.23	100.0%
Remaining Tenants		0	0	$0.00	0.0
Total Occupied		319,267	95.9%
Vacant		13,763	4.1
Total		333,030	100.0%	$31.23	100.0%
(1)	Based on the underwritten rent roll dated April 20, 2022 with contractual rent steps through August 31, 2023.
(2)	Base Rent PSF is inclusive of contractual rent steps underwritten through the termination option per the tenant’s lease.
(3)	McGuire Woods LLP has one remaining contraction option for up to two full floors exercisable on September 1, 2026 with a minimum 12-24 month notice and payment of a corresponding $95.89 per rentable square foot fee for any space reduced.
(4)	The Towne Bank lease includes 13,705 square feet of office space, 9,657 square feet of commercial bank space and 2,685 square feet of retail bank space.
(5)	Mercer (US), Inc. has the right to terminate its lease or contract its leased space for not less than 25% of its premises on May 31, 2029 with 12 months’ notice and payment of a fee equal to three months base rent and any unamortized leasing costs.
(6)	Matrix Capital Markets Group, Inc. has the right to terminate its lease on September 30, 2028 with 12 months’ notice and payment of a fee equal to three months of base rent and any unamortized leasing costs.
(7)	Irongate Capital Advisors LLC has the right to terminate its lease on January 31, 2028 with 12 months’ notice and a payment of a fee equal to three months of base rent and any unamortized leasing costs.

Lease Rollover Schedule(1)(2)(3)
Year	Number of Tenant Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(4)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	13,763	4.1%	NAP	NAP	13,763	4.1%	NAP	NAP
MTM	0	0	0.0%	$0	0.0%	13,763	4.1%	$0	0.0%
2023	0	0	0.0%	$0	0.0%	13,763	4.1%	$0	0.0%
2024	0	0	0.0%	$0	0.0%	13,763	4.1%	$0	0.0%
2025	0	0	0.0%	$0	0.0%	13,763	4.1%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	13,763	4.1%	$0	0.0%
2027	1	8,503	2.6%	$170,570	1.7%	22,266	6.7%	$170,570	1.7%
2028	0	0	0.0%	$0	0.0%	22,266	6.7%	$170,570	1.7%
2029	1	2,568	0.8%	$90,355	0.9%	24,834	7.5%	$260,926	2.6%
2030	3	256,381	77.0%	$8,205,559	82.3%	281,215	84.4%	$8,466,485	84.9%
2031	2	33,152	10.0%	$979,840	9.8%	314,367	94.4%	$9,446,325	94.7%
2032	2	18,663	5.6%	$525,349	5.3%	333,030	100.0%	$9,971,674	100.0%
2033 and Thereafter	0	0	0.0%	$0	0.0%	333,030	100.0%	$9,971,674	100.0%
Total	9	333,030	100.0%	$9,971,674	100.0%

(1)	Based on the underwritten rent roll dated April 20, 2022 with contractual rent steps through August 31, 2023.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule. See “Tenant Summary” above.
(4)	Base Rent Expiring is inclusive of contractual rent steps underwritten through the termination option per the tenant’s lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

Gateway Plaza

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM 5/31/2022	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	8,251,701	8,412,232	9,000,617	9,200,362	9,971,674	29.94	69.4%
Commercial Reimbursement Revenue	2,968,970	2,998,745	3,015,072	3,049,262	3,181,544	9.55	22.1%
Vacant Income	0	0	0	0	407,220	1.22	2.8%
Parking Income	378,640	380,120	387,940	391,680	391,680	1.18	2.7%
Other Revenue	426,721	419,220	419,665	424,687	424,687	1.28	3.0%
Gross Potential Revenue	$12,026,032	$12,210,317	$12,823,294	$13,065,991	$14,376,805	$43.17	100.0%
(Vacancy Loss)	0	0	0	0	(718,840)	($2.16)	(5.0%)
(Concessions)	0	(21,881)	(196,982)	(265,127)	0	$0.00	0.0%
Effective Gross Income	$12,026,032	$12,188,436	$12,626,312	$12,800,864	$13,657,965	$41.01	95.0%
Total Expenses(3)	3,354,009	3,417,590	3,454,354	3,554,116	6,831,271	20.51	50.0%
Net Operating Income	$8,672,023	$8,770,846	$9,171,958	$9,246,748	$6,826,694	$20.50	50.0%
TI/LC	0	0	0	0	315,411	0.95	2.3%
Replacement Reserves	0	0	0	0	49,955	0.15	0.4%
Net Cash Flow	$8,672,023	$8,770,846	$9,171,958	$9,246,748	$6,461,328	$19.40	47.3%
(1)	% column represents percent of Gross Potential Revenue for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(2)	Underwritten Rents in Place is based on the underwritten rent roll dated April 20, 2022 with contractual rent steps through August 31, 2023.
(3)	Underwritten Total Expenses are 97.8% higher than full-year 2021 Total Expenses due to $3,029,500 of annual Ground Rent.

Property Management. The Gateway Plaza Property is managed by Jones Lang LaSalle Americas, Inc., a Maryland corporation.

Escrows and Reserves. At loan origination, the borrower deposited (i) approximately $232,997 into a tax reserve, (ii) approximately $681,555 into an unfunded obligations reserve in connection with unpaid tenant improvement allowances and free rent for certain tenants at the Gateway Plaza Property, including The Greater Richmond Partnership, Inc., Irongate Capital Advisors LLC and Mercer (US) Inc., and (iii) $252,458 into a ground rent reserve.

Tax Reserve. On each due date, the borrower is required to deposit into a tax reserve an amount equal to 1/12 of the taxes that the lender reasonably estimates will be payable in the next ensuing 12 months (initially estimated to be approximately $116,498).

Insurance Reserve. On each due date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage of the related insurance policies upon the expiration thereof, unless the borrower is maintaining a blanket insurance policy in accordance with the related Gateway Plaza Loan documents.

Replacement Reserve. On each due date during which the Tenant Replacements Conditions (as defined below) are not satisfied as to any individual tenant at the Gateway Plaza Property, the borrower is required to deposit into a replacement reserve an amount equal to 1/12 of the product of (x) the square footage of the leased premises for such tenant and (y) $0.15. The term “Tenant Replacements Conditions” means the satisfaction of each of the following: (a) no event of default under the Gateway Plaza Loan or the applicable lease is continuing and (b) a tenant is required to repair and pay for all replacements related to its leased premises, performs its repair and payment obligations in conformance with its lease and provides evidence thereof (or the borrower provides such evidence) to the lender as reasonably requested.

Unfunded Obligations Reserve. Whenever a lease is terminated in whole or in part, or the tenant thereunder defaults, the borrower is required to promptly remit to the lender any related lease termination or contraction fee for deposit into an unfunded obligations reserve.

Ground Rent Reserve. On each due date, the borrower is required to deposit an amount equal to 1/12 of the ground rents that the lender reasonably estimates will be payable in the next ensuing 12 months (initially estimated to be approximately $252,458).

“Gateway Plaza Cash Trap Event Period” means each period (i) during an event of default under the Gateway Plaza Loan agreement, (ii) commencing when the debt yield (as calculated under the Gateway Plaza Loan documents), determined as of the first day of any calendar quarter for the immediately preceding calendar quarter, is less than 9.50%, and concluding when the debt yield, determined as of the first day of each of two consecutive calendar quarters for each immediately preceding calendar quarter, is at least equal to 9.50%, and (iii) during the continuance of a Gateway Plaza Lease Sweep Period (as defined below). A Gateway Plaza Cash Trap Event Period will also commence upon the borrower’s third (and any subsequent) failure to deliver annual, quarterly or monthly financial reports as and when required under the Gateway Plaza Loan documents, and will conclude when such reports are delivered.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

Gateway Plaza

“Gateway Plaza Lease Sweep Period” means the period commencing upon, (a) either (i) the early termination (via exercise of a termination option or otherwise), early cancellation or early surrender of the McGuireWoods LLP lease or any replacement Gateway Plaza Major Lease, as defined below, (each such lease, a “Sweep Lease”) or (ii) upon the borrower’s or the Master Lessee’s, as defined below, receipt of notice by a tenant under a Sweep Lease (each, a “Sweep Tenant”) of its intent to effect an early termination, cancellation or surrender of all or substantially all of the space demised under the applicable Sweep Lease unless, in the case of either item (i) or (ii), the borrower or the Master Lessee has executed a Qualified Replacement Lease (as defined below) with a different tenant that, together with any existing lease in effect (including the McGuireWoods LLP lease) that was entered in accordance with the terms of the Gateway Plaza Loan documents, covers all or substantially all of the space demised under the applicable Sweep Lease and which Qualified Replacement Lease does not contain any termination options prior to such tenant taking occupancy of the space demised under such Qualified Replacement Lease and opening for business; (b) the date upon which a Sweep Tenant has ceased operating its business, provided that a Gateway Plaza Lease Sweep Period will not be deemed to have commenced under this item (b) to the extent (x) the related Sweep Tenant is in compliance with the terms of its Sweep Lease, and (y) either (i) the Sweep Tenant has ceased its operations as a result of events related to a casualty or condemnation as permitted under its Sweep Lease; (ii) the Sweep Tenant has ceased its operations to undertake an active repurposing or repositioning of its operations in accordance with its Sweep Lease, and such cessation does not continue for a consecutive period in excess of 90 days; or (iii) the Sweep Tenant has ceased its operations for any other reason, and such cessation does not continue for a consecutive period in excess of 30 days; or (c) a Sweep Tenant or the related lease guarantor, if applicable, is a debtor under a voluntary or involuntary petition under the bankruptcy code or any other creditors rights laws that is not dismissed or stayed within 90 days of such filing (provided that the Gateway Plaza Lease Sweep Period will cease if the applicable Sweep Lease is affirmed in bankruptcy).

A Gateway Plaza Lease Sweep Period will end upon the occurrence of any of the following: (A) in the case of clause (a) above, a Sweep Lease Re-Tenanting Event (as defined below) has occurred; (B) in the case of clause (b) above, either (1) a Sweep Lease Re-Tenanting Event has occurred, or (2) such Sweep Tenant has resumed occupancy and is operating its business in at least 60% of the space demised under its Sweep Lease for a period of two consecutive calendar quarters, including the payment of all required rental amounts and expense reimbursements; and (C) in the case of clause (c) above, either (1) a Sweep Lease Re-Tenanting Event has occurred, or (2) the bankruptcy proceeding or other proceeding under creditors rights laws has been dismissed or otherwise terminated in a manner reasonably satisfactory to the lender and the related lease has been affirmed.

“Gateway Plaza Major Lease” means (i) the McGuireWoods LLP lease, (ii) any lease that, individually or when aggregated with all other leases with the same tenant or its affiliate, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, demises more than 50,000 rentable square feet at the Gateway Plaza Property, (iii) any lease that contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Gateway Plaza Property, (iv) any lease with an affiliate of the borrower or the Master Lessee as a tenant and (v) any instrument guaranteeing or providing credit support for any lease meeting the requirements of items (i)-(iv) above.

A “Qualified Replacement Lease” is any lease with a third party tenant of comparable or better credit (in the reasonable discretion of the lender) to the applicable Sweep Tenant being replaced, which lease (i) materially conforms to the requirements of the Gateway Plaza Loan agreement, (ii) provides for minimum rent, expense reimbursements and other economic terms that, taken as a whole, are at least equivalent to then-existing market rates for the applicable leased premises, (iii) contains commercially reasonable terms and conditions that are reasonably acceptable to the lender in all material respects and (iv) has a minimum primary term of five years.

“Sweep Lease Re-Tenanting Event” means that the lender has received reasonably satisfactory evidence that (i) all or substantially all of the space demised under the Sweep Lease that is the subject of a Gateway Plaza Lease Sweep Period (as defined below) has been leased to one or more replacement tenants that are reasonably satisfactory to the lender, each pursuant to a Qualified Replacement Lease, (ii) each such tenant has taken occupancy of its demised space, (iii) each such tenant is paying full, unabated rent pursuant to the terms of its Qualified Replacement Lease and (iv) all tenant improvement costs and leasing commissions provided in each such Qualified Replacement Lease have been paid (or adequately reserved for by the lender).

Lockbox / Cash Management. The Gateway Plaza Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all funds and other income from the Gateway Plaza Property to be deposited into a lender-controlled lockbox account. On a daily basis during the continuance of a Gateway Plaza Cash Trap Event Period or event of default under the Gateway Plaza Loan, all amounts in the lockbox account in excess of $5,000 are required to be remitted to a lender-controlled cash management account. On each business day that no Gateway Plaza Cash Trap Event Period or event of default under the Gateway Plaza Loan is continuing, all funds in the lockbox account in excess of $5,000 are required to be swept into a master lessee/borrower-controlled operating account.

On each due date during the continuance of a Gateway Plaza Cash Trap Event Period, all funds on deposit in the cash management account in excess of $5,000 after payment of debt service, required reserves and budgeted operating expenses are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Gateway Plaza Loan (except to the extent such Gateway Plaza Cash Trap Event Period is solely the result of a Gateway Plaza Lease Sweep Period, in which case such funds are required to be deposited in a tenant sweep account).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

Gateway Plaza

Master Leases. The Gateway Plaza Loan was structured with two master leases to be a Shari’ah compliant loan. The borrower entered into master leases with each of (i) GPlaza Northridge LLC, for the purpose of entering into end-user leases for all suites at the Gateway Plaza Property, other than suites 100, 101, 710 and 900, and (ii) NS GPlaza Northridge LLC, for the purpose of entering into end-user leases for suites 100, 101, 710 and 900 at the Gateway Plaza Property (collectively, the “Master Leases”). Each master lessee is indirectly owned by certain investors. The rent payable pursuant to each master lease is intended to cover the debt service payments required under the Gateway Plaza Loan, as well as reserve payments and any other sums due under the Gateway Plaza Loan. At origination, the lender received a leasehold deed of trust from the borrower on its leasehold interest in the Gateway Plaza Property. The lender also secured a full subordination of the Master Leases. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Shari’ah Compliant Loans” in the Preliminary Prospectus. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans Shari’ah Compliant Loans” in the Preliminary Prospectus.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The beneficial owners of the borrower are permitted during the term of the Gateway Plaza Loan to obtain mezzanine financing (each, a “Gateway Plaza Permitted Mezzanine Loan”) from one or more lenders meeting certain requirements under the Gateway Plaza Loan documents secured by a pledge of the equity interests in the borrower, provided that, among other conditions: (a) the Gateway Plaza Permitted Mezzanine Loan is in an amount not to exceed an amount that, when added to the Gateway Plaza Loan will result in (A) a combined loan-to-value ratio of the Gateway Plaza Property of no more than 51.9%, (B) a combined adjusted debt service coverage ratio (based on the Gateway Plaza Loan documents) of no less than 2.32x, and (C) a combined debt yield of no less than 16.57%; (b) the Gateway Plaza Permitted Mezzanine Loan is secured by an equity pledge encumbering direct and indirect ownership interests in the borrower (and not any collateral securing the Gateway Plaza Loan); (c) to the extent any “balloon” payment is due at the maturity of the Gateway Plaza Permitted Mezzanine Loan, (A) such maturity may not occur prior to the maturity of the Gateway Plaza Loan and will allow at least two one-year extension options, or (B) any “balloon” payment may be paid following the maturity of the Gateway Plaza Loan without the payment of any prepayment premium or prepayment fee; and (d) the mezzanine lender (i) is not an affiliate of the borrower and (ii) enters into an intercreditor agreement with the lender satisfactory in all respects to the lender in its reasonable discretion and any applicable rating agency. Additionally, such financing will be subject to receipt by the lender of rating agency confirmations from the applicable rating agencies.

Partial Release. None.

Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Gateway Plaza Property, as well as 18 months of rental loss and/or business interruption coverage, together with a six-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of insurance premiums payable in respect of the property and business interruption/rental loss insurance required under the Gateway Plaza Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

The Lion Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

The Lion Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

The Lion Building

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type – Subtype:	Mixed Use – Industrial/Office
% of Pool by IPB:	4.6%	Net Rentable Area (SF):	172,328
Loan Purpose:	Refinance	Location:	San Francisco, CA
Borrower:	2525 16th St Property LLC	Year Built / Renovated:	1924 / 2021
Guarantors:	Angus McCarthy and	Occupancy(5):	100.0%
	Michael Moritz	Occupancy Date(5):	6/1/2022
Interest Rate:	5.19750%	Fourth Most Recent NOI(2):	NAV
Note Date:	6/8/2022	Third Most Recent NOI(2):	NAV
Maturity/ARD Date:	7/6/2032	Second Most Recent NOI(2):	NAV
Interest-only Period:	120 months	Most Recent NOI(2):	NAV
Original Term:	120 months	UW Economic Occupancy:	95.0%
Original Amortization:	None	UW Revenues:	$11,675,921
Amortization Type:	Interest Only	UW Expenses:	$2,022,534
Call Protection:	L(25),D(90),O(5)	UW NOI:	$9,653,388
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$9,188,102
Additional Debt(1):	Yes	Appraised Value / Per SF(3):	$170,000,000 / $986
Additional Debt Balance(1):	$65,000,000	Appraisal Date(3):	3/30/2022
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Notes
Taxes:	$289,274	$72,319	N/A	Cut-off Date Loan / SF:	$580
Insurance:	$37,550	$7,510	N/A	Maturity Date Loan / SF:	$580
Replacement Reserves:	$130,000	$3,590	$86,164	Cut-off Date LTV(3):	58.8%
TI/LC:	$4,946,132	Springing	N/A	Maturity Date LTV(3):	58.8%
Other(4)(5):	$45,289,968	$0	N/A	UW NCF DSCR:	1.74x
				UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$100,000,000		100.0%	Loan Payoff(6)	$47,967,606	47.9%
Sponsor Equity	50,000		0.0	Upfront Reserves	50,692,924	50.7
				Closing Costs	1,389,470	1.4
Total Sources	$100,050,000		100.0%	Total Uses	$100,050,000	100.0%

(1)	The Lion Building Mortgage Loan (as defined below) is part of The Lion Building Whole Loan (as defined below) evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000. The Financial Information presented above is calculated based on the outstanding balance of The Lion Building Whole Loan.
(2)	The Lion Building Property (as defined below) does not have any operating history as it recently underwent a full renovation.
(3)	The appraisal for The Lion Building Property concluded an “As Complete and Stabilized” value of $167,000,000 (dated October 1, 2022) and an “As-Is Assuming No Landlord Obligations” value of $170,000,000 (dated March 30, 2022). The As-Complete and Stabilized value reflects contractual free rents being deducted throughout the respective lease terms, while the “As-Is Assuming No Landlord Obligations” value assumes no free rents. Given that The Lion Building Whole Loan requires full reserves for all outstanding landlord obligations inclusive of free rents, Cut-off Date LTV and Maturity Date LTV are calculated based on the “As-Is Assuming No Landlord Obligations” value. These appraised values assume that the tenant build-outs are completed and the tenants are in occupancy. The as is appraised value is $161,000,000 which represents a Cut-off Date LTV and Maturity Date LTV of 62.1%.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	At loan origination, an economic holdback of $31,000,000 (the “Embark Holdback Reserve”) was reserved equal to the value of the income stream for the tenant, Embark Trucks, (“Embark”), which has executed its lease but has not yet taken occupancy of its space. The Embark Holdback Reserve will be released (less the amount of free rent under the Embark lease) to the borrower when Embark takes physical occupancy of its space and commences paying rent for the leased premises (anticipated to be August 1, 2022). We cannot assure you that Embark will take occupancy or commence paying rent as expected or at all. In addition, IDEO has not taken occupancy of the Second Phase Space (as defined under “The Property” below) and is not required to pay rent with respect to the Second Phase Space until January 1, 2023. We cannot assure you that IDEO will take occupancy of, or commence paying rent with respect to, the Second Phase Space as expected or at all.
(6)	Prior to origination, The Lion Building Property was encumbered by a construction loan with an outstanding principal balance of $25,000,000 and an Intra-Company Loan (as defined below) with an outstanding principal balance of $60,891,856. The “Intra-Company Loan” was between Le Lion Building LLC (the sole member of the borrower), as borrower, and The Crankstart Foundation (the 70% owner of Le Lion Building LLC), as lender, had a scheduled maturity date of March 12, 2025, and was secured by a second lien on The Lion Building Property. At origination, The Lion Building Whole Loan proceeds were used, in part, to pay off the construction loan in full (including outstanding interest and fees) and to pay off the Intra-Company Loan for a discounted amount of approximately $22,901,272.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 100

Structural and Collateral Term Sheet	Benchmark 2022-B36

The Lion Building

The Loan. The Lion Building Mortgage Loan is secured by a first mortgage lien on the borrower’s fee simple interest in a 172,328 square foot, four-story mixed use PDR/office building located in the Potrero Hill district of San Francisco, California (“The Lion Building Property”). The Lion Building Mortgage Loan is part of a whole loan, which has an aggregate outstanding balance as of the Cut-off Date of $100.0 million (“The Lion Building Whole Loan”) and is comprised of (i) five pari passu senior notes with an aggregate initial principal balance of $100.0 million. The Lion Building Mortgage Loan evidenced by the non-controlling notes A-2-2, A-3 and A-4 which have an aggregate outstanding principal balance as of the Cut-off Date of $35.0 million, will be included in the BMARK 2022-B36 securitization trust (“The Lion Building Mortgage Loan”) and represents approximately 4.6% of the Initial Pool Balance. The remaining $65.0 million of The Lion Building Whole Loan was contributed to the BMO 2022-C2 securitized trust (“The Lion Building Companion Loan”) The relationship between the holders of The Lion Building Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Lion Building Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-2-1	$65,000,000	$65,000,000	BMO 2022-C2	Yes
A-2-2, A-3, A-4	$35,000,000	$35,000,000	Benchmark 2022-B36	No
Whole Loan	$100,000,000	$100,000,000

The Borrower. The borrower is 2525 16th St Property LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Lion Building Whole Loan.

The Loan Sponsors. The loan sponsors and non-recourse carveout guarantors for The Lion Building Whole Loan are Angus McCarthy and Michael Moritz. Mr. McCarthy began working in the construction industry in the early 1990s and has operated his company since the mid-1990s. Mr. McCarthy’s current portfolio includes The Lion Building Property and three other commercial buildings (totaling roughly 110,000 square feet) in San Francisco. In addition, Mr. McCarthy also owns seven rental units. Mr. Moritz is a Welsh billionaire venture capitalist. Mr. Moritz is currently the chairman of Sequoia Capital where he has worked since 1986. Mr. Moritz represented Sequoia in its investments in Google, Yahoo, LinkedIn, PayPal, Flextronics, Instacart, Stripe, Kayak, Pure Digital, and Zappos.com.

The Property. The Lion Building Property is a 172,328 square foot four-story mixed use PDR/office building located in the Potrero Hill district and the “Mission/Potrero Hill” PDR submarket of San Francisco, California. The Lion Building Property was originally built in 1924 to house the manufacturing operations of local syrup maker Lyons-Magnus, which continued on-site through the early 1970’s and underwent a renovation and repositioning in 2021 to Class A PDR and office building. The Lion Building Property offers traditional office, media production, design, experimental marketing, event, sales, warehousing, fulfillment and showroom space. The Lion Building Property features 15’ to 17’ ceiling heights, large open floor plates, four roll-up doors, two brand new elevators (1 passenger/1 freight), heavy power (2,000-4,000 amp/277/480 volts), new HVAC and a new rooftop deck.

The loan sponsors purchased The Lion Building Property in March 2018 and subsequently began renovations in the fall of 2018. In total, the loan sponsors have invested approximately $14.9 million ($86.40 per square foot) on base building renovations, $13.6 million ($78.80 per square foot) on tenant improvements and $3.1 million ($17.80 per square foot) on leasing commissions, and approximately $460,000 on legitimizing permitted office use. Concurrent with the renovation efforts, the loan sponsors began marketing The Lion Building Property for lease and in July 2019 signed a lease with IDEO, a globally recognized design and consulting firm. In May 2021, the loan sponsors signed a lease with Embark (NASDAQ: EMBK), a self-driving truck company, for the remainder of the space at The Lion Building Property.

The Lion Building Property is zoned PDR-1-G, which allows for a wide variety of uses including traditional industrial uses of manufacturing, construction, and repair to more modern industrial uses including lab, food service, media production, robotics and autonomous vehicles. PDR-1-G limits office use to accessory office space that supports the PDR use up to 1/3 of the overall PDR space. Due to the historic partial office use at The Lion Building Property, the loan sponsors worked with the City of San Francisco and legitimized 43,569 square feet of space for pure office use at The Lion Building Property.

As of June 1, 2022, The Lion Building Property was 100.0% leased to two tenants: IDEO (69.4% of NRA) and Embark (30.6% of NRA, NASDAQ: EMBK); however, Embark has not yet taken occupancy of its space and is not yet paying rent. We cannot assure you that Embark will take occupancy or commence paying rent as expected or at all. The IDEO leased premises is comprised of two phases of buildouts: (i) the first phase space (the “First Phase Space”, consisting of 85,104 square feet in the aggregate and comprised of the entire 2nd floor, 10,000 square feet of the 3rd floor, 4th floor, and rooftop deck)), and (ii) the second phase space (the “Second Phase Space”, consisting of 34,409 square feet of the 3rd floor. IDEO has taken occupancy of the First Phase Space and rent commenced on paying rent on April 18, 2022. IDEO has not taken occupancy of the Second Phase Space and is not required to commence paying rent on the Second Phase Space until January 1, 2023. We cannot assure you that IDEO will take occupancy of, or commence paying rent on, the Second Phase Space as expected or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

The Lion Building

Major Tenants.

The two largest tenants based on underwritten base rent are IDEO and Embark.

IDEO (119,513 square feet, 69.4% of NRA; 67.8% underwritten base rent) is a privately held, design and consulting firm with offices in the U.S. (Cambridge, Chicago, New York, Palo Alto, San Francisco), England (London), Germany (Munich), Japan (Tokyo), and China (Shanghai). IDEO was founded in Palo Alto, California in 1978. The company uses a design thinking approach to design products, services, environments, and digital experiences. The firm currently employs over 600 people across 23 design capabilities including digital, environment, government and health and wellness. As of December 31, 2021, IDEO reported $158 million in total revenue and $26 million in net income (an increase from $10.8 million in 2020). In addition, IDEO reported $7.2 million in cash and $21 million in accounts receivables.

IDEO signed a 12-year lease which initially expires in April 2034 with two, five-year renewal options and no termination options. The rent commencement date for the First Phase Space was April 18, 2022 and rent commencement for the Second Phase Space (34,409 square feet of the 3rd floor) will be on January 1, 2023. Base Rent is required to increase 2.75% annually. The tenant provided to the landlord a security deposit equal to $4,631,047.21 as security for the full and faithful performance by IDEO of its obligations under the lease. So long as the tenant is not in default, at the end of the 60th month of the lease term, the amount of the security deposit will be reduced to $2,778,628.32. The lease is guaranteed by Kyu Investment Incorporated, a New York corporation.

The Lion Building Property is expected to serve as IDEO’s new headquarters location for design, production, R&D, and corporate office uses. According to the loan sponsors, IDEO has invested approximately $7.2 million ($60 per square foot) into their space. All of the equipment is in place and operational at The Lion Building Property. The First Phase Space of IDEO’s buildout was designed for 450 people to be on site. As of the week of May 9, 2022, approximately one-fourth to one-third of the maximum occupancy is on site at any given moment and is expected to increase in phases. The First Phase Space includes:

■	2nd floor – The wood shop, metal shop, spray booth, and 3D print room are all located on the 2nd floor. The metal shop has a dock-high roll up door which allows for the movement of materials and equipment. The second floor also has a flex project room which allows for the custom configuration for the assembly and production of prototypes, etc.
■	3rd floor (10,000 square feet, which are not part of the Second Phase Space) – this floor includes the photo studio and audio/video production rooms. This allows for on-site capture and pot production of content.
■	4th floor – this floor includes additional video and audio production rooms. It is also home to IDEO’s test kitchen and play lab, where prototypes for toys and children’s games are tested. The CEO’s office is on the 4th floor. The office space is all open plan with the majority on the 4th floor.

Embark (52,815 square feet, 30.6% of NRA; 32.2% underwritten base rent), Embark develops technologically advanced autonomous driving software for the truck freight industry. Embark’s products include Embark Driver (a per-mile software license), Embark Guardian (an autonomous fleet management solution that provides remote vehicle monitoring, dispatching, and access to real-time data), and Embark Universal Interface (a set of standardized self-driving components).

In May 2021, Embark signed a seven-year lease with one, five-year renewal option and a termination option on the last day of the sixth year of the lease term. Embark is not yet in occupancy of its space. Rent will commence upon substantial completion and delivery of the ground floor/mezzanine space, which is anticipated to be in August 2022. If the landlord fails to deliver the premises in the condition required under the lease on or before January 7, 2023, Embark will be granted a credit equal to one day of base rent for each day of delay until completion of the landlord’s base building work for the ground floor/mezzanine space. Delays resulting from changes to plans requested by the tenant, force majeure or delay by the tenant in furnishing information or responding to requests will not extend the rent commencement date. If the landlord fails to deliver the premises in the condition required under the lease on or before October 7, 2022, Embark may terminate the lease at any time prior to substantial completion of the required work, in which case the landlord will be required to refund the security deposit to Embark. We cannot assure you that the premises will be delivered or the rent will commence as expected or at all.

At loan closing, an Embark Holdback Reserve in the amount of $31,000,000 was reserved with an amount equal to the income stream from Embark. When Embark takes physical occupancy and commences paying rent for the leased premises (anticipated to be August 1, 2022), the Embark Holdback Reserve net of Embark’s free rents ($2,321,111) will be released to the borrower. We cannot assure you that Embark will take occupancy or commence paying rent as expected or at all. If the loan sponsors fail to deliver the leased premises and rent has not commenced by the date 36 months after the loan closing, the borrower has the right (but not obligation) to partially defease the loan in an amount equal to the Embark Holdback Reserve.

The Market. The Lion Building Property is located between San Francisco’s Mission, SoMa, Potrero Hill, and Showplace Square districts and is walking distance to many amenities, including some of San Francisco’s most critically acclaimed restaurants and shops. The Lion Building Property is easily accessible and served by multiple modes of transportation including the San Francisco Municipal Railway and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

The Lion Building

the Bay Area Rapid Transit system, and is within a five-minute drive of both Highway 101 and Interstate 80. In addition, The Lion Building Property is within a five-minute walk of multiple public transit lines, including four bus lines that stop within one block of The Lion Building Property.

The Lion Building Property is located in the Mission area within the city of San Francisco. The Lion Building Property’s neighborhood represents a center of commerce, recreation, and diversity. The region features outdoor activities, cultural institutions, Michelin-starred restaurants, and a bustling art and music scene. Further, the area greatly benefits from the city’s transportation linkages and infrastructure.

The Lion Building Property is located in San Francisco, California within the Mission/Potrero office submarket. As of November 2021, the Mission/Potrero submarket contained nearly 3.6 million square feet of office space. Through the third quarter of 2021, the Mission/Potrero submarket witnessed 184,050 square feet of negative net absorption. This corresponded with a vacancy rate of 12.7%, up from 7.8% at the end of 2020.

The Lion Building Property is also located within the Mission/Potrero industrial submarket. As of May 2022, the Mission/Potrero submarket contained nearly 10.1 million square feet of industrial space. Through the third quarter of 2021, the Mission/Potrero submarket witnessed 44,935 square feet of positive net absorption. This corresponded with a vacancy rate of 7.7%, down from 7.9% at the end of 2021.

The comparable PDR/Lab leases indicated starting rental rates that ranged from $3.83 to $7.16 per square foot per month on an industrial gross basis, averaging $5.72 per square foot per month. The comparable leases ranged in size from 14,601 to 235,000 square feet. In-term rent increases are being achieved, with three percent annual increases most common.

The following table summarizes the comparable PDR leases in the surrounding market.

Office Lease Comparables(1)
Property/Address	Location	Year Built / Renovated	Tenant Name	Lease Start Date	Term (mos.)	Lease Type	Tenant Size (square feet)	UW Base Rent Per square feet
The Lion Building(2)	San Francisco, CA	1924/2021	Embark	8/2022	84	IG	52,815	$71.50
Mariposa Square	San Francisco, CA	1923/NAP	Open AI	1/2022	120	IG	106,000	$66.00
Alexandia Center - B1	San Francisco, CA	2008/NAP	Fibrogen	9/2021	60	IG	235,000	$72.00
1155 Bryant	San Francisco, CA	1919/2016	Mission Barns	8/2021	120	IG	32,451	$77.04
Pier 70	San Francisco, CA	1900/2017	Astranis	7/2021	81	IG	130,000	$63.00
De Haro Place	San Francisco, CA	1927/2013	Initae	5/2021	120	IG	51,855	$85.92
2101 Mission	San Francisco, CA	1916/2020	Dandelion Chocolate	3/2021	102	IG	14,601	$45.96
Total/Wtd. Avg.(3)					86		569,907	$70.00

(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated June 1, 2022.
(3)	Total/Wtd.Avg. does not include The Lion Building Property.

Historical Occupancy
2019(1)	2020(1)	2021(1)	Current(2)(3)
NAV	NAV	NAV	100.0%
(1)	The historical occupancy is not available because of recent renovation.
(2)	Based on the underwritten rent roll dated June 1, 2022.
(3)	Embark and IDEO are included in the current occupancy, although Embark is not currently in occupancy and IDEO is not currently in occupancy with respect to Second Phase Space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

The Lion Building

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
IDEO(3)(4)	NR/NR/NR	119,513	69.4%	$66.60	67.8%	4/30/2034
Embark(5)(6)	NR/NR/NR	52,815	30.6	$71.50	32.2	7/31/2029
Total Occupied Space		172,328	100.0%	$68.10	100.0%
Vacant		0	0.0%
Total / Wtd. Avg.		172,328	100.0%
(1)	Based on the underwritten rent roll dated June 1, 2022.
(2)	In some instances, ratings provided are those of the parent company or government of the entity shown, whether or not the parent company or government guarantees the lease.
(3)	All of the Second Phase Space (defined below, consisting of 34,409 square feet of 3rd floor) is built out with drop ceilings, offices and conference rooms, carpet and tiles. IDEO has agreed to a firm rent commencement date of January 1, 2023 for the Second Phase Space. The Second Phase Space can be occupied immediately. There are no termination options tied to the Second Phase Space.
(4)	UW Base Rent is inclusive of IDEO’s Second Phase Space that is not currently in occupancy. This Second Phase Space accounts for approximately 20.0% of NRA and 18.5% of UW Base Rent.
(5)	Embark has a termination option on the last day of the sixth year of the lease term (which lease is anticipated to commence on August 1, 2022). Additionally, if the landlord fails to deliver the premises in the condition required under the lease on or before October 7, 2022, Embark may terminate the lease at any time prior to substantial completion of the required work, in which case the landlord will be required to refund the security deposit to Embark.
(6)	UW Base Rent is inclusive of the Embarks Trucks space, although Embark is not currently in occupancy or paying rent. We cannot assure you that Embark will occupy the premises or commence paying rent as expected or at all. The Embark space accounts for approximately 30.6% of NRA and 32.2% of UW Base Rent.

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	1	52,815	30.6	3,776,273	32.2	52,815	30.6%	$3,776,273	32.2%
2030	0	0	0.0	0	0.0	52,815	30.6%	$3,776,273	32.2%
2031	0	0	0.0	0	0.0	52,815	30.6%	$3,776,273	32.2%
2032	0	0	0.0	0	0.0	52,815	30.6%	$3,776,273	32.2%
2033 & Thereafter	1	119,513	69.4	7,959,540	67.8	172,328	100.0%	$11,735,813	100.0%
Total	2	172,328	100.0%	$11,735,813	100.0%
(1)	Based on the underwritten rent roll dated June 1, 2022.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring are inclusive of the Embark space and IDEO’s Second Phase Space that are not currently in occupancy. The Embark space accounts for approximately 30.6% of NRA and 32.2% of UW Base Rent, and IDEO’s Second Phase Space accounts for approximately 20.0% of NRA and 18.5% of Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

The Lion Building

Operating History and Underwritten Net Cash Flow(1)(2)
	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$11,735,813	$68.10	98.7%
Rent Step	155,599	0.90	1.3
Gross Potential Rent	$11,891,412	$69.00	100.0%
Total Reimbursements	399,032	2.32	3.4
Gross Rental Income	$12,290,443	$71.32	103.4%
(Vacancy/Credit Loss)	(614,522)	(3.57)	(5.2)
Total Other Income	0	$0.00	0.0%
Effective Gross Income	$11,675,921	$67.75	98.2%
Total Expenses	$2,022,534	$11.74	17.0%
Net Operating Income	$9,653,388	$56.02	81.2%
TI/LC	430,820	$2.50	3.6%
Replacement Reserves	34,466	$0.20	0.3%
Net Cash Flow	$9,188,102	$53.32	77.3%
(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Historical financials are unavailable due to recent renovation of The Lion Building Property.
(3)	% represents the percentage of Gross Potential Rent.
(4)	Underwritten Rents in Place is inclusive of the Embark and IDEO Second Phase Space that are not currently in occupancy. The Embark space accounts for approximately 30.6% of NRA and 32.2% of Underwritten Base Rent, and IDEO’s Second Phase Space accounts for approximately 20.0% of NRA and 18.5% of Underwritten Base Rent.

Property Management. The Lion Building Property is managed by W2 Property Management, Inc., a third party property management company.

Escrows and Reserves. At loan origination, the borrower deposited (i) approximately $289,274 into a tax reserve, (ii) approximately $37,550 into an insurance reserve, (iii) approximately $130,000 into a capital expenditure reserve, (iv) approximately $7,720,741 into a security deposit comprised of $4,631,047 for IDEO and $3,089,694 for Embark, (v) approximately $5,304,696 into a free rent reserve, (vi) approximately $1,264,531 into a gap rent reserve, (vii) approximately $4,946,132 into a TI/LC reserve and (viii) approximately $31,000,000 into the Embark Holdback Reserve.

Tax Reserve – On each due date, the borrower is required to fund 1/12 of the taxes (initially approximately $72,319), that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Insurance Reserve – On each due date, the borrower is required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be required for the renewal of the insurance coverage (initially approximately $7,510).

Capital Expenditure Reserve – On each due date, the borrower is required to fund a capital expenditure reserve in the amount of approximately $3,590. The deposits are capped at $86,164, exclusive of the initial deposit until the related sidewalk work is completed.

TI / LC Reserve — On a monthly basis during the continuance of a Trigger Period (as defined below), the borrower is required to escrow an amount equal to $21,541.00 for tenant improvement and leasing costs.

Embark Holdback Reserve – The Embark Holdback Reserve in the amount of $31,000,000 was reserved at origination with the holdback amount being equivalent to the income stream from Embark. When Embark takes physical occupancy and commences paying rent for the leased premises (anticipated to be August 1, 2022), economic holdback net of Embark’s free rents ($2,321,111) will be released to the borrower. If the borrower sponsor fails to deliver the leased premises and rent has not commenced by the date that is 36 months after The Lion Building Whole Loan closing date, the borrower has the right (but not obligation) to defease The Lion Building Whole Loan in an amount equal to the economic holdback funds.

Lockbox / Cash Management. The Lion Building Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be deposited directly into the lender-controlled lockbox account. The Lion Building Whole Loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. During the continuance of a Trigger Period (as defined below), funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account and applied on each payment date (i) to make deposits into the tax and insurance reserves, (ii) to pay debt service on The Lion Building Whole Loan, (iii) to make deposits into the capital expenditure and TI / LC reserves, (iv) to pay (I) the lesser of lender-approved budgeted operating expenses and actual operating expenses, minus (II) the amount by which lender-approved budgeted operating expenses exceeded actual operating expenses in prior

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

The Lion Building

months, to the extent not previously deducted pursuant to this clause (II), and (v) to pay lender-approved extraordinary expenses, if any, with any excess cash after such application required to be deposited (A) if a Lease Sweep Period (as defined below) is continuing, into a lease sweep reserve (the “Lease Sweep Reserve”) to be applied to pay the costs of re-tenanting the applicable space, or (B) if no Lease Sweep Period is continuing, and any other Trigger Period is continuing, into a lender-controlled account to be held as additional collateral for The Lion Building Whole Loan during such Trigger Period.

A “Trigger Period” will commence upon (i) the occurrence of an event of default under The Lion Building Whole Loan, (ii) a Low DSCR Period (as defined below) or (iii) the commencement of a Lease Sweep Period, and will end, if (A) with respect to a Trigger Period continuing pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender, (B) with respect to a Trigger Period continuing due to clause (ii), the Low DSCR Period has ended, or (C) with respect to a Trigger Period continuing due to clause (iv), the Lease Sweep Period has ended.

A “Low DSCR Period” will commence if the debt service coverage ratio (“DSCR”) of The Lion Building Whole Loan is less than 1.20x based on The Lion Building Whole Loan documents as of the last day of any calendar quarter, however if any tenant is subject to a Tenant Adjustment Event (as defined below), then the underwritten net cash flow as of the most recent calendar quarter may be immediately adjusted downward by the lender and to the extent said adjustment results in a DSCR that is below 1.20x, a Low DSCR Period will immediately commence, and will end upon The Lion Building Property achieving a DSCR of at least 1.25x for two consecutive calendar quarters.

A “Tenant Adjustment Event” will mean the exclusion of (i) amounts representing non-recurring items and (ii) amounts received from (1) tenants not currently in occupancy and paying full, unabated rent (unless all abated rent has been deposited with the lender), (2) tenants affiliated with the borrower or non-recourse guarantor, (3) tenants in default or in bankruptcy, (4) tenants under (x) month-to-month leases and (y) leases where the term is set to expire in the next two (2) succeeding calendar quarters or (5) tenants under leases where the tenant thereunder has a renewal option and has failed to exercise such renewal option within the time period set forth in the lease or has given notice of intent to vacate.

A “Lease Sweep Period” will commence (a) upon the earlier of (i) the date that is 12 months prior to the expiration of a Sweep Lease (defined below) or the date on which a termination option thereunder may be exercised or (ii) upon the date required under the Sweep Lease by which the sweep tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or (iii) 12 months prior to The Lion Building Whole Loan maturity date (if a sweep tenant’s lease expires within 12 months after the maturity date); (b) upon the early termination, early cancellation or early surrender of a Sweep Lease or upon the borrower’s receipt of notice by a sweep tenant of its intent to effect an early termination, early cancellation or early surrender of its Sweep Lease; (c) if a sweep tenant has ceased operating its business (i.e., “goes dark”) in its space (or any material portion thereof) at The Lion Building Property (a “Go Dark Event”); (d) upon a default under a Sweep Lease by a sweep tenant beyond any applicable notice and cure period, or (e) upon a bankruptcy or insolvency proceeding of a sweep tenant or its parent.

A Lease Sweep Period will end once the applicable Lease Sweep Period has been cured or the space demised under the Sweep Lease has been re-tenanted pursuant to one or more qualified leases as defined in The Lion Building Whole Loan documents (or, if applicable, the applicable Sweep Lease has been renewed pursuant to its terms) and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the Lease Sweep Reserve to cover all anticipated tenant improvements and leasing commissions and free and/or abated rent in connection therewith (and in the case of replacement leases, any debt service and operating shortfalls relating to the delay in the commencement of full rent payments) (the “Lease Sweep Re-tenanting Costs”). A Lease Sweep Period will also cease on the date on which the following amounts have accumulated in the Lease Sweep Reserve: (x) $50 per square foot with respect to any portion of the space demised under the applicable Sweep Lease that has not been re-tenanted; and (y) to the extent a portion of the space demised under the applicable Sweep Lease has been re-tenanted pursuant to one or more qualified leases, in the lender’s judgment, sufficient funds to cover all anticipated Lease Sweep Re-tenanting Costs related to the space that has been re-tenanted.

A “Sweep Lease” means (i) the IDEO lease, (ii) the Embark lease, or (iii) any replacement lease of the foregoing leases that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers the majority of the applicable Lease Sweep Space.

A “Lease Sweep Space” means the space demised under the applicable Sweep Lease.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

NMC Industrial Portfolio I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

NMC Industrial Portfolio I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

NMC Industrial Portfolio I

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$32,076,375	Title:	Fee
Cut-off Date Principal Balance:	$32,076,375	Property Type - Subtype:	Industrial – Various
% of Pool by IPB:	4.3%	Net Rentable Area (SF):	606,967
Loan Purpose:	Recapitalization	Location(1):	Various
Borrower:	NM WIT, L.L.C.	Year Built / Renovated(1):	Various / Various
Guarantors:	New Mountain Net Lease Partners	Occupancy:	100.0%
	Corporation and New Mountain	Occupancy Date:	8/1/2022
	Net Lease Corporation	Number of Tenants:	1
Interest Rate:	4.43000%	Fourth Most Recent NOI(2):	NAV
Note Date:	6/8/2022	Third Most Recent NOI(2):	NAV
Maturity Date:	7/6/2032	Second Most Recent NOI(2):	NAV
Interest-only Period:	120 months	Most Recent NOI(2):	NAV
Original Term:	120 months	UW Economic Occupancy:	95.0%
Original Amortization:	None	UW Revenues:	$3,976,190
Amortization Type:	Interest Only	UW Expenses:	$795,238
Call Protection:	L(23),YM1(2),DorYM1(90),O(5)	UW NOI:	$3,180,952
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$2,955,710
Additional Debt:	N/A	Appraised Value / Per SF(3):	$56,000,000 / $92
Additional Debt Balance:	N/A	Appraisal Date:	5/23/2022
Additional Debt Type:	N/A

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap		Mortgage Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$53
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$53
Replacement Reserves:	$0	Springing	$182,090	Cut-off Date LTV(3):	57.3%
TI/LC:	$0	Springing	$910,451	Maturity Date LTV(3):	57.3%
Other:	$0	$0	N/A	UW NCF DSCR:	2.05x
				UW NOI Debt Yield:	9.9%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Loan Amount	$32,076,375		100.0%	Principal Equity Distribution	$28,480,836	88.8%
				Closing Costs	3,595,539	11.2

Total Sources	$32,076,375		100.0%	Total Uses	$32,076,375	100.0%

(1)	See “Portfolio Summary – Top 20” table herein.
(2)	No historical financials were provided by the loan sponsor as part of the recapitalization, since the NMC Industrial Portfolio I Properties are leased to a single tenant under a triple net lease.
(3)	The Appraised Value is based on the “As Is Portfolio” value, inclusive of a 0.8% portfolio premium. The sum of the individual appraised values is $55,555,000, which equates to a Cut-off Date LTV and Maturity Date LTV of 57.7%. There is an aggregate Go-Dark appraisal value of $32,665,000, which equates to a Cut-Off Date LTV and Maturity Date LTV of 98.2%.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The NMC Industrial Portfolio I mortgage loan (the “NMC Industrial Portfolio I Loan”) is a fixed rate loan secured by first lien deeds of trust and mortgages encumbering the borrower’s fee interest in a portfolio of 24 industrial properties located across Alabama, Florida and Georgia (each a “NMC Industrial Portfolio I Property”, and collectively the “NMC Industrial Portfolio I Properties”). The NMC Industrial Portfolio I Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $32,076,375, representing approximately 4.3% of the Initial Pool Balance.

The NMC Industrial Portfolio I Loan was originated by Goldman Sachs Bank USA on June 8, 2022. The NMC Industrial Portfolio I Loan has a 10-year interest only term and accrues interest at a fixed rate of 4.43000% per annum. The NMC Industrial Portfolio I Loan proceeds were used to recapitalize the NMC Industrial Portfolio I Properties and pay origination costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

NMC Industrial Portfolio I

The NMC Industrial Portfolio I Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The scheduled maturity date of the NMC Industrial Portfolio I Loan is July 6, 2032. Voluntary prepayment of the NMC Industrial Portfolio I Loan in whole (or in part as described below under “—Partial Release”) is permitted on or after the due date occurring in March 2032 without payment of any prepayment premium. In addition, voluntary prepayment of the NMC Industrial Portfolio I Loan in whole (or in part as described below under “—Partial Release”) is permitted at any time on or after the second anniversary of the origination date (or, solely in connection with a partial release as described below under “—Partial Release,” prior to the second anniversary of the origination date) with payment of a prepayment premium. Defeasance of the NMC Industrial Portfolio I Loan in whole (or in part as described below under “—Partial Release”) is permitted at any time after the second anniversary of the Closing Date.

The Borrower. The borrower is NM WIT, L.L.C., a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the NMC Industrial Portfolio I Loan.

The Loan Sponsors. The loan sponsors and non-recourse carveout guarantors are, jointly and severally, New Mountain Net Lease Partners Corporation and New Mountain Net Lease Corporation, each a Maryland corporation.

The Property. The NMC Industrial Portfolio I Properties are comprised of 24 flex and warehouse/distribution industrial properties, aggregating to 606,967 square feet. The NMC Industrial Portfolio I Properties are located in Alabama (20 assets / 538,187 square feet), Florida (2 assets / 30,254 square feet) and Georgia (2 assets / 38,526 square feet). The NMC Industrial Portfolio I Properties have an average footprint of approximately 25,000 square feet, a weighted average by square feet of approximately 26’ clear heights, and age of 40 years. The NMC Industrial Portfolio I Properties are occupied by a single tenant, Wittichen Supply Company LLC (the “Wittichen Master Tenant”), which is headquartered in Birmingham, Alabama and is a wholesale distributor of HVAC/R equipment, parts & supplies holding approximately 46% of total market share in Alabama.

Sole Tenant.

The sole tenant at the NMC Industrial Portfolio I Properties is the Wittichen Master Tenant, a wholesale distributor of HVAC/R equipment, parts, supplies and customer service provider. Founded in 1914 and headquartered in Birmingham, Alabama, the Wittichen Master Tenant is the industry leader in the state and has a growing presence in the Florida panhandle, as well as western Georgia.

All 24 facilities comprising the NMC Industrial Portfolio I Properties are subject to an absolute triple-net master lease agreement with the Wittichen Master Tenant. The lease has an initial term of 20 years and two, 10-year renewal options, for a fully extended term of 40 years, and contains no termination options (outside of casualty and condemnation). The base rent will escalate by 2.0% each year for the entire initial lease term and any extension option. The lease is guaranteed by WSC Holdings Holdco LLC.

90% of the Wittichen Master Tenant revenue is generated from the repair, maintenance and improvement (RMI) segment of the HVAC/R wholesale distribution market and the remaining 10% of revenue is generated from new construction. The Wittichen Master Tenant maintains long-standing relationships with vendors and distributes products from more than 100 HVAC/R manufacturers.

In August 2021, the Wittichen Master Tenant was acquired by Gryphon Investors, a private equity firm that has managed over $5.0 billion of equity investments and capital since 1997. Gryphon Investors opted to sell the facilities to pay down approximately $22.0 million of debt and to fund additional acquisitions.

The Market. The NMC Industrial Portfolio I Properties are comprised of 24 properties in three states. The following highlights the five largest markets by allocated loan amount:

Birmingham, Alabama (17.6% of Cut-off Date Allocated Loan Amount): The Birmingham warehouse market has approximately 67.9 million square feet of industrial space and an average rent of $5.65 per square foot per year with vacancy of 3.2%, as of the fourth quarter of 2021.

Mobile, Alabama (12.2% of Cut-off Date Allocated Loan Amount): The Mobile - AL warehouse market has approximately 34.5 million square feet of industrial space and an average rent of $6.28 per square foot per year with vacancy of 5.0%, as of the fourth quarter of 2021.

Huntsville, Alabama (5.1% of Cut-off Date Allocated Loan Amount): The Huntsville warehouse market currently has approximately 6.7 million square feet of industrial space and an average rent of $12.29 per square foot per year with vacancy of 2.1% as the of fourth quarter of 2021.

Montgomery, Alabama (5.0% of Cut-off Date Allocated Loan Amount): The Montgomery industrial market has approximately 34.5 million square feet of industrial space and an average rent of $5.07 per square foot per year with vacancy of 3.6%, as of the fourth quarter of 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

NMC Industrial Portfolio I

Tuscaloosa, Alabama (4.7% of Cut-off Date Allocated Loan Amount): The Tuscaloosa - AL warehouse market has approximately 1.1 million square feet of industrial space and an average rent of $9.70 per square foot per year with vacancy of 3.0% as of the fourth quarter of 2021.

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
NAV	NAV	NAV	100.0%
(1)	No historical financials were provided by the loan sponsor as part of the recapitalization, since the NMC Industrial Portfolio I Properties are leased to a single tenant under a triple net lease.
(2)	Current Occupancy is as of August 1, 2022.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Wittichen Supply Company LLC	NR/NR/NR	606,967	100.0%	$5.48	100.0%	12/31/2041(2)
Total Occupied		606,967	100.0%	$5.48	100.0%
Vacant		0	0.0%
Total		606,967	100.0%	$5.48	100.0%
(1)	Based on the underwritten rent roll dated April 8, 2022.
(2)	The Wittichen Master Tenant occupies the entire portfolio under an absolute triple-net master lease agreement. The lease has an initial term of 20 years and two, 10-year renewal options, for a fully extended term of 40 years, and contains no termination options (outside of casualty and condemnation). The base rent will escalate by 2.0% each year for the entire initial lease term and any extension option. The lease is guaranteed by WSC Holdings Holdco LLC.
Lease Rollover Schedule(1)
Year	Number of Tenant Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2032 and Thereafter(2)	1	606,967	100.0%	$3,323,750	100.0%	606,967	100.0%	$3,323,750	100.0%
Total	1	606,967	100.0%	$3,323,750	100.0%
(1)	Based on the underwritten rent roll dated April 8, 2022.
(2)	The Wittichen Master Tenant occupies the entire NMC Industrial Portfolio I Properties under an absolute triple-net master lease agreement with the Wittichen Master Tenant. The lease has an initial term of 20 years and two 10-year renewal options, for a fully extended term of 40 years, and contains no termination options (outside of casualty and condemnation). The base rent will escalate by 2.0% each year for the entire initial lease term and any extension option. The lease is guaranteed by WSC Holdings Holdco LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

NMC Industrial Portfolio I

Portfolio Summary – Top 20
Property Name	City, State	Year Built / Renovated	SF	Clear Height(1)	Occupancy(2)	Allocated Loan Amount ($)	% of Allocated Loan Amount
2912 3rd Avenue North	Birmingham, AL	1980 / 1990	84,147	33’	100.0%	$5,629,460	17.6%
85 Sidney Phillips Drive	Mobile, AL	1980 / NAP	67,829	24.2’	100.0%	3,926,188	12.2%
2609 Clinton Avenue West	Huntsville, AL	1961 / 1992	28,488	29.8’	100.0%	1,633,987	5.1%
1130 Lincoln Road	Montgomery, AL	1990 / 2007	36,763	27.7’ - 28.4’	100.0%	1,587,796	5.0%
3015 10th Avenue	Tuscaloosa, AL	1985 / NAP	31,578	19.3’ - 24.4’	100.0%	1,518,511	4.7%
320 North 3rd Street	Gadsden, AL	1968 / 1991	30,916	25.3’	100.0%	1,483,868	4.6%
458 Bic Road	Dothan, AL	1986 / 2020	34,173	28.2’	100.0%	1,437,677	4.5%
1732 Creighton Avenue Southeast	Decatur, AL	1975 / 1991	28,070	20.2’	100.0%	1,379,939	4.3%
437 South Noble Street	Anniston, AL	1973 / 2002	27,878	22.7’	100.0%	1,385,713	4.3%
4211 North Jackson Highway	Sheffield, AL	1978 / 1998	25,851	28.6’	100.0%	1,287,559	4.0%
2609 Decatur Highway	Gardendale, AL	1975 / 2018	19,891	21.7’	100.0%	1,140,327	3.6%
125 Hollywood Boulevard Northeast	Fort Walton Beach, FL	1991 / NAP	15,839	28.8’	100.0%	1,114,344	3.5%
7 Armstrong Street Northwest	Rome, GA	1991 / NAP	20,110	20.6’	100.0%	1,056,606	3.3%
1212 Webster Avenue	Columbus, GA	2003 / NAP	18,416	23.5’	100.0%	1,039,285	3.2%
4025 North Palafox Street	Pensacola, FL	1971 / NAP	14,415	30.3’	100.0%	998,868	3.1%
2310 Frederick Road	Opelika, AL	1995 / NAP	17,494	17.2’	100.0%	808,333	2.5%
501 & 503 Railroad Avenue	Albertville, AL	1991 / NAP	17,816	23.5’	100.0%	802,559	2.5%
20762 Brinks Willis Road	Foley, AL	2003 / NAP	14,894	17’ - 23.4’	100.0%	721,726	2.3%
2201-C Highway 31 South	Pelham, AL	1980 / NAP	16,936	32.3’	100.0%	678,422	2.1%
1112 US Highway 31 South	Athens, AL	1970 / NAP	15,649	24.5’	100.0%	623,571	1.9%
Subtotal			567,153		100.0%	$30,254,739	94.3%
Remaining Properties			39,814		100.0%	$1,821,636	5.7%
Total / Wtd. Avg.			606,967		100.0%	$32,076,375	100.0%
(1)	Source: Appraisal.
(2)	Current Occupancy is as of August 1, 2022.

Geographic Summary(1)
State	# of Properties	SF	% of SF	Occupancy	Allocated Loan Amount	% of Allocated Loan Amount	Base Rent(2)	% of Base Rent
Alabama	20	538,187	88.7%	100.0%	$27,867,272	86.9%	$2,887,850	86.9%
Florida	2	30,254	5.0%	100.0%	$2,113,212	6.6%	$219,100	6.6%
Georgia	2	38,526	6.3%	100.0%	$2,095,891	6.5%	$216,800	6.5%
Total / Wtd. Avg.	24	606,967	100.0%	100.0%	$32,076,375	100.0%	$3,323,750	100.0%
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 8, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

NMC Industrial Portfolio I

Operating History and Underwritten Net Cash Flow(1)(2)
	Underwritten	Per Square Foot	%(3)
Rents in Place(1)	$3,323,750	$5.48	79.4%
Contractual Rent Steps	66,475	$0.11	1.6%
Reimbursement Revenue	795,238	$1.31	19.0%
Gross Potential Revenue	$4,185,463	$6.90	100.0%
(Vacancy/Credit Loss)	209,273	$0.34	5.0%
Effective Gross Income	$3,976,190	$6.55	95.0%
Total Expenses	795,238	$1.31	20.0%
Net Operating Income	$3,180,952	$5.24	80.0%
TI/LC(4)	134,196	$0.22	3.4%
Replacement Reserves(5)	91,045	$0.15	2.3%
Net Cash Flow	$2,955,710	$4.87	74.3%
(1)	Based on the underwritten rent roll dated April 8, 2022.
(2)	No historical financials were provided by the loan sponsor as part of the recapitalization, since the NMC Industrial Portfolio I Properties are leased to a single tenant under a triple net lease.
(3)	% column represents percent of Gross Potential Revenue for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(4)	TI/LC is underwritten at $0.22 per square foot.
(5)	Replacement Reserves are underwritten at $0.15 per square foot.

Property Management. The NMC Industrial Portfolio I Properties are managed by the Wittichen Master Tenant.

Escrows and Reserves. At loan origination, the borrower was not required to make any upfront deposits.

Tax Reserve – On each due date during a NMC Industrial Portfolio I Trigger Period (as defined below), the borrower is required to deposit into a real estate tax reserve an amount equal to 1/12 of the amount that the lender reasonably estimates will be necessary to pay real estate taxes over the next 12-month period (such reserve will be conditionally waived so long as no event of default under the related loan documents (the “NMC Industrial I Portfolio Loan documents”) has occurred and is continuing, the Wittichen Master Tenant is required to pay such taxes and, upon the request of the lender, the borrower has provided evidence that taxes have been paid in accordance with the requirements of the NMC Industrial Portfolio I Loan documents).

Insurance Reserve – On each due date during a NMC Industrial Portfolio I Trigger Period (as defined below), the borrower is required to deposit into an insurance reserve an amount equal to 1/12 of the amount that the lender reasonably estimates will be necessary to cover premiums over the next 12-month period (such reserve will be conditionally waived so long as no event of default under the NMC Industrial Portfolio I Loan documents has occurred and is continuing, the Wittichen Master Tenant is required to pay such insurance premiums and, upon the request of the lender, the borrower has provided evidence that insurance premiums have been paid in accordance with the requirements of the NMC Industrial Portfolio I Loan documents).

TI/LC Reserve – On each due date during a NMC Industrial Portfolio I Trigger Period (as defined below), the borrower is required to deposit approximately $50,581 into a tenant improvement and leasing commissions reserve, capped at $1.50 per square foot (excluding amounts deposited therein in respect of lease termination proceeds).

Capital Expenditure Reserve – On each due date during a NMC Industrial Portfolio I Trigger Period, the borrower is required to deposit approximately $7,587 into a capital expenditure reserve, capped at $0.30 per square foot.

Master Lease Reserve – Upon the occurrence of a NMC Industrial Portfolio I Master Lease Trigger Event (as defined below), the borrower is required to deposit all excess cash flow to a master lease reserve account as described below under “—Lockbox/Cash Management;” provided, however, any amounts required to be deposited in the master lease reserve account may, at the borrower’s election, be provided instead in the form of one or more letters of credit up to an aggregate amount of 10% of the then outstanding principal balance of the NMC Industrial Portfolio I Loan.

Lockbox / Cash Management. The NMC Industrial Portfolio I Loan documents require a hard lockbox and springing cash management. The borrower was required to deliver a tenant direction letter to the Wittichen Master Tenant directing the Wittichen Master Tenant to remit its rent directly to the lender-controlled lockbox. The borrower is also required to deliver a tenant direction letter to each future tenant. So long as no NMC Industrial Portfolio I Trigger Period or event of default under the NMC Industrial Portfolio I Loan documents then exists, all funds deposited into the lockbox account are required to be transferred on each business day to a borrower-controlled operating account. Upon the occurrence and during the continuance of a NMC Industrial Portfolio I Trigger Period or event of default

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2022-B36

NMC Industrial Portfolio I

under the NMC Industrial Portfolio I Loan documents, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender.

During the continuance of a NMC Industrial Portfolio I Trigger Period or, at the lender’s sole discretion, during an event of default under the NMC Industrial Portfolio I Loan documents, funds in the cash management account will be applied and disbursed for payment of taxes, insurance premiums, operating expenses, debt service, reserves, and other amounts payable in accordance with the NMC Industrial Portfolio I Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the NMC Industrial Portfolio I Loan documents are required to be held by the lender (a) during the continuance of a NMC Industrial Portfolio I Trigger Period caused by a NMC Industrial Portfolio I Master Lease Trigger Event, in the master lease reserve account or (b) during the continuance of a NMC Industrial Portfolio I Trigger Period during which a NMC Industrial Portfolio I Master Lease Trigger Event is not in effect, (x) to the extent that the balance in the excess cash flow reserve account is less than an amount equal to the monthly base rent under the master lease or any replacement master lease (as of the date of the commencement of the applicable NMC Industrial Portfolio I Trigger Period) multiplied by 18 (the “NMC Industrial Portfolio I Excess Cash Flow Threshold Amount”), in an excess cash flow reserve account as additional collateral for the NMC Industrial Portfolio I Loan and (y) to the extent that the balance in the excess cash flow reserve account equals or exceeds the NMC Industrial Portfolio I Excess Cash Flow Threshold Amount, in a borrower-controlled operating account. Upon the occurrence and during the continuance of an event of default under the NMC Industrial Portfolio I Loan documents or any bankruptcy action of the borrower, the lender may apply funds to the debt in such priority as it may determine.

A “NMC Industrial Portfolio I Trigger Period” means each period that commences when (a) the Wittichen Master Tenant files for bankruptcy and concludes when (x) the Wittichen Master Tenant assumes the master lease in connection with such bankruptcy or (y) the borrower has relet any applicable NMC Industrial Portfolio I Property pursuant to an approved substitute lease resulting in a debt yield of at least 8.25%; (b) the Wittichen Master Tenant has ceased its business operations in more than 25% (in the aggregate) of any applicable NMC Industrial Portfolio I Property or terminated the master lease (a “Go-Dark Event”) and concludes when (x) (1) a Go-Dark Event is no longer continuing and (2) the Wittichen Master Tenant has provided an estoppel certificate confirming its intent to occupy the applicable NMC Industrial Portfolio I Property in accordance with the master lease, or (y) the borrower has relet any applicable NMC Industrial Portfolio I Property pursuant to an approved substitute lease resulting in a debt yield of at least 8.25% (any of the events described in clauses (a) and (b), a “NMC Industrial Portfolio I Master Lease Trigger Event”); and/or (c) the debt yield, as of the last day of any two consecutive fiscal quarters, is less than 8.25% and concludes when the debt yield, as of the last day of any two consecutive fiscal quarters, is equal to or greater than 8.25%.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. The NMC Industrial Portfolio I Loan documents permit the borrower to obtain the release of any individual NMC Industrial Portfolio I Property from the lien of the NMC Industrial Portfolio I Loan documents following the occurrence of either (x) a casualty or condemnation that results in the Wittichen Master Tenant terminating its master lease with respect to such NMC Industrial Portfolio Property (a “Permitted Release Casualty Event”) or (y) (a) a default or an event of default under the NMC Industrial Portfolio I Loan documents that is solely caused by the Wittichen Master Tenant or (b) a monetary or material non-monetary default by the Wittichen Master Tenant under the master lease that would (1) give the borrower the right under the master lease to terminate the master lease or (2) result in the occurrence of a default or event of default under the NMC Industrial Portfolio I Loan documents (a “Permitted Release Default Event”), provided that, among other conditions, (i) the borrower prepays or defeases a portion of the NMC Industrial Portfolio I Loan in an amount equal to (x) 115% of the allocated NMC Industrial Portfolio I Loan amount for such NMC Industrial Portfolio I Property with respect to a release due to a Permitted Release Casualty Event or (y) 120% of the allocated NMC Industrial Portfolio I Loan amount for such NMC Industrial Portfolio I Property with respect to a release due to a Permitted Release Default Event, plus the payment of a yield maintenance premium (if applicable), (ii) no event of default is continuing, or in the case of a release due to a Permitted Release Default Event, (w) the release would cure such event of default, (x) such event of default is not the result of the borrower’s gross negligence or willful misconduct, (y) no other event of default is continuing, and (z) the release will be completed prior to the expiration of the cure period for such event of default (which may be extended if the borrower is diligently pursuing such cure), and (iii) the borrower delivers to the lender a REMIC opinion if required by the lender.

Property Addition. The NMC Industrial Portfolio I Loan documents permit the borrower to acquire a parcel of undeveloped land (the “NMC Industrial Portfolio I Gap Parcel”) situated adjacent to the 4211 North Jackson Highway Property provided, among other conditions, (i) the borrower and the lender enter into an amendment to the NMC Industrial Portfolio I Loan documents in order to subject the NMC Industrial Portfolio I Gap Parcel to the NMC Industrial Portfolio I Loan, (ii) the borrower pays to the lender all costs and expenses (including, without limitation, all third party reports, title charges and reasonable attorney’s fees and disbursements) paid or incurred by the lender in connection with the borrower’s rights to acquire the NMC Industrial Portfolio I Gap Parcel, and (iii) the borrower delivers to the lender a REMIC opinion. The lender has approved a request from the borrower to acquire the NMC Industrial Portfolio I Gap Parcel and the deed and mortgage spreader agreement accomplishing such property acquisition and expansion of the lender’s lien are in the process of being recorded.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Keylock Storage Portfolio II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Keylock Storage Portfolio II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Keylock Storage Portfolio II

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$32,000,000	Title:	Fee
Cut-off Date Principal Balance:	$32,000,000	Property Type - Subtype:	Self-storage
% of Pool by IPB:	4.2%	Net Rentable Area (SF):	414,658
Loan Purpose:	Refinance	Location(1):	Various
Borrowers:	KS Middleton LLC, KS Nampa LLC, KS Appleway LLC, KS Hayden LLC and KS Pasco LLC	Year Built / Renovated(1):	Various / Various
Guarantors:	Austin J. Osborne and Ronald L. Osborne	Occupancy:	89.2%
Interest Rate:	5.60000%	Occupancy Date:	5/31/2022
Note Date:	7/27/2022	Number of Tenants:	N/A
Maturity Date:	8/6/2032	Fourth Most Recent NOI:	$1,770,064 (December 31, 2019)
Interest-only Period:	120 months	Third Most Recent NOI:	$1,908,702 (December 31, 2020)
Original Term:	120 months	Second Most Recent NOI:	$2,692,808 (December 31, 2021)
Original Amortization:	None	Most Recent NOI:	$2,902,439 (TTM May 31, 2022)
Amortization Type:	Interest Only	UW Economic Occupancy:	85.3%
Call Protection:	L(24),D(93),O(3)	UW Revenues:	$4,205,160
Lockbox / Cash Management:	Springing / Springing	UW Expenses:	$1,259,707
Additional Debt:	N/A	UW NOI:	$2,945,453
Additional Debt Balance:	N/A	UW NCF:	$2,903,987
Additional Debt Type:	N/A	Appraised Value / Per SF(2):	$58,040,000 / $140
		Appraisal Date(2):	Various

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$77
Taxes:	$65,918	$21,973	N/A	Maturity Date Loan / SF:	$77
Insurance:	$10,752	$1,792	N/A	Cut-off Date LTV(2):	55.1%
Replacement Reserves:	$0	$41,466	N/A	Maturity Date LTV(2):	55.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.60x
Other:	$35,469	$0	N/A	UW NOI Debt Yield:	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$32,000,000	100.0%	Loan Payoff	$16,498,975	51.6%
			Sponsor Equity	14,554,909	45.5
			Closing Costs	833,976	2.6
			Upfront Reserves	112,139	0.4
Total Sources	$32,000,000	100.0%	Total Uses	$32,000,000	100.0%
(1)	See “Portfolio Summary & Unit Mix” table herein.

(2)	Appraisal reports dated as of June 15, 2022 and June 16, 2022.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” herein

The Loan. The Keylock Storage Portfolio II loan (the “Keylock Storage Portfolio II Loan”) is secured by a first mortgage lien on the borrowers’ fee interests in a portfolio of five self-storage properties comprising 414,658 square feet located in Idaho and Washington (collectively, the “Keylock Storage Portfolio II Portfolio” or “Keylock Storage Portfolio II Properties”). The Keylock Storage Portfolio II Loan accrues interest at a rate of 5.60000% per annum, has an original and remaining term of 120 months, and is interest only for the entire term.

The Borrowers. The borrowing entities for the Keylock Storage Portfolio II Loan are KS Middleton LLC, KS Nampa LLC, KS Appleway LLC, KS Hayden LLC and KS Pasco LLC. The borrowers are Delaware limited liability companies and special purpose entities. Each borrower is structured to be a single purpose bankruptcy-remote entity, having one independent director in its organizational structure. Keylock Storage Holdings LLC, an Idaho limited liability company, is the sole member of each borrower and is 100% owned by Bitterroot Holdings LLC (“Bitterroot Holdings”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Keylock Storage Portfolio II

The Loan Sponsors. The loan sponsors and non-recourse carveout guarantors are Austin J. Osborne and Ronald L. Osborne. Austin J. Osborne and Ronald L. Osborne founded Bitterroot Holdings, a privately held real estate company that owns and operates self-storage facilities and other commercial real estate across Idaho, Oregon, Nevada and Washington.

The Properties. The Keylock Storage Portfolio II Properties consist of five self-storage properties located in Idaho and Washington. The Keylock Storage Portfolio II Properties were built between 1976 and 2007 and in aggregate are situated on approximately 24.7 acres and include 75 buildings. The Keylock Storage Portfolio II Portfolio encompasses 2,408 total units across 414,658 square feet. No single property accounts for more than 25.2% of the portfolio’s underwritten net cash flow. Each property includes 24-hour surveillance, electronic gate access, perimeter fencing and an on-site office with retail supplies. The properties include three unit types: drive-up units, standard units, and climate controlled units. Additionally, the Keylock Storage Portfolio II Properties include 61 uncovered surface parking spaces (2.0% of underwritten base rent) which are primarily used for RV storage. As of May 31, 2022, the Keylock Storage Portfolio II Properties were 89.2% occupied. The Keylock Storage Portfolio II Properties recently added 254 units during a 2021 expansion which occurred at the Keylock Storage – Hayden Property and Keylock Storage – Nampa Property.

The following table presents certain information relating to the Keylock Storage Portfolio II Properties:

Portfolio Summary and Unit Mix(1)
Property Name	City/State	Allocated Cut-off Date Loan Amount	% of ALA	Year Built/ Renovated	Total Units	Occupancy(1)	UW NCF	% of UW NCF
Keylock Storage - Middletown	Nampa, ID	$8,097,474	25.3%	Various(2)/NAP	583	86.6%	$731,259	25.2%
Keylock Storage - Hayden	Hayden, ID	7,201,601	22.5	Various(2)/2021	431	95.6%	$654,694	22.5
Keylock Storage - Apple	Coeur D’Alene, ID	6,375,305	19.9	1976/2004	395	93.2%	$579,552	20.0
Keylock Storage - Nampa	Nampa, ID	5,639,768	17.6	Various(2)/NAP	531	89.3%	$511,735	17.6
Keylock Storage - Pasco	Pasco, WA	4,685,852	14.6	2001/NAP	468	82.2%	$426,747	14.7
Total / Wtd. Avg.		$32,000,000	100.0%		2,408	89.2%	$2,903,987	100.0%
(1)	Based on the rent roll dated May 31, 2022.

(2)	Keylock Storage – Middletown was built in stages between 2007 and 2015. Keylock Storage – Hayden was initially built in 1984 and expanded in 2021, adding an additional 142 units. Keylock Storage – Nampa was initially built in 2006 and expanded in 2021, adding an additional 112 units.

Historical Occupancy(1)
2019	2020	2021	Current(2)
88.7%	89.2%	92.0%	89.2%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.

(2)	Current Occupancy is as of May 31, 2022.

The Market. The Keylock Storage Portfolio II Properties are comprised of five properties across two different states. Properties located in Idaho represent 85.3% of UW NCF and the property located in Washington represent 14.7% of UW NCF.

The Keylock Storage – Middleton and Keylock Storage – Nampa properties are located in Nampa, Canyon County, Idaho, which is part of the Boise City Metropolitan Statistical Area. The properties are situated three miles northwest of downtown Nampa and 20 miles west of the Boise Central Business District. Access to both properties are off Interstate 84, a primary highway that runs northwest to southeast through Nampa. The area has a population of 796,784 which has increased by 180,223 since 2010, reflecting an annual increase of 2.4%. According to the appraisal, the Keylock Storage – Middleton and Keylock Storage – Nampa properties have eight direct competitors (excluding each other) within Nampa and the surrounding area. The comparable properties were built between 1976 and 2019, range from 36,772 to 94,316 square feet. The Keylock Storage – Middletown comparable properties have a weighted average occupancy of 92.0% and the Keylock Storage – Nampa comparable properties have a weighted average occupancy of 89.0%.

The Keylock Storage – Hayden and Keylock Storage – Apple properties are located in Kootenai County, Idaho which is part of the Coeur d’Alene Metropolitan Statistical Area. The Keylock Storage – Hayden property is located in Hayden, Idaho, a city in northwest Idaho north of Coeur d’Alene. The Keylock Storage – Hayden property is located about twenty five miles east of downtown Spokane, Washington. The Keylock Storage – Hayden property is located off US Route 95, a major highway that runs through Hayden. The Keylock Storage – Apple property is located in Coeur d’Alene which is about three miles northwest of downtown Nampa and thirty two miles east of Spokane, Washington Central Business District. Access to the Keylock Storage – Apple property is provided by Interstate 90, which connects the Keylock Storage – Apple neighborhood to Spokane, Washington. The Coeur d’Alene Metropolitan Statistical

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Keylock Storage Portfolio II

Area has a population of 174,666 which has increased by 36,172 since 2010, reflecting an annual increase of 2.1%. According to the appraisals, the Keylock Storage – Hayden and Keylock Storage – Apple properties have five direct competitors (excluding each other) within Coeur d’Alene and the surrounding area. The comparable properties were built between 1989 and 2011, ranging from 21,505 to 71,706 square feet, and have a weighted average occupancy of 96.1%.

The Keylock Storage – Pasco property is located in Pasco, Franklin County, Washington and is part of the Kennewick-Richland Metropolitan Statistical Area. The property is located in a suburban location in Washington’s Tri-Cities region. The area has a population of 313,591, which has increased by 60,251 since 2010, reflecting an annual increase of 2.0%. According to the appraisal, the Keylock Storage – Pasco property has five direct competitors within Pasco and the surrounding area. The comparable properties were built between 1976 and 2005, ranging from 39,410 to 110,000 square feet, and have a weighted average occupancy of 91.4%.

The following table presents market demographic, vacancy and rent information relating to the Keylock Storage Portfolio II Portfolio:

Demographic Summary(1)
Property Name	City/State	1-mile Population	3-mile Population	5-mile Population	1-mile Avg. Household Income	3-mile Avg. Household Income	5-mile Avg. Household Income
Keylock Storage - Middletown	Nampa, ID	5,137	42,517	126,876	$89,655	$70,122	$66,292
Keylock Storage - Hayden	Hayden, ID	8,473	38,519	72,852	$78,233	$85,420	$77,245
Keylock Storage - Apple	Coeur D’Alene, ID	5,788	52,985	94,087	$59,141	$69,775	$74,669
Keylock Storage - Nampa	Nampa, ID	11,657	63,843	139,314	$65,993	$63,657	$66,842
Keylock Storage - Pasco	Pasco, WA	11,910	87,911	164,982	$58,389	$65,518	$77,531
(1)	Source: Appraisal.

Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	TTM 5/31/2022	Underwritten(1)	Per Square Foot	%(2)
Rents in Place	$2,735,661	$2,899,396	$3,783,548	$4,025,335	$4,107,641	$9.91	84.1%
Vacant Income	0	0	0	0	492,243	$1.19	10.1%
Gross Potential Rent	$2,735,661	$2,899,396	$3,783,548	$4,025,335	$4,599,884	$11.09	94.2%
Other Income(3)	211,480	225,825	271,091	283,584	282,369	$0.68	5.8%
Net Rental Income	$2,947,141	$3,125,221	$4,054,639	$4,308,919	$4,882,253	$11.77	100.0%
(Vacancy/Credit Loss)	(131,048)	(133,898)	(184,277)	(164,776)	(677,093)	($1.63)	(13.9%)
Effective Gross Income	$2,816,093	$2,991,323	$3,870,361	$4,144,143	$4,205,160	$10.14	86.1%
Total Expenses	1,046,029	1,082,621	1,177,554	1,241,704	1,259,707	$3.04	30.0%
Net Operating Income(4)	$1,770,064	$1,908,702	$2,692,808	$2,902,439	$2,945,453	$7.10	70.0%
Replacement Reserves	0	0	0	0	41,466	$0.10	1.0%
Net Cash Flow	$1,770,064	$1,908,702	$2,692,808	$2,902,439	$2,903,987	$7.00	69.1%
(1)	Based on the underwritten rent rolls dated May 31, 2022.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Other Income includes protection income, late fees, administrative fees and miscellaneous other income.

(4)	The increase in Net Operating Income from 2020 to 2021 is primarily driven by the expansion of the Keylock Storage - Hayden and Keylock Storage - Nampa properties, which occurred in 2021 and added 254 units to the Keylock Storage Portfolio II Properties.

Property Management. The Keylock Storage Portfolio II Properties are managed by Self-Storage Admin LLC, a borrow-affiliated property management company.

Escrows and Reserves. At loan origination, the borrowers deposited with the lender (i) a real estate tax reserve in the amount of approximately $65,918, (ii) a deferred maintenance reserve in the amount of approximately $35,469, and (iii) an insurance reserve in the amount of approximately $10,752.

Replacement Reserves – On each monthly payment date, the borrowers are required to deposit approximately $41,466 into a replacement reserve.

Tax Reserve – On each monthly payment date, the borrowers are required to deposit into a tax reserve, 1/12th of the amount that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be equal to approximately $21,973).

Insurance Reserve – On each monthly payment date, the borrowers are required to deposit into an insurance reserve, 1/12th of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period (initially estimated to be equal to approximately $1,792).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Keylock Storage Portfolio II

Lockbox / Cash Management. The Keylock Storage Portfolio II Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to cause all revenues derived from the Keylock Storage Portfolio II Properties to be immediately deposited into a lender-controlled lockbox. The borrowers are required, within five days after the occurrence of a Trigger Period, to deliver a payment direction letter to credit card companies directing each to remit all payment directly to the lender-controlled lockbox. On each business day during the continuance of a Trigger Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account, to be applied and disbursed in accordance with the Keylock Storage Portfolio II Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Keylock Storage Portfolio II Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Keylock Storage Portfolio II Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Keylock Storage Portfolio II Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, and (ii) the debt service coverage ratio (based on a 30-year amortization schedule) being less than 1.15x, and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with (i) above, the cure (if applicable) of such event of default, and (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Secured Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Managing Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

John Miller Executive Director	john.miller@jpmorgan.com	(212) 272-8363

Harris Rendelstein Vice President	harris.rendelstein@jpmorgan.com	(212) 834-6737

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Avinash Sharma Managing Director	avinash.sharma@jpmorgan.com	(212) 834-3111

Derrick Fetzer Vice President	derrick.e.fetzer@jpmchase.com	(212) 834-3111

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Jennifer Kornblau Executive Director	jennifer.l.kornblau@jpmorgan.com	(212) 834-4154

Morgan Roach Executive Director	morgan.c.roach@jpmchase.com	(212) 834-4154

Deutsche Bank CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Lainie Kaye Managing Director	lainie.kaye@db.com	(212) 250-5270

Michael Miller Vice President	michael.miller@db.com	(917) 244-2901

Deutsche Bank CMBS Trading
Contact	E-mail	Phone Number

Ryan Horvath Director	ryan.horvath@db.com	(212) 250-5149

Deutsche Bank CMBS Structuring
Contact	E-mail	Phone Number
Shaishav Agarwal Managing Director	shaishav.agarwal@db.com	(212) 250-6290

Dan Penn Managing Director	daniel.penn@db.com	(212) 250-5149
Citigroup CMBS Capital Markets & Securitization
Contact	E-mail	Phone Number
Rick Simpson Managing Director	richard.simpson@citi.com	(212) 816-5343

Jason Mercandetti Director	jason.mercandetti@citi.com	(212) 816-6384
Citigroup Structuring, Trading & Syndicate
Contact	E-mail	Phone Number
Raul Orozco Managing Director	raul.d.orozco@citi.com	(212) 723-1295

Mattison Perry Director	mattison.perry@citi.com	(212) 723-1295

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Contacts

Contact	E-mail	Phone Number
Leah Nivison Managing Director	leah.nivison@gs.com	(212) 357-2702

Scott Epperson Managing Director	scott.epperson@gs.com	(212) 934-2882

Justin Peterson Vice President	justin.peterson@gs.com	(212) 902-4283

Goldman Sachs & Co. LLC Capital Markets
Contact	E-mail	Phone Number
Mark Romanczuk Managing Director	mark.romanczuk@gs.com	(212) 902-0290

Nitin Jagga Vice President	nitin.jagga@gs.com	(212) 855-9035

Goldman Sachs & Co. LLC Syndicate
Contact	E-mail	Phone Number

Scott Walter Managing Director	scott.walter@gs.com	(212) 357-8910

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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